As filed with the Securities and Exchange Commission on May 4, 2022

Registration No. 333-264501

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

AMENDMENT NO.1

TO

FORM F-10

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

CGI INC.

(Exact Name of Registrant as Specified in its Charter)

Quebec, Canada	8742	98-0406227
(Province or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

1350 René-Lévesque Boulevard West

25th Floor

Montreal, Quebec

Canada H3G 1T4

(514) 841-3200

(Address, including postal code, and telephone number, including area code, of Registrant’s principal executive offices)

CGI Technologies and Solutions Inc.

11325 Random Hills

Fairfax, VA 22030

(703) 267-8000

Attn: Eric L. McFadden

(Name, Address (Including Zip Code) and Telephone Number (Including Area Code) of Agent for Service in the United States)

Copies to:

Benoit Dubé CGI Inc. 1350 René-Lévesque Boulevard West 25th Floor Montreal, Quebec Canada H3G 1T4 (514) 841-3200	Christopher J. Cummings Paul, Weiss, Rifkind, Wharton & Garrison LLP 77 King Street West Suite 3100 Toronto, Ontario Canada M5K 1J3 (416) 504-0520	Jean Michel Lapierre Monica Dingle Fasken Martineau DuMoulin LLP 800 Square Victoria Suite 3500 Montreal, Quebec Canada H4Z 1E9 (514) 397-7400

Approximate date of commencement of proposed sale of the securities to the public:

as soon as practicable after this registration statement becomes effective.

Province of Quebec, Canada

(Principal Jurisdiction Regulating this Offering)

It is proposed that this filing shall become effective (check appropriate box):

A. ☐	upon filing with the Commission, pursuant to Rule 467(a) (if in connection with an offering being made contemporaneously in the United States and Canada).

B. ☒	at some future date (check appropriate box below):

1. ☐	Pursuant to Rule 467(b) on ( ) at ( ) (designate a time not sooner than seven calendar days after filing).

2. ☐

Pursuant to Rule 467(b) on (                ) at (                ) (designate a time seven calendar days or sooner after filing) because the securities regulatory authority in the review jurisdiction has issued a receipt or notification of clearance on (                ).

3. ☒

Pursuant to Rule 467(b) as soon as practicable after notification of the Commission by the Registrant or the Canadian securities regulatory authority of the review jurisdiction that a receipt or notification of clearance has been issued with respect hereto.

4. ☐	After the filing of the next amendment to this form (if preliminary material is being filed).

If any of the securities being registered on this Form F-10 are to be offered on a delayed or continuous basis pursuant to the home jurisdiction’s shelf prospectus offering procedures, check the following box.  ☐

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registration statement shall become effective as provided in Rule 467 under the Securities Act of 1933, as amended (the “Securities Act”) or on such date as the Commission, acting pursuant to Section 8(a) of the Securities Act, may determine.

PART I

INFORMATION REQUIRED TO BE DELIVERED

TO OFFEREES OR PURCHASERS

2

Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be exchanged prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

SHORT FORM PROSPECTUS

New Issue

CGI Inc.

Offer to exchange all outstanding 1.450% Notes due 2026 issued on September 14, 2021 (CUSIP: 12532H AA2; C2R71L AA9) for up to US$600,000,000 aggregate principal amount of registered 1.450% Notes due 2026 (CUSIP: 12532H AC8)

and

Offer to exchange all outstanding 2.300% Notes due 2031 issued on September 14, 2021 (CUSIP: 12532H AD6; C2R71L AB7) for up to US$400,000,000 aggregate principal amount of registered 2.300% Notes due 2031 (CUSIP: 12532H AF1)

The Initial Notes:

US$600,000,000 aggregate principal amount of 1.450% Notes due 2026 (the “Initial 2026 Notes”) and US$400,000,000 aggregate principal amount of 2.300% Notes due 2031 (the “Initial 2031 Notes”) were originally issued by CGI Inc. (“CGI” or the “Company”) on September 14, 2021 in a transaction that was exempt from registration under the United States Securities Act of 1933, as amended (the “U.S. Securities Act”), and resold to qualified institutional buyers in reliance on Rule 144A and non-U.S. persons outside the United States in reliance on Regulation S under the U.S. Securities Act. We refer to the Initial 2026 Notes and the Initial 2031 Notes together as the “Initial Notes”.

The New Notes:

The terms of the new 1.450% Notes due 2026 (the “New 2026 Notes”) and the new 2.300% Notes due 2031 (the “New 2031 Notes”) are substantially identical to the terms of the Initial 2026 Notes and Initial 2031 Notes, respectively, except that the New 2026 Notes and the New 2031 Notes will be registered under the U.S. Securities Act, will not contain restrictions on transfer or certain provisions relating to additional interest, will bear different CUSIP numbers from the Initial Notes and will not entitle their holders to registration rights. The New 2026 Notes and the New 2031 Notes will evidence the same continuing indebtedness as the Initial 2026 Notes and the Initial 2031 Notes, respectively. We refer to the New 2026 Notes and the New 2031 Notes together as the “New Notes”. We refer to the Initial Notes and the New Notes together as the “Notes.”

In this prospectus, all references to “dollars”, “C$” or “$” are to Canadian dollars and all references to “U.S. dollars” or “US$” are to United States dollars. See “Exchange Rate Information.”

See “Risk Factors” beginning on page 7 for a discussion of certain risks that you should consider in connection with an investment in the New Notes.

Exchange Offer:

Our offer to exchange Initial Notes for New Notes will be open until 5:00 p.m., New York City time, on June 9, 2022, unless we extend the offer.

New Notes of each series will be issued in exchange for an equal aggregate principal amount of outstanding Initial Notes of such series validly tendered and accepted in the exchange offer. The exchange offer is not conditioned upon any minimum principal amount of Initial Notes being tendered for exchange. However, the obligation to accept the Initial Notes for exchange pursuant to the exchange offer is subject to certain customary conditions set forth herein. See “Exchange Offer—Terms of the Exchange Offer—Conditions.”

There is no market through which these securities may be sold and holders may not be able to resell securities purchased under this short form prospectus. This may affect the pricing of the securities in the secondary market, the transparency and availability of trading prices, the liquidity of the securities and the extent of issuer regulation. See “Risk Factors.”

CGI is permitted, under a multijurisdictional disclosure system adopted by the United States and Canada, to prepare this prospectus in accordance with Canadian disclosure requirements, which are different than those of the United States. Prospective investors in the Notes should be aware that such requirements are different from those of the United States. Our annual financial statements included or incorporated herein have been prepared in accordance with International Financial Reporting Standards as issued by the International Accounting Standards Board, and thus may not be comparable to financial statements of United States companies.

Owning and disposing of the Notes may subject you to tax consequences in the United States and Canada. You should read the tax discussion in this prospectus. This prospectus may not describe the tax consequences of a holder’s particular situation. We urge holders to consult their own tax advisors regarding the application of tax laws to their particular situation.

We are a corporation existing under the laws of the Province of Quebec. Our executive and registered offices are located at 1350 René-Lévesque Blvd. West, 25th Floor, Montréal, Quebec, Canada, H3G 1T4. A substantial portion of our assets are located outside of the United States. In addition several of our directors and officers named in this prospectus and the documents incorporated by reference herein are resident outside of the United States. As a result, it may be difficult for United States investors to effect service of process within the United States upon those directors or officers who are not residents of the United States, or to realize in the United States upon judgments of courts of the United States.

NEITHER THE U.S. SECURITIES AND EXCHANGE COMMISSION (THE “SEC”) NOR ANY STATE SECURITIES COMMISSION NOR ANY OTHER SECURITIES REGULATORY AUTHORITY HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

No proceeds will be raised pursuant to this exchange offer and all expenses in connection with the preparation and filing of this prospectus will be paid by CGI from its general corporate funds.

No underwriter is being used in connection with this exchange offer or has been involved in the preparation of this prospectus or has performed any review of the contents of this prospectus.

Prospective investors should be aware that, during the period of the exchange offer, the registrant or its affiliates, directly or indirectly, may bid for or make purchases of Notes to be distributed or to be exchanged, or certain related debt securities, as permitted by applicable laws or regulations of Canada, or its provinces or territories.

This prospectus does not qualify the New Notes for public distribution under the securities laws of any province or territory of Canada. The New Notes are not being offered for sale and may not be offered or sold, directly or indirectly, in Canada or to any resident thereof except in accordance with the securities laws of the provinces and territories of Canada.

Each broker-dealer that receives New Notes for its own account pursuant to the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of those New Notes. The letter of transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the U.S. Securities Act. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of New Notes received in exchange for Initial Notes where those Initial Notes were acquired as a result of market-making activities or other trading activities. To the extent any such broker-dealer participates in the exchange offer, we have agreed that for a period of up to 180 days we will use commercially reasonable efforts to make this prospectus, as amended or supplemented, available to such broker-dealer for use in connection with any such resale. See “Plan of Distribution.”

This prospectus incorporates by reference documents that contain important business and financial information about us that is not included in or delivered with this prospectus. These documents are available without charge to security holders upon written or oral request to CGI Inc., 1350 René-Lévesque Blvd. West, 25th Floor, Montréal, Quebec, Canada, H3G 1T4, (514) 841-3200 and are also available electronically on SEDAR (as defined below) at www.sedar.com and on EDGAR (as defined below) at www.sec.gov. To obtain timely delivery, holders of the Initial Notes must request these documents no later than five business days before the expiration date. Unless extended, the expiration date is June 9, 2022.

Mary G. Powell, Alison C. Reed, George D. Schindler, Kathy N. Waller, Joakim Westh and Frank Witter, each a director of CGI, reside outside of Canada. Each of the aforementioned individuals has appointed CGI Inc., located at 1350 René-Lévesque Blvd. West, 25th Floor, Montréal, Quebec, Canada, H3G 1T4, as agent for service of process in Canada. Purchasers are advised that it may not be possible for investors to enforce judgments obtained in Canada against any person who resides outside of Canada, even if the party has appointed an agent for service of process.

The date of this prospectus is May 4, 2022.

IMPORTANT NOTICE ABOUT INFORMATION IN THIS PROSPECTUS

We are responsible for the information contained in this prospectus or incorporated by reference in this prospectus. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell the New Notes in any jurisdiction where the offer or sale is not permitted. You should assume that the information contained in this prospectus or in any document incorporated or deemed to be incorporated by reference in this prospectus is accurate only as of the respective date of the document in which such document appears.

The New Notes have not been and will not be qualified for public distribution under the securities laws of any province or territory of Canada. The New Notes are not being offered for sale and may not be offered or sold, directly or indirectly, in Canada or to any resident thereof except in accordance with the securities laws of the provinces and territories of Canada.

CGI’s annual financial statements are prepared in accordance with International Financial Reporting Standards as issued by the International Accounting Standards Board (“IFRS”). Unless otherwise indicated, any other financial information included or incorporated by reference in this prospectus has been derived from annual or interim financial statements prepared in accordance with IFRS. IFRS differs in certain material respects from United States generally accepted accounting principles (“U.S. GAAP”). As a result, our financial statements are not comparable to the financial statements of U.S. companies prepared in accordance with U.S. GAAP. This prospectus does not include any explanation of the principal differences or any reconciliation between IFRS and U.S. GAAP.

References to “dollars”, “C$” and “$” in this prospectus are to Canadian dollars and references to “US$” or “U.S. dollars” in this prospectus are to United States dollars unless otherwise indicated. See “Exchange Rate Information.”

In this prospectus, “we”, “us” and “our” refer to CGI and its subsidiaries.

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INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The following documents, filed with the securities commissions or similar regulatory authorities in each of the provinces of Canada and filed with or furnished to the SEC are specifically incorporated by reference in this prospectus:

(a)	our annual information form dated December 7, 2021 for the fiscal year ended September 30, 2021;

(b)

our audited annual consolidated financial statements, and the related notes thereto, for the fiscal years ended September 30, 2021 and 2020, the related management’s report on internal control over financial reporting, and the report of the independent registered public accounting firm thereon, except that the footnote to the report of the independent registered public accounting firm included in such audited annual consolidated financial statements, and any future audited annual consolidated financial statements that are incorporated by reference herein, including in each case any amendment thereto, is hereby expressly excluded from incorporation by reference into the registration statement on Form F-10 of which this prospectus forms a part;

(c)	our management’s discussion and analysis for the fiscal years ended September 30, 2021 and 2020;

(d)	our unaudited interim condensed consolidated financial statements, and the related notes thereto, for the three and six months ended March 31, 2022 and 2021;

(e)	our management’s discussion and analysis for the three and six months ended March 31, 2022 and 2021; and

(f)	our management proxy circular dated December 7, 2021 for our annual meeting of shareholders held on February 2, 2022.

Any annual information form, annual financial statements (including the report of our independent registered public accounting firm thereon), unaudited interim financial statements, management’s discussion and analysis, material change report (excluding any confidential material change reports), business acquisition report or information circular or amendments thereto and all other documents of the type referred to in Item 11.1 of Form 44-101F1 of National Instrument 44-101 – Short Form Prospectus Distributions to be incorporated by reference in a short form prospectus that we file with any securities commission or similar regulatory authority in Canada after the date of this prospectus and prior to the termination of the offering of the New Notes will be incorporated by reference in this prospectus and will automatically update and supersede information included or incorporated by reference in this prospectus. To the extent that any document or information incorporated by reference in this prospectus is included in a report filed with or furnished to the SEC by us pursuant to Section 13(a), 13(c), 14 or 15(d) of the United States Securities Exchange Act of 1934, as amended (the “Exchange Act”), such document or information shall also be deemed to be incorporated by reference as an exhibit to the registration statement of which the prospectus forms a part. In addition, all documents we file with or furnish to the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, subsequent to the date of this prospectus and prior to the termination of the offering of the New Notes to which this prospectus relates, shall be deemed to be incorporated by reference into this prospectus and the registration statement of which the prospectus forms a part from the date of filing or furnishing of such documents (in the case of any Report on Form 6-K, if and to the extent expressly set forth in such report).

Any statement contained in a document incorporated or deemed to be incorporated by reference herein or contained in this prospectus shall be deemed to be modified or superseded for purposes of this prospectus to the extent any statement contained herein or in any subsequently filed or furnished document which is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed to constitute a part hereof except as so modified or superseded. The modifying or superseding statement need not state that it has modified or superseded a prior statement or include any information set forth in the document that it modifies or supersedes. The making of a modifying or superseding statement shall not be deemed an admission for any purpose that the modified or superseded statement, when made, constituted a misrepresentation, an untrue statement of a material fact or an omission to state a material fact that is required to be stated or that is necessary to make a statement not misleading in light of the circumstances in which it was made.

WHERE YOU CAN FIND MORE INFORMATION

We will provide to each person, including any beneficial owner, to whom this prospectus is delivered, without charge, upon written or oral request to CGI Inc., 1350 René-Lévesque Blvd. West, 25th Floor, Montréal, Quebec, Canada, H3G 1T4, (514) 841-3200, copies of the documents incorporated by reference in this prospectus. Except as otherwise indicated in this prospectus, we do not incorporate by reference into this prospectus any of the information on, or accessible through, our website or any of the websites listed below.

We file certain reports with, and furnish other information to, the SEC and the provincial securities regulatory authorities of Canada. CGI’s SEC file number is 000-29716. Under a multijurisdictional disclosure system adopted by the United States and Canada, such reports and other information may be prepared in accordance with the disclosure requirements of the Canadian securities regulatory authorities, which requirements are different from those of the United States. As a foreign private issuer, CGI is exempt from the rules under the Exchange Act prescribing the furnishing and content of proxy statements, and CGI’s officers and directors are exempt from the reporting and short swing profit recovery provisions contained in Section 16 of the Exchange Act. Our reports and other information filed with or furnished to the SEC are available, and our reports and other information filed or furnished in the future with or to the SEC will be available, from the SEC’s Electronic Document Gathering and Retrieval System (www.sec.gov), which is commonly known by the acronym “EDGAR”, as well as from commercial document retrieval services. Our Canadian filings are available on the System for Electronic Document Analysis and Retrieval (“SEDAR”) at www.sedar.com.

We have filed with the SEC under the U.S. Securities Act a registration statement on Form F-10 relating to the securities being offered hereunder and of which this prospectus forms a part. This prospectus does not contain all the information set forth in such registration statement, certain items of which are contained in the exhibits to the registration statement as permitted or required by the rules and regulations of the SEC. Items of information omitted from this prospectus but contained in the registration statement will be available on the SEC’s website at www.sec.gov.

MARKET AND INDUSTRY DATA

This prospectus contains or incorporates by reference estimates regarding market data, which are based on our internal estimates, independent industry publications, reports by market research firms and/or other published independent sources. In each case, we believe those estimates are reasonable. However, market data is subject to change and cannot always be verified with complete certainty due to limits on the availability and reliability of raw data, the voluntary nature of the data gathering process and other limitations and uncertainties inherent in any statistical survey of market data. As a result, you should be aware that market data set forth herein or incorporated by reference herein, and estimates and beliefs based on such data, may not be reliable.

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NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and certain documents incorporated by reference herein contain “forward-looking information” within the meaning of Canadian securities laws and “forward-looking statements” within the meaning of the United States Private Securities Litigation Reform Act of 1995 and other applicable United States safe harbors. All such forward-looking information and statements are made and disclosed in reliance upon the safe harbor provisions of applicable Canadian and United States securities laws. Forward-looking information and statements include all information and statements regarding CGI’s intentions, plans, expectations, beliefs, objectives, future performance, and strategy, as well as any other information or statements that relate to future events or circumstances and which do not directly and exclusively relate to historical facts. Forward-looking information and statements often but not always use words such as “believe”, “estimate”, “expect”, “intend”, “anticipate”, “foresee”, “plan”, “predict”, “project”, “aim”, “seek”, “strive”, “potential”, “continue”, “target”, “may”, “might”, “could”, “should”, and similar expressions and variations thereof. These information and statements are based on our perception of historic trends, current conditions and expected future developments, as well as other assumptions, both general and specific, that we believe are appropriate in the circumstances. Such information and statements are, however, by their very nature, subject to inherent risks and uncertainties, of which many are beyond the control of the Company, and which give rise to the possibility that actual results could differ materially from our expectations expressed in, or implied by, such forward-looking information or forward-looking statements. These risks and uncertainties include but are not restricted to: risks related to the market such as the level of business activity of our clients, which is affected by economic and political conditions, additional external risks (such as pandemics, armed conflict and inflation) and our ability to negotiate new contracts; risks related to our industry such as competition and our ability to attract and retain qualified employees, to develop and expand our services, to penetrate new markets, and to protect our intellectual property rights; risks related to our business such as risks associated with our growth strategy, including the integration of new operations, financial and operational risks inherent in worldwide operations, foreign exchange risks, income tax laws and other tax programs, our ability to negotiate favorable contractual terms, to deliver our services and to collect receivables, the reputational and financial risks attendant to cybersecurity breaches and other incidents, and financial risks such as liquidity needs and requirements, maintenance of financial ratios, and changes in creditworthiness and credit ratings; as well as other risks identified or incorporated by reference in this prospectus and in other documents that we make public, including our filings with the Canadian Securities Administrators (on SEDAR at www.sedar.com) and the SEC (on EDGAR at www.sec.gov). For a discussion of risks in response to the coronavirus (“COVID-19”) pandemic, see “Risk Factors—Risks Related to the Company—External Risks”. Unless otherwise stated, the forward-looking information and statements contained in this prospectus are made as of the date hereof and CGI disclaims any intention or obligation to publicly update or revise any forward-looking information or forward-looking statements, whether as a result of new information, future events or otherwise, except as required by applicable law. While we believe that our assumptions on which these forward-looking information and forward-looking statements are based were reasonable as at the date of this prospectus, readers are cautioned not to place undue reliance on these forward-looking information or statements. Furthermore, readers are reminded that forward-looking information and statements are presented for the sole purpose of assisting investors and others in understanding our objectives, strategic priorities and business outlook as well as our anticipated operating environment. Readers are cautioned that such information may not be appropriate for other purposes. Further information on the risks that could cause our actual results to differ significantly from our current expectations may be found under “Risk Factors” in this prospectus, which is incorporated by reference in this cautionary statement. You should also carefully consider the matters discussed under “Risk Factors—Risks Related to the Notes” in this prospectus. We also caution readers that the risks described in the previously mentioned sections and in other sections of this prospectus are not the only ones that could affect us. Additional risks and uncertainties not currently known to us or that we currently deem to be immaterial could also have a material adverse effect on our financial position, financial performance, cash flows, business or reputation.

EXCHANGE RATE INFORMATION

The daily average exchange rate on May 3, 2022, as reported by the Bank of Canada for the conversion of Canadian dollars into United States dollars was $1.00 equals US$0.7784.

ENFORCEABILITY OF CERTAIN CIVIL LIABILITIES

CGI is incorporated under the laws of the Province of Quebec, Canada. Several of our directors and officers and the experts named in this prospectus reside outside of the United States, and it may not be possible for you to effect service of process within the United States on these persons. Furthermore, it may not be possible for you to enforce against us or them, in the United States, judgments obtained in U.S. courts, because a substantial portion of our and their assets are located outside the United States. We have been advised by Fasken Martineau DuMoulin LLP, our Canadian counsel, that a monetary judgment of a U.S. court predicated solely upon the civil liability provisions of U.S. federal securities laws would likely be enforceable in Canada if the U.S. court in which the judgment was obtained had a basis for jurisdiction over the matter that was recognized by a Canadian court for such purposes. We cannot assure you that this will be the case. We have also been advised by Fasken Martineau DuMoulin LLP that it is less certain that an action can be brought in Canada in the first instance on the basis of liability predicated solely upon such laws.

PROSPECTUS SUMMARY

The following is a summary of certain selected information contained or incorporated by reference in this prospectus and does not purport to be complete and is therefore qualified in its entirety by, and is subject to, the detailed information and consolidated financial statements incorporated by reference in this prospectus. It does not contain all information about our business or the offering that you should consider. You should read the entire prospectus and all documents incorporated by reference herein, including the risk factors beginning on page 1 before making a decision to exchange Initial Notes for New Notes. Except as otherwise indicated or as the context otherwise requires, when used in this prospectus, the terms “we”, “our”, “us”, “the Company” and “CGI” refer to CGI Inc. and its consolidated subsidiaries. In this prospectus, all references to “dollars”, “C$” or “$” are to Canadian dollars and all references to “U.S. dollars” or “US$” are to United States dollars.

Our Company

Founded in 1976 and headquartered in Montréal, Canada, CGI is a leading provider of business and strategic information technology (“IT”) services with approximately 84,000 consultants and professionals worldwide, whom are called members as they are also owners through CGI’s share purchase plan. CGI uses the power of technology to help clients accelerate their holistic digital transformation.

CGI has a people-centered culture, operating where our clients live and work to build trusted relationships and to advance our shared communities. Our consultants are committed to providing actionable insights that help clients achieve sustainable outcomes. They leverage best-shore centers that deliver scale, innovation and delivery excellence to every engagement.

Corporate Information

CGI Inc. was incorporated on September 29, 1981 under Part IA of the Companies Act (Quebec), predecessor to the Business Corporations Act (Quebec), which came into force on February 14, 2011, and which now governs the Company. The Company continued the activities of Conseillers en gestion et informatique CGI Inc., which was originally founded in 1976. CGI became a public company on December 17, 1986 upon completing an initial public offering of its Class A subordinate voting shares.

Our Class A subordinate voting shares are listed on the Toronto Stock Exchange under the ticker symbol GIB.A and on the New York Stock Exchange under the ticker symbol GIB.

Our executive and registered offices are located at 1350 René-Lévesque Blvd. West, 25th Floor, Montréal, Quebec, Canada, H3G 1T4, and our telephone number is (514) 841-3200. Our website address is www.cgi.com. We have not incorporated by reference in this prospectus the information included on, or linked from, our website, and you should not consider it to be a part of this prospectus.

SUMMARY OF TERMS OF THE EXCHANGE OFFER

We are offering to exchange US$600,000,000 aggregate principal amount of Initial 2026 Notes for an equivalent aggregate principal amount of our New 2026 Notes and US$400,000,000 aggregate principal amount of our Initial 2031 Notes for an equivalent aggregate principal amount of our New 2031 Notes, in each case evidencing the same continuing indebtedness as the Initial 2026 Notes and Initial 2031 Notes, respectively. In order to exchange your Initial 2026 Notes and/or your Initial 2031 Notes, you must properly tender them and we must accept your tender. We will exchange all outstanding Initial 2026 Notes and Initial 2031 Notes that are validly tendered and not validly withdrawn.

Exchange Offer:

We will exchange your Initial 2026 Notes for an equivalent aggregate principal amount of our New 2026 Notes.

We will exchange your Initial 2031 Notes for an equivalent aggregate principal amount of our New 2031 Notes.

Expiration Date:	The “expiration date” for the exchange offer is 5:00 p.m., New York City time, on June 9, 2022, unless we extend it, in which case “expiration date” means the latest date and time to which the exchange offer is extended.

Interest on the New Notes:

The New 2026 Notes will accrue interest at a rate of 1.450% per annum from and including the last interest payment date on which interest has been paid on the Initial 2026 Notes or, if no interest has been paid on the Initial 2026 Notes, from the issue date of the Initial 2026 Notes. No additional interest will be paid on Initial 2026 Notes tendered and accepted for exchange.

The New 2031 Notes will accrue interest at a rate of 2.300% per annum from and including the last interest payment date on which interest has been paid on the Initial 2031 Notes or, if no interest has been paid on the Initial 2031 Notes, from the issue date of the Initial 2031 Notes. No additional interest will be paid on Initial 2031 Notes tendered and accepted for exchange.

Conditions to the Exchange Offer:	The exchange offer is subject to certain customary conditions, which we may waive. See “Exchange Offer—Terms of the Exchange Offer—Conditions.”

Procedures for Tendering Initial Notes:	If you wish to accept the exchange offer, you must submit the required documentation and effect a tender of Initial Notes pursuant to the procedures for book-entry transfer (or other applicable procedures), all in accordance with the instructions described in this prospectus and in the letter of transmittal. See “Exchange Offer—Terms of the Exchange Offer—Procedures for Tendering”, “Exchange Offer—Terms of the Exchange Offer—Book-Entry Transfer”, “Exchange Offer—Terms of the Exchange Offer—Exchanging Book-Entry Notes” and “Exchange Offer—Terms of the Exchange Offer—Guaranteed Delivery Procedures.”

Guaranteed Delivery Procedures:	If you wish to tender your Initial Notes, but cannot properly do so prior to the expiration date, you may tender your Initial Notes in accordance with the guaranteed delivery procedures described in “Exchange Offer—Terms of the Exchange Offer—Guaranteed Delivery Procedures.”

Withdrawal Rights:	Tenders of Initial Notes may be withdrawn at any time prior to 5:00 p.m., New York City time, on the expiration date. To withdraw a tender of Initial Notes, a written or facsimile transmission notice of withdrawal must be received by the exchange agent at its address set forth in the letter of transmittal prior to 5:00 p.m., New York City time, on the expiration date.

Acceptance of Initial Notes and Delivery of New Notes:	Subject to certain conditions, any and all Initial Notes that are validly tendered in the exchange offer prior to 5:00 p.m., New York City time, on the expiration date will be accepted for exchange. The New Notes issued pursuant to the exchange offer will be delivered promptly following the expiration date. See “Exchange Offer—Terms of the Exchange Offer.”

U.S. Federal and Canadian Federal Income Tax Considerations:	The exchange of the Initial Notes for the New Notes should not constitute a taxable exchange for U.S. federal or Canadian federal income tax purposes as the New Notes will evidence the same continuing indebtedness as the Initial Notes and will not constitute new indebtedness. See “U.S. Federal Income Tax Considerations” and “Canadian Federal Income Tax Considerations.”

Exchange Agent:	Computershare Trust Company, N.A. is serving as the exchange agent.

Summary of Terms of the New Notes:	The terms of the New Notes are substantially identical to the terms of the Initial Notes except that the New Notes:

• will be registered under the U.S. Securities Act, and therefore will not contain restrictions on transfer;

• will not contain certain provisions relating to additional interest;

• will bear different CUSIP numbers from the Initial Notes; and

• will not entitle their holders to registration rights.

Resale of New Notes:	It may be possible for you to resell the New Notes issued in the exchange offer without compliance with the registration or prospectus delivery provisions of the U.S. Securities Act if:

• you are acquiring the New Notes in the ordinary course of your business;

• you are not a broker-dealer that acquired the Initial Notes from us or in market-making transactions or other trading activities;

• you are not participating, do not intend to participate and have no arrangement or understanding with any person to participate in the distribution of the New Notes issued to you; and

• you are not an affiliate, under Rule 405 of the U.S. Securities Act, of us.

If you are a broker-dealer and receive New Notes for your own account in exchange for Initial Notes that you acquired as a result of market-making activities or other trading activities, you must acknowledge that you will deliver this prospectus in connection with any resale of the New Notes. See “Plan of Distribution.”

Consequences of Failure to Exchange Initial Notes:	If you do not participate in this exchange offer:

• subject to certain limited exceptions, you will not necessarily be able to require us to register your Initial Notes under the U.S. Securities Act;

•  you will not be able to resell, offer to resell or otherwise transfer your Initial Notes unless they are registered under the U.S. Securities Act or unless you resell, offer to resell or otherwise transfer them under an exemption from the registration requirements of, or in a transaction not subject to, registration under the U.S. Securities Act; and

• the trading market for your Initial Notes will become more limited to the extent other holders of Initial Notes participate in the exchange offer.

See “Exchange Offer—Terms of the Exchange Offer—Consequences of Failure to Exchange” and “Exchange Offer—Terms of the Exchange Offer—Acceptance of Initial Notes for Exchange; Delivery of New Notes.”

SUMMARY OF TERMS OF THE NEW NOTES

The following summary contains basic information about the New Notes and is not intended to be complete. For a complete understanding of the New Notes, please refer to the discussion under “Description of the New Notes” beginning on page 32 of this prospectus. References to “we”, “us” and “our” in this section titled “Summary of the Terms of the New Notes” refer to CGI Inc. and not to any of its subsidiaries.

Issuer:	CGI Inc.

Notes Offered:	US$600,000,000 aggregate principal amount of 1.450% Notes due 2026. US$400,000,000 aggregate principal amount of 2.300% Notes due 2031.

Maturity Date:	The New 2026 Notes will mature on September 14, 2026. The New 2031 Notes will mature on September 14, 2031.

Interest:

Interest on the New 2026 Notes will accrue from September 14, 2021 at a rate of 1.450% per annum, payable on March 14 and September 14 of each year, beginning on March 14, 2022.

Interest on the New 2031 Notes will accrue from September 14, 2021 at a rate of 2.300% per annum, payable on March 14 and September 14 of each year, beginning on March 14, 2022.

Ranking:	The New Notes will be our unsecured senior obligations, and will:

• rank equally with all of our other existing and future unsecured senior obligations;

• rank senior in right of payment to any of our future subordinated obligations;

• be effectively subordinated to any of our existing and future secured obligations, to the extent of the value of the collateral securing such obligations; and

• will be structurally subordinated to the liabilities, including guarantees and trade payables, of our subsidiaries.

At March 31, 2022, the aggregate amount of our consolidated debt, as determined consistent with IFRS and reflected on our consolidated balance sheet, was approximately $3,041.9 million, and we had approximately $1,495.9 million of unused commitments under our committed bank credit facilities. As of March 31, 2022, we and our subsidiaries had no secured debt.

As of March 31, 2022, our subsidiaries had debt, as determined in accordance with IFRS, including guarantees by certain of our subsidiaries of indebtedness under our credit facilities and our outstanding senior U.S. unsecured notes, of approximately $1,211.0 million and accounts payable and accrued liabilities of approximately $917.0 million.

See “Description of the New Notes.”

Optional Redemption:

At any time prior to August 14, 2026 (the date that is one month prior to the maturity date of the New 2026 Notes) (the “2026 Par Call Date”), we may redeem the New 2026 Notes, in whole or in part, at a redemption price equal to the greater of (i) 100% of the principal amount of the New 2026 Notes being redeemed and (ii) the 2026 Make-Whole Amount (as defined herein), plus accrued and unpaid interest on the New 2026 Notes to, but not including, the redemption date. On or after the 2026 Par Call Date, we may redeem the New 2026 Notes, in whole or in part, at a redemption price equal to 100% of the principal amount thereof, plus accrued and unpaid interest on the New 2026 Notes to, but not including, the redemption date. See “Description of the New Notes—Optional Redemption—New 2026 Notes.”

At any time prior to June 14, 2031 (the date that is three months prior to the maturity date of the New 2031 Notes) (the “2031 Par Call Date”), we may redeem the New 2031 Notes, in whole or in part, at a redemption price equal to the greater of (i) 100% of the principal amount of the New 2031 Notes being redeemed and (ii) the 2031 Make-Whole Amount (as defined herein), plus accrued and unpaid interest on the New 2031 Notes to, but not including, the redemption date. On or after the 2031 Par Call Date, we may redeem the New 2031 Notes, in whole or in part, at a redemption price equal to 100% of the principal amount thereof, plus accrued and unpaid interest on the New 2031 Notes to, but not including, the redemption date. See “Description of the New Notes—Optional Redemption—New 2031 Notes.”

We also may redeem the New Notes of each series, in whole but not in part, at a redemption price equal to 100% of the principal amount thereof, plus accrued and unpaid interest on the New Notes, to but not including, the redemption date if, at any time, changes to Canadian law require us to withhold taxes from payments on the New Notes of such series. See “Description of the New Notes—Tax Redemption.”

Change of Control:	Upon the occurrence of a Change of Control Repurchase Event (as defined herein), we will be required to make an offer to repurchase the New Notes of each series at a price equal to 101% of their principal amount, plus accrued and unpaid interest to, but not including, the repurchase date. See “Description of the New Notes—Change of Control Repurchase Event.”

Additional Amounts:	Any payments made by us with respect to the New Notes will be made without withholding or deduction for Canadian taxes unless required by law or the interpretation or administration thereof. If we are so required to withhold or deduct for Canadian taxes with respect to a payment to the holders of notes, we will pay the additional amount necessary so that the net amount received by the holders of notes after the withholding is not less than the amount that they would have received in the absence of the withholding, subject to certain limited exceptions. See “Description of the New Notes—Certain Covenants—Payment of Additional Amounts.”

Certain Covenants:	The indenture dated as of September 14, 2021 (the “indenture”) between us and Computershare Trust Company, N.A., as trustee will govern the New Notes and contains covenants that, among other things:

• limit our ability to create certain security interests; and

• restrict our ability to amalgamate or merge with a third party or transfer all or substantially all of our assets.

These covenants are subject to important exceptions and qualifications which are described under “Description of the New Notes.”

Use of Proceeds:	We will not receive any proceeds from the exchange offer.

Risk Factors:	You should carefully consider the risk factors set forth under “Risk Factors” beginning on page 1 and the other information contained in this prospectus prior to deciding whether to exchange Initial Notes for New Notes.

RISK FACTORS

In deciding whether to exchange Initial Notes for New Notes, you should carefully consider the risks described below, as well as the information included or incorporated by reference in this prospectus. In addition, please read “Note Regarding Forward-looking Statements” in this prospectus, where we describe additional uncertainties associated with our business and the forward-looking statements included, or to the extent not superseded hereby, incorporated by reference in this prospectus.

Risks Related to the Company

External Risks

We may be adversely affected by volatile, negative or uncertain economic and political conditions and the effects of these conditions on our clients’ businesses and levels of activity.

Economic and political conditions in the markets in which we operate have a bearing upon the results of our operations, directly and through their effect on the level of business activity of our clients. We can neither predict the impact that current economic and political conditions will have on our future revenue, nor predict changes in economic conditions or future political uncertainty. The level of activity of our clients and potential clients may be affected by an economic downturn or political uncertainty. Clients may cancel, reduce or defer existing contracts and delay entering into new engagements and may decide to undertake fewer IT systems projects resulting in limited implementation of new technology and smaller engagements. Since there may be fewer engagements, competition may increase and pricing for services may decline as competitors may decrease rates to maintain or increase their market share in our industry and this may trigger pricing adjustments related to the benchmarking obligations within our contracts. Economic downturns and political uncertainty make it more difficult to meet business objectives and may divert management’s attention and time from operating and growing our business. Our business, results of operations and financial condition could be negatively affected as a result of these factors.

We may be adversely affected by additional external risks, such as terrorism, armed conflict, labor or social unrest, inflation, rising energy costs, recession, criminal activity, hostilities, disease, illness or health emergencies, natural disasters and climate change and the effects of these conditions on our clients, our business and on market volatility.

Additional external risks that could adversely impact the markets in which we operate, our industry and our business include terrorism, armed conflict, labor or social unrest, inflation, recession, criminal activity, regional and international hostilities and international responses to these hostilities, and disease, illness or health emergencies that affect local, national or international economies. Additionally, the potential impacts of climate change are unpredictable and natural disasters, sea level rise, floods, droughts or other weather-related events present additional external risks. Climate change risks can arise from physical risks (risks related to the physical effects of climate change) and transition risks (risks related to regulatory, legal, technological and market changes from a transition to a low-carbon economy). Climate change risk, and/or any of these additional external risks, may affect us or affect the financial viability of our clients leading to a reduction of demand and loss of business from such clients. Each of these risks could negatively impact our business, results of operation and financial condition.

As a result of external risks, such as the current armed conflict in the Ukraine, inflation, and rising energy costs, global equity and capital markets may experience significant volatility and weakness. The duration and impact of these events are unknown at this time, nor is the impact on our operations and the market for our securities.

Pandemics, including the COVID-19 pandemic, have caused, and may in the future cause disruptions in our operations and the operations of our clients (which may lead to increased risk and frequency of cybersecurity incidents), market volatility and economic disruption, which could adversely affect us.

A pandemic, including the COVID-19 pandemic, can create significant volatility and uncertainty and economic disruption. A pandemic poses the risk that our members, clients, contractors and business partners may be prevented from, or restricted in, conducting business activities for an indefinite period, including due to the transmission of the disease or to emergency measures or restrictions that may be requested or mandated by governmental authorities. The COVID-19 pandemic has resulted in governments worldwide enacting emergency measures to combat the spread of the virus, including the implementation of border closures, travel bans or restrictions, lock-downs, quarantine periods, vaccine mandates or passports, social distancing, testing requirements, stay-at-home and work-from-home policies and the temporary closure of non-essential businesses. Companies are also taking precautions, such as requiring employees to work remotely, imposing travel restrictions and temporarily closing businesses. These emergency measures and restrictions, and future measures and restrictions taken in response to the COVID-19 pandemic or other pandemics, have caused and may continue to cause material disruptions to businesses globally and are likely to have an adverse impact on global economic conditions and consumer confidence and spending, which could materially adversely affect our business. While emergency measures and restrictions in response to the COVID-19 pandemic have been eased or, in certain cases, eliminated, resurgence in new COVID-19 cases, or the emergence and progression of new variants, may cause governmental authorities or companies to strengthen or re-introduce additional emergency measures and restrictions, which could materially adversely affect our business.

A pandemic, including the COVID-19 pandemic, may affect the financial viability of our clients, and could cause them to exit certain business lines, or change the terms on which they are willing to purchase services and solutions. Clients may also slow down decision-making, delay planned work, seek to terminate existing agreements, not renew existing agreements or be unable to pay us in accordance with the terms of existing agreements. As a result of increased remote working arrangements due to a pandemic, the exposure to, and reliance on, networked systems and the internet can increase. This can lead to increased risk and frequency of cybersecurity incidents. Cybersecurity incidents can result from unintentional events or deliberate attacks by insiders or third parties, including cybercriminals, competitors, nation-states, and hacktivists. Any of these events could cause or contribute to risk and uncertainty and could adversely affect our business, results of operations and financial condition.

As a result of the COVID-19 pandemic, global equity and capital markets have experienced and may continue to experience significant volatility and weakness. Governments and central banks have reacted with significant monetary and fiscal interventions designed to stabilize economic conditions. The duration and impact of the COVID-19 pandemic are unknown at this time, as is the efficacy and duration of government and central bank interventions. The extent to which the COVID-19 pandemic impacts our future business, including our operations and the market for our securities, will depend on future developments, which are highly uncertain and cannot be predicted at this time, and include the duration, severity and scope of the outbreak, the availability and effectiveness of vaccines and the speed of their distribution, the actions taken to contain the COVID-19 pandemic, and the actions taken to prevent and treat the COVID-19 pandemic. It is not possible to reliably estimate the length and severity of these developments or the negative impact on our financial results, share price and financial condition in future periods. Many of the risks, uncertainties and other risk factors identified are, and will be, amplified by the COVID-19 pandemic.

While we have implemented business continuity plans and taken additional steps and measures, there can be no assurance that these actions, in response to the COVID-19 pandemic, will succeed in preventing or mitigating the negative impacts of the COVID-19 pandemic on our Company, members, clients, contractors and business partners, which may continue post COVID-19 pandemic.

Risks Related to Our Industry

The markets in which we operate are highly competitive, and we might not be able to compete effectively.

CGI operates in a global marketplace in which competition among providers of IT services is vigorous. Some of our competitors possess greater financial, marketing and sales resources, and larger geographic scope in certain parts of the world than we do, which, in turn, provides them with additional leverage in the competition for contracts. In certain niche, regional or metropolitan markets, we face smaller competitors with specialized capabilities who may be able to provide competing services with greater economic efficiency. Some of our competitors have more significant operations than we do in lower cost countries that can serve as a platform from which to provide services worldwide on terms that may be more favorable. Increased competition among IT services firms often results in corresponding pressure on prices. There can be no assurance that we will succeed in providing competitively priced services at levels of service and quality that will enable us to maintain and grow our market share.

We derive significant revenue from contracts awarded through competitive bidding processes, which limit the Company’s ability to negotiate certain contractual terms and conditions. Risks related to competitive bidding processes also involve substantial cost and managerial time and effort spent by the Company to prepare bids and proposals for contracts that may or may not be awarded to the Company, as well as expenses and delays that may arise if the Company’s competitors protest or challenge awards made to the Company pursuant to competitive bidding processes.

We may not be able to hire or retain enough qualified IT professionals to support our operations.

There is strong demand for qualified individuals in the IT industry. Hiring and retaining a sufficient number of individuals with the desired knowledge and skill set may be difficult. Therefore, it is important that we remain able to successfully attract and retain highly qualified professionals and establish an effective succession plan. If our comprehensive programs aimed at attracting and retaining qualified and dedicated professionals do not ensure that we have staff in sufficient numbers and with the appropriate training, expertise and suitable government security clearances required to serve the needs of our clients, we may have to rely on subcontractors or transfers of staff to fill resulting gaps. If our succession plan fails to identify those with potential or to develop these key individuals, we may be unable to replace key members who retire or leave the Company and may be required to recruit and/or train new employees. This might result in lost revenue or increased costs, thereby putting pressure on our net earnings.

We may not be able to continue developing and expanding service offerings to address emerging business demands and technology trends.

The rapid pace of change in all aspects of IT and the continually declining costs of acquiring and maintaining IT infrastructure mean that we must anticipate changes in our clients’ needs. To do so, we must adapt our services and our solutions so that we maintain and improve our competitive advantage and remain able to provide cost effective services and solutions. The markets in which we operate are extremely competitive and there can be no assurance that we will succeed in developing and adapting our business in a timely manner nor that we will be able to penetrate new markets successfully. If we do not keep pace, our ability to retain existing clients and gain new business may be adversely affected. This may result in pressure on our revenue, net earnings and resulting cash flow from operations.

We may infringe on the intellectual property rights of others.

Despite our efforts, the steps we take to ensure that our services and offerings do not infringe on the intellectual property rights of third parties may not be adequate to prevent infringement and, as a result, claims may be asserted against us or our clients. We enter into licensing agreements for the right to use intellectual property and may otherwise offer indemnities against liability and damages arising from third-party claims of patent, copyright, trademark or trade secret infringement in respect of our own intellectual property or software or other solutions developed for our clients. In some instances, the amount of these indemnity claims could be greater than the revenue we receive from the client (see “—Risks Related to Our Business—Indemnity provisions and guarantees in various agreements to which we are party may require us to compensate our counterparties”). Intellectual property claims or litigation could be time-consuming and costly, harm our reputation, require us to enter into additional royalty or licensing arrangements, or prevent us from providing some solutions or services. Any limitation on our ability to sell or use solutions or services that incorporate software or technologies that are the subject of a claim could cause us to lose revenue-generating opportunities or require us to incur additional expenses to modify solutions for future projects.

We may be unable to protect our intellectual property rights.

Our success depends, in part, on our ability to protect our proprietary methodologies, processes, know-how, tools, techniques and other intellectual property that we use to provide our services. Although CGI takes reasonable steps (e.g. available copyright protection and, in some cases, patent protection) to protect and enforce its intellectual property rights, there is no assurance that such measures will be enforceable or adequate. The cost of enforcing our rights can be substantial and, in certain cases, may prove to be uneconomic. In addition, the laws of some countries in which we conduct business may offer only limited intellectual property rights protection. Despite our efforts, the steps taken to protect our intellectual property may not be adequate to prevent or deter infringement or other misappropriation of intellectual property, and we may not be able to detect unauthorized use of our intellectual property, or take appropriate steps to enforce our intellectual property rights.

We face risks associated with benchmarking provisions within certain contracts.

Some of our managed IT and business process services contracts contain clauses allowing our clients to externally benchmark the pricing of agreed upon services against those offered by other providers in a peer comparison group. The uniqueness of the client environment should be factored in and, if results indicate a difference outside the agreed upon tolerance, we may be required to work with clients to reset the pricing for their services. There can be no assurance that benchmarks will produce accurate or reliable data, including pricing data. This may result in pressure on our revenue, net earnings and resulting cash flow from operations.

Risks Related to Our Business

We may not be able to successfully implement and manage our growth strategy.

CGI’s Build and Buy growth strategy is founded on four pillars of growth: first, profitable organic growth through contract wins, renewals and extensions with new and existing clients in our targeted industries; second, the pursuit of new large long-term managed IT and business process services contracts; third, metro market acquisitions; and fourth, large transformational acquisitions.

Our ability to achieve organic growth is affected by a number of factors outside of our control, including a lengthening of our sales cycle for major managed IT and business process services contracts.

Our ability to grow through metro market and transformational acquisitions requires that we identify suitable acquisition targets that we correctly evaluate their potential as transactions that will meet our financial and operational objectives, and that we successfully integrate them into our business. There can, however, be no assurance that we will be able to identify suitable acquisition targets and consummate additional acquisitions that meet our economic thresholds, or that future acquisitions will be successfully integrated into our operations and yield the tangible accretive value that had been expected.

If we are unable to implement our Build and Buy growth strategy, we will likely be unable to maintain our historic or expected growth rates.

We may experience fluctuations in our financial results, making it difficult to predict future results.

Our ability to maintain and increase our revenue is affected not only by our success in implementing our Build and Buy growth strategy, but also by a number of other factors, which could cause the Company’s financial results to fluctuate. These factors include: (i) our ability to introduce and deliver new services and business solutions; (ii) our potential exposure to a lengthened sales cycle; (iii) the cyclicality of the purchases of our technology services and solutions; (iv) the nature of our client’s business (for example, if a client encounters financial difficulty (including as a result of external risks such as climate change or a pandemic), it may be forced to cancel, reduce or defer existing contracts with us); and (v) the structure of our agreements with clients (for example, some of CGI’s agreements with clients contain clauses allowing the clients to benchmark the pricing of services provided by CGI against the prices offered by other providers). These, and other factors, make it difficult to predict financial results for any given period.

Our revenues may be exposed to fluctuations based on our business mix.

The proportion of revenue that we generate from shorter-term system integration and consulting projects (“SI&C”), versus revenue from long-term managed IT and business process services contracts, will fluctuate at times, affected by acquisitions or other transactions. An increased exposure to revenue from SI&C projects may result in greater quarterly revenue variations, as the revenue from SI&C projects does not provide long-term consistency in revenue.

Our current operations are international in scope, subjecting us to a variety of financial, regulatory, cultural, political and social challenges.

We manage operations in numerous countries around the world including offshore delivery centers. The scope of our operations (including our offshore delivery centers) subjects us to issues that can negatively impact our operations, including: (i) currency fluctuations (see “—Risks Related to Our Business— We may be adversely affected by currency fluctuations”); (ii) the burden of complying with a wide variety of national and local laws (see “—Risks Related to Our Business—Changes in the laws and regulations within the jurisdictions in which we operate may have a material adverse effect on our global business operations and profitability”); (iii) the differences in and uncertainties arising from local business culture and practices; (iv) and political, social and economic instability. Any or all of these risks could impact our global business operations and cause our profitability to decline.

If we are unable to manage the organizational challenges associated with our size, we may not be able to achieve our growth and profitability objectives.

Our culture, standards, core values, internal controls and our policies need to be instilled across newly acquired businesses as well as maintained within our existing operations. To effectively communicate and manage these standards throughout a large global organization is both challenging and time consuming. Newly acquired businesses may be resistant to change and may remain attached to past methods, standards and practices which may compromise our business agility in pursuing opportunities. Cultural differences in various countries may also present barriers to introducing new ideas or aligning our vision and strategy with the rest of the organization. If we cannot overcome these obstacles in maintaining a strategic bond throughout the Company worldwide, we may not be able to achieve our growth and profitability objectives.

Changes in our tax levels, as well as reviews, audits, investigations and tax proceedings or changes in tax laws or in their interpretation or enforcement, could have a material adverse effect on our net income or cash flow.

In estimating our income tax payable, management uses accounting principles to determine income tax positions that are likely to be sustained by applicable tax authorities. However, there is no assurance that our tax benefits or tax liability will not materially differ from our estimates or expectations. The tax legislation, regulation and interpretation that apply to our operations are continually changing. In addition, future tax benefits and liabilities are dependent on factors that are inherently uncertain and subject to change, including future earnings, future tax rates, and anticipated business mix in the various jurisdictions in which we operate. Moreover, our tax returns are continually subject to review by applicable tax authorities and we are subject to ongoing audits, investigations and tax proceedings in various jurisdictions. These tax authorities determine the actual amounts of taxes payable or receivable, of any future tax benefits or liabilities and of income tax expense that we may ultimately recognize. Tax authorities have disagreed and may in the future disagree with our income tax positions and are taking increasingly aggressive positions in respect of income tax positions, including with respect to intercompany transactions.

Our effective tax rate in the future could be adversely affected by challenges to intercompany transactions, changes in the value of deferred tax assets and liabilities, changes in tax law or in their interpretation or enforcement, changes in the mix of earnings in countries with differing statutory tax rates, the expiration of tax benefits and changes in accounting principles. Tax rates in the jurisdictions in which we operate may change as a result of shifting economic conditions and tax policies.

A number of countries in which the Company does business have implemented, or are considering implementing, changes in relevant tax, accounting and other laws, regulations and interpretations and the overall tax environment has made it increasingly challenging for multinational corporations to operate with certainty about taxation in many jurisdictions.

Any of the above factors could have a material adverse effect on our net income or cash flow by affecting our operations and profitability, our effective tax rate, the availability of tax credits, the cost of the services we provide, and the availability of deductions for operating losses.

Reductions, eliminations or amendments to government sponsored programs from which we currently benefit may have a material adverse effect on our net earnings or cash flow.

We benefit from government sponsored programs designed to support research and development, labour and economic growth in jurisdictions where we operate. Government programs reflect government policy and depend on various political and economic factors. There can be no assurance that such government programs will continue to be available to the Company in the future, or will not be reduced, amended or eliminated. Any future government program reductions or eliminations or other amendments to the tax credit programs could increase operating or capital expenditures incurred by the Company and have a material adverse effect on its net earnings or cash flow.

We are exposed to credit risks with respect to accounts receivable and work in progress.

In order to sustain our cash flow from operations, we must invoice and collect the amounts owed to us in an efficient and timely manner. Although we maintain provisions to account for anticipated shortfalls in amounts collected from clients, the provisions we take are based on management estimates and on our assessment of our clients’ creditworthiness which may prove to be inadequate in the light of actual results. To the extent that we fail to perform our services in accordance with our contracts and our clients’ reasonable expectations, and to the extent that we fail to invoice clients and to collect the amounts owed to the Company for our services correctly in a timely manner, our collections could suffer, which could materially adversely affect our revenue, net earnings and cash flow. In addition, a prolonged economic downturn may cause clients to curtail or defer projects, impair their ability to pay for services already provided, and ultimately cause them to default on existing contracts, in each case, causing a shortfall in revenue and impairing our future prospects.

Material developments regarding our major commercial clients resulting from such causes as changes in financial condition, mergers or business acquisitions could impair our future prospects and growth strategy.

Consolidation among our clients resulting from mergers and acquisitions may result in loss or reduction of business when the successor business’ IT needs are served by another service provider or are provided by the successor company’s own personnel. Growth in a client’s IT needs resulting from acquisitions or operations may mean that we no longer have a sufficient geographic scope or the critical mass to serve the client’s needs efficiently, resulting in the loss of the client’s business and impairing our future prospects. There can be no assurance that we will be able to achieve the objectives of our growth strategy in order to maintain and increase our geographic scope and critical mass in our targeted markets.

We face risks associated with early termination of our contractual agreements.

If we should fail to deliver our services according to contractual agreements, some of our clients could elect to terminate contracts before their agreed expiry date, which would result in a reduction of our earnings and cash flow and may impact the value of our backlog of orders. In addition, a number of our managed IT and business process services contractual agreements have termination for convenience and change of control clauses according to which a change in the client’s intentions or a change in control of CGI could lead to a termination of these agreements. Early contract termination can also result from the exercise of a legal right or when circumstances that are beyond our control or beyond the control of our client prevent the contract from continuing. In cases of early termination, we may not be able to recover capitalized contract costs and we may not be able to eliminate ongoing costs incurred to support the contract.

We may not be able to successfully estimate the cost, timing and resources required to fulfill our contracts, which could have a material adverse effect on our net earnings.

In order to generate acceptable margins, our pricing for services is dependent on our ability to accurately estimate the costs and timing for completing projects or long-term managed IT and business process services contracts, which can be based on a client’s bid specification, sometimes in advance of the final determination of the full scope and design of the contract. In addition, a significant portion of our project-oriented contracts are performed on a fixed-price basis. Billing for fixed-price engagements is carried out in accordance with the contract terms agreed upon with our client, and revenue is recognized based on the percentage of effort incurred to date in relation to the total estimated efforts to be incurred over the duration of the respective contract. These estimates reflect our best judgement regarding the efficiencies of our methodologies and professionals as we plan to apply them to the contracts in accordance with the CGI Client Partnership Management Framework (“CPMF”), a framework that contains high standards of contract management to be applied throughout the Company. If we fail to apply the CPMF correctly or if we are unsuccessful in accurately estimating the time or resources required to fulfill our obligations under a contract, or if unexpected factors, including those outside of our control (such as labour shortages, supply chain or manufacturing disruptions, inflation, and other external risk factors), arise, there may be an impact on costs or the delivery schedule which could have a material adverse effect on our expected net earnings.

We rely on relationships with other providers in order to generate business and fulfill certain of our contracts; if we fail to maintain our relationships with these providers, our business, prospects, financial condition and operating results could be materially adversely affected.

We derive revenue from contracts where we enter into teaming agreements with other providers. In some teaming agreements we are the prime contractor whereas in others we act as a subcontractor. In both cases, we rely on our relationships with other providers to generate business and we expect to continue to do so in the foreseeable future. Where we act as prime contractor, if we fail to maintain our relationships with other providers, we may have difficulty attracting suitable participants in our teaming agreements. Similarly, where we act as subcontractor, if our relationships are impaired, other providers might reduce the work they award to us, award that work to our competitors, or choose to offer the services directly to the client in order to compete with our business. In either case, if we fail to maintain our relationship with these providers or if our relationship with these providers is otherwise impaired, our business, prospects, financial condition and operating results could be materially adversely affected.

Our profitability may be adversely affected if our partners are unable to deliver on their commitments.

Increasingly large and complex contracts may require that we rely on third party subcontractors including software and hardware vendors to help us fulfill our commitments. Under such circumstances, our success depends on the ability of the third parties to perform their obligations within agreed upon budgets and timeframes. If our partners fail to deliver, our ability to complete the contract may be adversely affected, which could have an unfavourable impact on our profitability.

Indemnity provisions and guarantees in various agreements to which we are party may require us to compensate our counterparties.

In the normal course of business, we enter into agreements that may provide for indemnification and guarantees to counterparties in transactions such as consulting and managed IT and business process services, business divestitures, lease agreements and financial obligations. These indemnification undertakings and guarantees may require us to compensate counterparties for costs and losses incurred as a result of various events, including breaches of representations and warranties, intellectual property right infringement, claims that may arise while providing services or as a result of litigation that may be suffered by counterparties.

We may be unable to maintain our human resources utilization rates.

In order to maintain our net earnings, it is important that we maintain the appropriate availability of professional resources in each of our geographies by having a high utilization rate while still being able to assign additional resources to new work. Maintaining an efficient utilization rate requires us to forecast our need for professional resources accurately and to manage recruitment activities, professional training programs, attrition rates and restructuring programs appropriately. To the extent that we fail to do so, or to the extent that laws and regulations restrict our ability to do so, our utilization rates may be reduced; thereby having an impact on our revenue and profitability. Conversely, we may find that we do not have sufficient resources to deploy against new business opportunities in which case our ability to grow our revenue would suffer.

If the business awarded to us by various U.S. federal government departments and agencies is limited, reduced or eliminated, our business, prospects, financial condition and operating results could be materially and adversely affected.

We derive a significant portion of our revenue from the services we provide to various U.S. federal government departments and agencies. We expect that this will continue for the foreseeable future. There can be, however, no assurance that each such U.S. federal government department and agency will continue to utilize our services to the same extent, or at all in the future. In the event that a major U.S. federal government department or agency were to limit, reduce, or eliminate the business it awards to us, we might be unable to recover the lost revenue with work from other U.S. federal government departments or agencies or other clients, and our business, prospects, financial condition and operating results could be materially and adversely affected. Although IFRS considers a national government and its departments and agencies as a single client, our client base in the U.S. government economic sector is in fact diversified with contracts from many different departments and agencies.

Changes in government spending policies or budget priorities could directly affect our financial performance. Among the factors that could harm our government contracting business are: the curtailment of governments’ use of consulting and IT services firms; a significant decline in spending by governments in general, or by specific departments or agencies in particular; the adoption of new legislation and/or actions affecting companies that provide services to governments; delays in the payment of our invoices by government; and general economic and political conditions. These or other factors could cause government agencies and departments to reduce their purchases under contracts, to exercise their right to terminate contracts, to issue temporary stop work orders, or not to exercise options to renew contracts, any of which would cause us to lose future revenue. Government spending reductions or budget cutbacks at these departments or agencies could materially harm our continued performance under these contracts, or limit the awarding of additional contracts from these agencies.

Changes in the laws and regulations within the jurisdictions in which we operate may have a material adverse effect on our global business operations and profitability.

Our global operations require us to be compliant with laws and regulations in many jurisdictions on matters such as: anti-corruption, trade restrictions, immigration, taxation, securities, antitrust, data privacy, labor relations, and the environment, amongst others. Complying with these diverse requirements worldwide is a challenge and consumes significant resources. The laws and regulations frequently change and some may impose conflicting requirements which may expose us to penalties for non-compliance and harm our reputation. Furthermore, in some jurisdictions, we may face the absence of effective laws and regulations to protect our intellectual property rights and there may be restrictions on the movement of cash and other assets, on the import and export of certain technologies, and on the repatriation of earnings. Any or all of these risks could impact our global business operations and cause our profitability to decline.

Our business with the U.S. federal government departments and agencies also requires that we comply with complex laws and regulations relating to government contracts. These laws and regulations relate to the integrity of the procurement process, impose disclosure requirements, and address national security concerns, among other matters. For instance, we are routinely subject to audits by U.S. government departments and agencies with respect to compliance with these rules. If we fail to comply with these requirements we may incur penalties and sanctions, including contract termination, suspension of payments, suspension or debarment from doing business with the federal government, and fines.

Changes to, and delays or defects in, our client projects and solutions may subject us to legal liability, which could materially adversely affect our business, operating results and financial condition and may negatively affect our professional reputation.

We create, implement and maintain IT solutions that are often critical to the operations of our clients’ business. Our ability to complete large projects as expected could be adversely affected by unanticipated delays, renegotiations, and changing client requirements or project delays. Also, our solutions may suffer from defects that adversely affect their performance; they may not meet our clients’ requirements or may fail to perform in accordance with applicable service levels. Such problems could subject us to legal liability, which could materially adversely affect our business, operating results and financial condition, and may negatively affect our professional reputation. While we typically use reasonable efforts to include provisions in our contracts which are designed to limit our exposure to legal claims relating to our services and the applications we develop, we may not always be able to include such provisions and, where we are successful, such provisions may not protect us adequately or may not be enforceable under some circumstances or under the laws of some jurisdictions.

We are subject to stringent and changing privacy laws, regulations and standards, information security policies and contractual obligations related to data privacy and security. Our actual or perceived failure to comply with such obligations could expose us to government sanctions and cause damage to our brand and reputation.

Our business often requires that our clients’ applications and information, which may include their proprietary information and personal information they manage, be processed and stored on our networks and systems, and in data centers that we manage. We also process and store proprietary information relating to our business, and personal information relating to our members. The Company is subject to numerous laws and regulations designed to protect information, such as the European Union’s General Data Protection Regulation (“GDPR”), various laws and regulations in Canada, the U.S. and other countries in which the Company operates governing the protection of health or other personally identifiable information and data privacy. These laws and regulations are increasing in number and complexity and are being adopted and amended with greater frequency, which results in greater compliance risk and cost. The potential financial penalties for non-compliance with these laws and regulations have significantly increased with the adoption of the GDPR. The Company’s Chief Data Protection Officer oversees the Company’s compliance with the laws that protect the privacy of personal information. The Company faces risks inherent in protecting the security of such personal data which have grown in complexity, magnitude and frequency in recent years. Digital information and equipment are subject to loss, theft or destruction, and services that we provide may become temporarily unavailable as a result of those risks, or upon an equipment or system malfunction. The causes of such failures include human error in the course of normal operations (including from advertent or inadvertent actions or inactions by our members), maintenance and upgrading activities, as well as hacking, vandalism (including denial of service attacks and computer viruses), theft, and unauthorized access, as well as power outages or surges, floods, fires, natural disasters and many other causes. The measures that we take to protect against all information infrastructure risks, including both physical and logical controls on access to premises and information may prove in some circumstances to be inadequate to prevent the improper disclosure, loss, theft, misappropriation of, unauthorized access to, or destruction of client information, or service interruptions. Such events may expose the Company to financial loss arising from the costs of remediation and those arising from litigation from our clients and third parties (including under the laws that protect the privacy of personal information), claims and damages, as well as expose the Company to government sanctions and damage to our brand and reputation.

We could face legal, reputational and financial risks if we fail to protect our and/or client data from security incidents or cyberattacks.

The volume, velocity and sophistication of security threats and cyber-attacks continue to grow. This includes criminal hackers, hacktivists, state-sponsored organizations, industrial espionage, employee misconduct, and human or technological errors. The current geopolitical instability has exacerbated these threats, which could lead to increased risk and frequency of security and cybersecurity incidents.

As a global IT and business consulting firm providing services to private and public sectors, we process and store increasingly large amounts of data for our clients, including proprietary information and personal information. Consequently, our business could be negatively impacted by physical and cyber threats, which could affect our future sales and financial position or increase our costs and expenses.

An unauthorized disclosure of sensitive or confidential client or member information, including cyber-attacks or other security breaches, could cause a loss of data, give rise to remediation or other expenses, expose us to liability under federal and state laws, and subject us to litigation and investigations, which could have an adverse effect on our business, cash flows, financial condition and results of operations. These security risks to the Company include potential attacks not only of our own solutions, services and systems, but also those of our clients, contractors, business partners, vendors and other third parties.

The Company’s Chief Security Officer is responsible for overseeing the security of the Company. Any local issue in a business unit could have a global impact on the entire Company, thus visibility and timely escalation on potential issues are key. We seek to detect and investigate all security incidents and to prevent their occurrence or recurrence, by: (i) developing and regularly reviewing policies and standards related to information security, data privacy, physical security and business continuity; (ii) monitoring the Company’s performance against these policies and standards; (iii) developing strategies intended to seek to mitigate the Company’s risks, including through security trainings for all employees to increase awareness of potential cyber threats; (iv) implementing security measures to ensure an appropriate level of control based on the nature of the information and the inherent risks attached thereto, including through access management, security monitoring and testing to mitigate and help detect and respond to attempts to gain unauthorized access to information systems and networks; and (v) working with the industry and governments against cyber threats. However, because of the evolving nature and sophistication of these security threats, there can be no assurance that our safeguards will detect or prevent the occurrence of material cyber breaches, intrusions or attacks.

We are regularly the target of attempted cyber and other security threats and must continuously monitor and develop our information technology networks and infrastructure to detect, address and mitigate the risk of unauthorized access, misuse, computer viruses and other events that could have a security and reputational impact. If security protection does not evolve at the same pace as threats, a growing gap on our level of protection will be created. Technology evolution and global trends like digital transformation, cloud and mobile computing amongst others are disrupting the security operating model, thus security should evolve to address new relevant security requirements and build new capabilities to address the changes. Increasing detection and automated response capabilities are key to improve visibility and contain any negative potential impact. Automating security processes and integrating with IT, business and security solutions could address shortage of technical security staff and avoid introducing human intervention and errors.

Insider or employee cyber and security threats are increasingly a concern for all large companies, including ours. CGI is continuously working to install new, and upgrade its existing, information technology systems and provide member awareness training around phishing, malware, and other cyber risks to ensure that the Company is protected, to the greatest extent possible, against cyber risks and security breaches. While CGI selects third-party vendors carefully, it does not control their actions. Any problems caused by these third parties, including those resulting from breakdowns or other disruptions in communication services provided by a vendor, failure of a vendor to handle current or higher volumes, cyber-attacks and security breaches at a vendor could adversely affect our ability to deliver solutions and services to our customers and otherwise conduct business.

The Company and certain of its clients, contractors, business partners, vendors and other third parties use open-source services, which can entail risk to end-user security. These open source projects are often created and maintained by volunteers, who do not always have adequate resources and personnel for incident response and proactive maintenance even as their projects are critical to the internet economy. Vulnerabilities discovered in these open source services can be exploited by attackers, which could compromise our system infrastructure and/or lead to a loss or breach of personal and/or proprietary information, financial loss, and other irreversible harm.

While our liability insurance policy covers cyber risks, there is no assurance that such insurance coverage will be sufficient in type or amount to cover the costs, damages, liabilities or losses that can result from security breaches, cyber-attacks and other related breaches. As the cyber threat landscape evolves, and CGI and our clients increase our digital footprint, we may find it necessary to make additional significant investments to protect data and infrastructure. Occurrence of any of the aforementioned security threats could expose the Company, our clients or other third parties to potential liability, litigation, and regulatory action, in addition to loss of client confidence, loss of existing or potential clients, loss of sensitive government contracts, damage to brand and reputation, and other financial loss.

Damage to our reputation may harm our ability to obtain new clients and retain our existing clients.

CGI’s reputation as a capable and trustworthy service provider and long-term business partner is key to our ability to compete effectively in the market for IT services. The nature of our operations exposes us to the potential loss, unauthorized access to, or destruction of our clients’ information, as well as temporary service interruptions. Depending on the nature of the information or services, such events may have a negative impact on how the Company is perceived in the marketplace. Under such circumstances, our ability to obtain new clients and retain existing clients could suffer with a resulting impact on our revenue and net earnings.

We may be unable to integrate new operations, which could impact our ability to achieve our growth and profitability objectives.

The successful integration of new operations arising from our acquisition strategy or from large managed IT and business process services contracts requires that a substantial amount of management time and attention be focused on integration tasks. Management time that is devoted to integration activities may detract from management’s normal operations focus with resulting pressure on the revenues and earnings from our existing operations. In addition, we may face complex and potentially time-consuming challenges in implementing uniform standards, controls, procedures and policies across new operations when harmonizing their activities with those of our existing business units. Integration activities can result in unanticipated operational problems, expenses and liabilities. If we are not successful in executing our integration strategies in a timely and cost-effective manner, we will have difficulty achieving our growth and profitability objectives.

Our revenue and profitability may decline and the accuracy of our financial reporting may be impaired if we fail to design, implement, monitor and maintain effective internal controls.

Due to the inherent limitations of internal controls including the circumvention or overriding of controls, or fraud, there can only be reasonable assurance that the Company’s internal controls will detect and prevent a misstatement. If the Company is unable to design, implement, monitor and maintain effective internal controls throughout its different business environments, the efficiency of our operations might suffer, resulting in a decline in revenue and profitability, and the accuracy of our financial reporting could be impaired.

Future funding requirements may affect our business and growth opportunities and we may not have access to favorable financing opportunities in the future.

The Company’s future growth is contingent on the execution of its business strategy, which, in turn, is dependent on its ability to grow the business organically as well as through business acquisitions. In the event we would need to raise additional funds through equity or debt financing to fund any currently unidentified or unplanned future acquisitions and other growth opportunities, there can be no assurance that such financing will be available in amounts and on terms acceptable to us. Factors such as capital market disruptions, inflation, recession, political, economic and financial market instability, government policies, central bank monetary policies, and changes to bank regulations, could reduce the availability of capital or increase the cost of such capital. Our ability to raise the required funding depends on prevailing market conditions, the capacity of the capital markets to meet our equity and/or debt financing needs in a timely fashion and on the basis of interest rates and/or share prices that are reasonable in the context of our commercial objectives. Increasing interest rates, volatility in our share price, rising inflation, and the capacity of our current lenders to meet our additional liquidity requirements are all factors that may have a material adverse effect on any acquisitions or growth activities that we may, in the future, identify or plan. If we are unable to obtain the necessary funding, we may be unable to achieve our growth objectives.

The inability to service our debt and other financial obligations, or our inability to fulfill our financial covenants, could have a material adverse effect on our business, financial condition and results of operations.

The Company has a substantial amount of debt and significant interest payment requirements. A portion of cash flows from operations goes to the payment of interest on the Company’s indebtedness. The Company’s ability to service its debt and other financial obligations is affected by prevailing economic conditions in the markets that we serve and financial, business and other factors, many of which are beyond our control. We may be unable to generate sufficient cash flow from operations and future borrowings or other financing may be unavailable in an amount sufficient to enable us to fund our future financial obligations or our other liquidity needs. In addition, we are party to a number of financing agreements, including our credit facilities, and the indentures governing our senior unsecured notes, which agreements, indentures and instruments contain financial and other covenants, including covenants that require us to maintain financial ratios and/or other financial or other covenants. If we were to breach the covenants contained in our financing agreements, we may be required to redeem, repay, repurchase or refinance our existing debt obligations prior to their scheduled maturity and our ability to do so may be restricted or limited by the prevailing conditions in the capital markets, available liquidity and other factors. Our inability to service our debt and other financial obligations, or our inability to fulfill our financial or other covenants in our financing agreements, could have an adverse effect on our business, financial condition and results of operations.

We may be adversely affected by interest rate fluctuations.

Although a significant portion of the Company’s indebtedness bears interest at fixed rates, the Company remains exposed to interest rate risk under certain of its credit facilities. If interest rates increase, debt service obligations on the variable rate indebtedness would increase even though the amount borrowed remained the same, and net income and cash flows would decrease, which could materially adversely affect the Company’s financial condition and operating results.

Changes in the Company’s creditworthiness or credit ratings could affect the cost at which the Company can access capital or credit markets.

The Company and each of the U.S. dollar denominated and Canadian dollar denominated senior unsecured notes received credit ratings. Credit ratings are generally evaluated and determined by independent third parties and may be impacted by events outside of the Company’s control, as well as other material decisions made by the Company. Credit rating agencies perform independent analysis when assigning credit ratings and such analysis includes a number of criteria. Such criteria are reviewed on an on-going basis and are therefore subject to change. Any rating assigned to the Company or to our debt securities may be revised or withdrawn entirely by a rating agency if, in that rating agency’s judgment, future circumstances relating to the basis of the rating, such as adverse changes, so warrant. Real or anticipated changes in the perceived creditworthiness of the Company and/or in the credit rating of its debt obligations could affect the market value of such debt obligations and the ability of the Company to access capital or credit markets, and/or the cost at which it can do so.

We may be adversely affected by currency fluctuations.

The majority of our revenue and costs are denominated in currencies other than the Canadian dollar. Foreign exchange fluctuations impact the results of our operations as they are reported in Canadian dollars. This risk is partially mitigated by a natural hedge in matching our costs with revenue denominated in the same currency and through the use of derivatives in our global hedging strategy. However, as we continue our global expansion, natural hedges may begin to diminish and the use of hedging contracts exposes us to the risk that financial institutions could fail to perform their obligations under our hedging instruments. Furthermore, there can be no assurance that our hedging strategy and arrangements will offset the impact of fluctuations in currency exchange rates, which could materially adversely affect our business revenues, results of operations, financial condition or prospects. Other than the use of financial products to deliver on our hedging strategy, we do not trade derivative financial instruments.

Our functional and reporting currency is the Canadian dollar. As such, our U.S., U.K., Australian, European and Asian investments, operations and assets are exposed to net change in currency exchange rates. Volatility in exchange rates could have an adverse effect on our business, financial condition and results of operations.

Risks Related to the New Notes

Our indebtedness limits our flexibility and imposes restrictions on us, and a downturn in economic or industry conditions may materially affect our ability to meet our future financial commitments and liquidity needs.

As of March 31, 2022, we had debt, as determined consistent with IFRS and reflected on our consolidated balance sheet, of approximately $3,041.9 million, and we had approximately $1,495.9 million of unused commitments under our committed bank credit facilities. Our ability to satisfy our debt obligations, including the New Notes, and our ability to refinance our indebtedness, will depend upon our future operating performance, which will be affected by prevailing economic conditions in the markets that we serve and financial, business and other factors, many of which are beyond our control. We may be unable to generate sufficient cash flow from operations and future borrowings or other financing may be unavailable in an amount sufficient to enable us to fund our future financial obligations or our other liquidity needs, including our obligations to repay our indebtedness, a significant amount of which will become due and payable prior to the maturity of the New Notes.

The amount and terms of our debt could have material consequences to our business, including, but not limited to:

•	making it more difficult for us to satisfy our debt covenants and debt service, lease payment and other obligations;

•	increasing our vulnerability to general adverse economic and industry conditions;

•

requiring us to dedicate a substantial portion of our cash flow from operations and proceeds of any equity issuances to payments on our indebtedness, thereby reducing the availability of cash flow to fund working capital, capital expenditures, acquisitions and investments and other general corporate purposes;

•	limiting our ability to obtain additional financing to fund future acquisitions, working capital, capital expenditures or other general operating requirements;

•	limiting our flexibility in planning for, or reacting to, changes in our business and the industry in which we compete; and

•	placing us at a competitive disadvantage when compared to competitors with relatively less amounts of debt.

Despite our current level of indebtedness, we may need to incur additional indebtedness in the future. The terms of our credit facilities, indentures and other agreements governing our indebtedness allow us to incur additional debt subject to certain limitations. If new debt is added to current debt levels, the risks described above could intensify. Furthermore, if future debt financing is not available to us when required or is not available on acceptable terms, we may be unable to grow our business, take advantage of business opportunities, respond to competitive pressure or refinance maturing debt, any of which could have a material adverse effect on our operating results and financial condition.

We may be unable to repay the New Notes when due or repurchase the New Notes when we are required to do so.

At final maturity of the New Notes of a series or in the event of acceleration of the New Notes of a series following an event of default, the entire outstanding principal amount of the New Notes of such series will become due and payable. If we were unable to make the required payments or repurchases of the New Notes, it would constitute an event of default under the New Notes offered hereby and, as a result, under our credit facilities and other outstanding indebtedness. It is possible that we will not have sufficient funds at maturity or upon acceleration to make the required payments or repurchases of notes and other debt securities.

Some of our financing agreements contain financial and other covenants that, if breached by us, may require us to redeem, repay, repurchase or refinance our existing debt obligations prior to their scheduled maturity. Our ability to refinance such obligations may be restricted due to prevailing conditions in the capital markets, available liquidity and other factors.

We are party to a number of financing agreements, including our credit facilities and the indenture governing the New Notes offered hereby, which agreements, indenture and instruments contain financial and other covenants. If we were to breach the covenants contained in our financing agreements, we may be required to redeem, repay, repurchase or refinance our existing debt obligations prior to their scheduled maturity and our ability to do so may be restricted or limited by the prevailing conditions in the capital markets, available liquidity and other factors. If we are unable to refinance any of our debt obligations in such circumstances, our ability to make capital expenditures and our financial condition and cash flows could be adversely impacted. In addition, from time to time, new accounting rules, pronouncements and interpretations are enacted or promulgated which may require us, depending on the nature of such new accounting rules, pronouncements and interpretations, to reclassify or restate certain elements of our financing agreements and other debt instruments, which may in turn cause us to be in breach of the financial covenants contained in our financing agreements and other debt instruments.

We may not be able to finance a change of control offer required by our credit agreements and the indenture governing the New Notes offered hereby, because we may not have sufficient funds at the time of the change of control.

If we were to experience a change of control (as defined under the indenture governing the New Notes offered hereby, and under our credit facilities), we may be required to make an offer to purchase all of the New Notes or other debt securities then outstanding at a specified premium to the principal amount (often 101%) plus accrued and unpaid interest, if any, to the date of purchase, or to repay indebtedness under the relevant credit facilities. However, we may not have sufficient funds at the time of the change of control to make the required repurchase of the New Notes or other debt securities, or to make the required repayment of indebtedness. Our failure to offer to repurchase Notes or other debt securities following a change of control would result in a default under the indenture, which could lead to a cross-default under our credit facilities and under the terms of our other indebtedness.

The issuer’s holding company structure may impact the ability of the holders of New Notes to receive payment on the New Notes.

We are a holding company with no material assets other than our equity interests in our subsidiaries and our equity interests in our subsidiaries represent a significant portion of our assets. As a result, our ability to repay our indebtedness, including the New Notes, is dependent on the generation of cash flow by our subsidiaries and their ability to make such cash available to us, by dividend, debt repayment or otherwise. Our subsidiaries do not have any obligation to pay amounts due on the New Notes or to make funds available for that purpose. In addition, our subsidiaries may not be able to, or be permitted to, make distributions to enable us to make payments in respect of our indebtedness, including the New Notes. Each of our subsidiaries is a distinct legal entity and, under certain circumstances, legal and contractual restrictions, as well as the financial condition and operating requirements of our subsidiaries, may limit our ability to obtain cash from our subsidiaries. Our right to participate in any distribution of our subsidiaries’ assets upon their liquidation, reorganization or insolvency would generally be subject to the prior claims of the subsidiaries’ creditors, including any trade creditors and preferred shareholders.

A financial failure by any entity in which we have an interest may hinder the payment of the New Notes.

A financial failure by any entity in which we have an interest could affect payment of the New Notes if a bankruptcy court were to “substantively consolidate” that entity with our subsidiaries and/or with us. If a bankruptcy court substantively consolidated an entity in which we have an interest with our subsidiaries and/or with us, the assets of each entity so consolidated would be subject to the claims of creditors of all entities so consolidated. This could expose our creditors, including holders of the New Notes, to potential dilution of the amount ultimately recoverable because of the larger creditor base.

The New Notes will be effectively subordinated to any of our secured indebtedness to the extent of the value of the collateral securing that indebtedness.

The New Notes will not be secured by any of our assets. As a result, the New Notes will be effectively subordinated to any of our future secured obligations to the extent of the value of the collateral securing such obligations. We may incur secured debt in the future. As of March 31, 2022, we had no secured debt. The effect of this effective subordination is that upon a default in payment on, or the acceleration of, any of our secured indebtedness, or in the event of bankruptcy, insolvency, liquidation, dissolution, reorganization or other insolvency proceeding in involving us, the proceeds from the sale of collateral securing our secured indebtedness will be available to pay obligations on the New Notes only after all secured debt has been paid in full. As a result, the holders of the New Notes may receive less, ratably, than the holders of secured debt in the event of a bankruptcy, insolvency, liquidation, dissolution, reorganization or other insolvency proceeding involving us.

The New Notes will be structurally subordinated to the indebtedness of our subsidiaries.

You will not have any claim as a creditor against our subsidiaries. As a result, all indebtedness and other liabilities, including trade payables, of our subsidiaries, whether secured or unsecured, must be satisfied before any of the assets of such subsidiaries would be available for distribution, upon a liquidation or otherwise, to us in order for us to meet our obligations with respect to the New Notes. As of March 31, 2022, our subsidiaries had debt, as determined in accordance with IFRS, including guarantees by certain of our subsidiaries of indebtedness under our credit facilities and our outstanding senior U.S. unsecured notes, of approximately $1,211.0 million and accounts payable and accrued liabilities of approximately $917.0 million.

Federal and state fraudulent transfer laws permit a court to void the New Notes, and, if that occurs, you may not receive any payments on the New Notes.

The issuance of the New Notes may be subject to review under federal and state fraudulent transfer and conveyance statutes. While the relevant laws may vary from state to state, under such laws the payment of consideration will be a fraudulent conveyance if (1) we paid the consideration with the intent of hindering, delaying or defrauding creditors or (2) we received less than reasonably equivalent value or fair consideration in return for issuing the New Notes, and, in the case of (2) only, one of the following is also true:

•	we were insolvent or rendered insolvent by reason of the incurrence of the indebtedness;

•	payment of the consideration left us with an unreasonably small amount of capital to carry on the business; or

•	we intended to, or believed that we would, incur debts beyond our ability to pay as they mature.

If a court were to find that the issuance of the New Notes was a fraudulent conveyance, the court could void the payment obligations under the New Notes or further subordinate the New Notes to presently existing and future indebtedness of ours, or require the holders of the New Notes to repay any amounts received with respect to the New Notes. In the event of a finding that a fraudulent conveyance occurred, you may not receive any repayment on the New Notes. Further, the voidance of the New Notes could result in an event of default with respect to our and our subsidiaries’ other debt that could result in acceleration of that debt.

Generally, an entity would be considered insolvent if, at the time it incurred indebtedness:

•	the sum of its debts, including contingent liabilities, was greater than the fair saleable value of all its assets; or

•

the present fair saleable value of its assets was less than the amount that would be required to pay its probable liability on its existing debts and liabilities, including contingent liabilities, as they become absolute and mature; or

•	it could not pay its debts as they become due.

We cannot be certain as to the standards a court would use to determine whether or not we were solvent at the relevant time, or regardless of the standard that a court uses, that the issuance of the New Notes would not be further subordinated to our other debt.

Canadian federal bankruptcy laws and comparable provisions of provincial fraudulent conveyance and preferential legislation include similar provisions, which are further discussed in the section titled “The New Notes may be challenged under applicable insolvency, or other laws, which could impair the enforceability of the New Notes”.

In the event that we become insolvent, insolvency proceedings will be governed by Canadian law and the laws of other jurisdictions.

We are incorporated in Quebec and subject to the laws of Quebec and Canada. Canadian corporate insolvency laws, which are principally contained in the Companies’ Creditors Arrangement Act (the “CCAA”) and the Bankruptcy and Insolvency Act (the “BIA”), are different from the corporate insolvency or bankruptcy laws of the United States. In particular, proceedings under the CCAA, which provides for the potential re-organization of an insolvent company, differ from proceedings under Chapter 11 under the U.S. Bankruptcy Code in some respects. If we become insolvent, the treatment and ranking of the holders of the New Notes, other creditors and shareholders under Canadian law may be different than the treatment and ranking under the bankruptcy laws of the United States.

The New Notes may be challenged under applicable insolvency, or other laws, which could impair the enforceability of the New Notes.

Under corporate insolvency laws in Canada, a note could be voided. Our liability under the New Notes could be reduced to zero, if successfully challenged by a trustee in bankruptcy (a “Bankruptcy Trustee”) under the provisions of the BIA, a court-appointed monitor (a “Monitor”) under the provisions of the CCAA or in some circumstances by an affected creditor. In addition, various other orders could be made by a court in relation to the New Notes, such as a stay of proceedings preventing payments being made under the New Notes, and orders requiring the repayment of monies paid or providing for the discharge of debts.

Under Canadian law, if a Bankruptcy Trustee or Monitor is appointed with respect to any Canadian company, the Bankruptcy Trustee or Monitor would have the power to investigate the validity of past transactions such as the issuance of the New Notes, and may seek various court orders, including orders to have declared void certain transactions entered into prior to the commencement of the insolvency proceeding of such company and for the repayment of money. These transactions include transactions which:

•	are at below the fair market value for the assets transferred;

•	result in property being transferred for no or inadequate consideration;

•	unfairly disregard the interests of creditors;

•	result in fraudulent preference being given to a creditor; or

•	otherwise defeat, hinder, delay or defraud creditors.

There are varying periods before the commencement or deemed commencement of a company’s insolvency proceeding during which, if the company enters into a transaction of a type that is voidable, the transaction may be set aside as a result of a Bankruptcy Trustee or Monitor seeking a court order. For example, a preference transaction entered into when the company is insolvent or which results in the company becoming insolvent, may be declared void if the company entered into it within the three-month period preceding the commencement of the company’s insolvency proceeding or, if the transaction was with a related entity, within a twelve-month period. Similarly, a conveyance of property for conspicuously less than fair market value could be voided if made to an unrelated entity within one year, or if made to a related entity within five years.

The test for whether a company is an “insolvent person” under the BIA and CCAA in this context is whether the relevant company is able to pay its obligations generally when they become due or whether the assets of the company, on fair valuation, are insufficient, or if disposed of at a fairly conducted sale under legal process would not be sufficient, to pay all of the obligations of the company due and accruing due.

Under Canadian law, a note given by a company may be set aside or subordinated on a number of grounds in addition to the voidable transactions described above, including pursuant to principles of equitable subordination.

In addition, under the laws of Canada, our other debts and liabilities, such as certain employee entitlements, pension liabilities or other amounts owed to taxing authorities and other government claimants, may rank ahead of claims under the New Notes in the event of insolvency or similar proceedings.

The issuance of the New Notes may be subject to review under Canadian provincial assignment and preference and fraudulent conveyance statutes. While the relevant laws may vary from province to province, under such laws, the making of a transfer or payment may be a fraudulent conveyance or a voidable assignment or preference under provincial law if: (i) the payment or transfer of property was made with the intent of defeating, hindering, delaying or defrauding creditors; and (ii) we were insolvent or rendered insolvent by reason of the incurrence of the indebtedness, or if we knew that we were on the eve of insolvency.

If a court were to find that the issuance of the New Notes was a fraudulent conveyance or a voidable preference under provincial law, the court could void the payment obligations under the New Notes or require the holders of the New Notes to repay any amounts received with respect to the New Notes. In the event of the court making a declaration that a fraudulent conveyance or voidable preference had occurred under provincial law, holders may not receive any repayment on the New Notes. Further, the declaration that the New Notes are void could result in an event of default with respect to our and our subsidiaries’ other debt that could result in acceleration of that debt.

In addition, there can be no assurance as to how the insolvency laws of the various jurisdictions in which we operate will be applied in relation to one another.

There is no public market for the New Notes, and we cannot assure you that a market for the New Notes will develop.

We do not intend to apply for the listing of the New Notes on any securities exchange or automated interdealer quotation system.

The New Notes will be a new class of securities for which there is no established public trading market, and no assurance can be given as to:

•	the liquidity of any such market that may develop;

•	the ability of holders of the New Notes to sell their notes; or

•	the price at which the holders of the New Notes would be able to sell their notes.

If such a market were to exist, the New Notes could trade at prices that may be higher or lower than their principal amount or purchase price, depending on many factors, including:

•	time remaining to the maturity of the New Notes;

•	outstanding amount of the New Notes;

•	prevailing interest rates and the markets for similar securities;

•	the then-current ratings assigned to the New Notes;

•	the interest of securities dealers in making a market;

•	the market price of our subordinate voting shares;

•	general economic conditions; and

•	our financial condition, historic financial performance and future prospects.

A lowering or withdrawal of the ratings assigned to our debt securities by rating agencies may increase our future borrowing costs and reduce our access to capital.

Any rating assigned to our debt securities could be lowered or withdrawn entirely by a rating agency if, in that rating agency’s judgment, future circumstances relating to the basis of the rating, such as adverse changes, so warrant. Consequently, real or anticipated changes in our credit ratings will generally affect the market value of the New Notes. Credit ratings are not recommendations to purchase, hold or sell the New Notes. Additionally, credit ratings may not reflect the potential effect of risks relating to the structure or marketing of the New Notes or other factors discussed in this prospectus on the value of the New Notes.

Any future lowering of our ratings likely would make it more difficult or more expensive for us to obtain additional debt financing. If any credit rating initially assigned to the New Notes is subsequently lowered or withdrawn for any reason, you may not be able to resell your notes without a discount.

Risks Related to the Exchange Offer

If you fail to exchange your Initial Notes, they will continue to be subject to transfer restrictions and may become less liquid.

Initial Notes that you do not tender or we do not accept will, following the exchange offer, continue to be subject to transfer restrictions, and you may not offer or sell them except pursuant to an exemption from, or in a transaction not subject to, the U.S. Securities Act and applicable state securities law. We will issue New Notes in exchange for the Initial Notes pursuant to the exchange offer only following the satisfaction of the procedures and conditions set forth in “Exchange Offer—Terms of the Exchange Offer—Conditions” and “Exchange Offer—Terms of the Exchange Offer—Procedures for Tendering.” These procedures and conditions include timely receipt by the exchange agent of such Initial Notes (or a confirmation of book-entry transfer) and of a properly completed and duly executed letter of transmittal (or an agent’s message from DTC (as defined herein)).

Because we anticipate that most holders of Initial Notes will elect to exchange their Initial Notes, we expect that the liquidity of the market for any Initial Notes remaining after the completion of the exchange offer will be substantially limited. Any Initial Notes tendered and exchanged in the exchange offer will reduce the aggregate principal amount of the Initial Notes outstanding. Following the exchange offer, if you do not tender your Initial Notes you generally will not have any further registration rights, and your Initial Notes will continue to be subject to certain transfer restrictions. Accordingly, the liquidity of the market for the Initial Notes could be adversely affected.

Some persons who participate in the exchange offer must deliver a prospectus in connection with resales of the New Notes.

Based on interpretations of the staff of the SEC contained in Exxon Capital Holdings Corp., SEC no-action letter (April 13, 1988), Morgan Stanley & Co. Inc., SEC no-action letter (June 5, 1991) and Shearman & Sterling, SEC no-action letter (July 2, 1993), we believe that you may offer for resale, resell or otherwise transfer the New Notes without compliance with the registration and prospectus delivery requirements of the U.S. Securities Act. However, in some instances described in this prospectus under “Plan of Distribution”, you will remain obligated to comply with the registration and prospectus delivery requirements of the U.S. Securities Act to transfer your New Notes. In these cases, if you transfer any New Notes without delivering a prospectus meeting the requirements of the U.S. Securities Act or without an exemption from registration of your New Notes under the U.S. Securities Act, you may incur liability under the U.S. Securities Act. We do not and will not assume, or indemnify you against, this liability.

OUR COMPANY

Founded in 1976 and headquartered in Montréal, Canada, CGI is a leading provider of business and strategic information technology (“IT”) services with approximately 84,000 consultants and professionals worldwide, whom are called members as they are also owners through CGI’s share purchase plan. CGI uses the power of technology to help clients accelerate their holistic digital transformation.

CGI has a people-centered culture, operating where our clients live and work to build trusted relationships and to advance our shared communities. Our consultants are committed to providing actionable insights that help clients achieve sustainable outcomes. They leverage best-shore centers that deliver scale, innovation and delivery excellence to every engagement.

Corporate Information

CGI Inc. was incorporated on September 29, 1981 under Part IA of the Companies Act (Quebec), predecessor to the Business Corporations Act (Quebec), which came into force on February 14, 2011, and which now governs the Company. The Company continued the activities of Conseillers en gestion et informatique CGI Inc., which was originally founded in 1976. CGI became a public company on December 17, 1986 upon completing an initial public offering of its Class A subordinate voting shares.

Our Class A subordinate voting shares are listed on the Toronto Stock Exchange under the ticker symbol GIB.A and on the New York Stock Exchange under the ticker symbol GIB.

Our executive and registered offices are located at 1350 René-Lévesque Blvd. West, 25th Floor, Montréal, Quebec, Canada, H3G 1T4, and our telephone number is (514) 841-3200. Our website address is www.cgi.com. We have not incorporated by reference in this prospectus the information included on, or linked from, our website, and you should not consider it to be a part of this prospectus.

EXCHANGE OFFER

Terms of the Exchange Offer

General

In connection with the issuance of the Initial Notes, we entered into a registration rights agreement, dated as of September 14, 2021, with the initial purchasers of the Initial Notes, providing for the issuance of New Notes in exchange for an equivalent aggregate principal amount of Initial Notes. The terms of the New Notes are substantially identical to the terms of the Initial Notes except that the New Notes will be registered under the U.S. Securities Act, and therefore will not contain restrictions on transfer, will not contain certain provisions relating to additional interest, will bear different CUSIP numbers from the Initial Notes and will not entitle their holders to registration rights. You should read the description of the New Notes in the section in this prospectus entitled “Description of the New Notes.” We also refer you to the registration rights agreement, which has been filed as an exhibit to the registration statement of which this prospectus forms a part.

Under the registration rights agreement, we agreed to file with the SEC a registration statement covering an exchange offer for the Initial Notes and to use reasonable best efforts to have such registration statement declared effective by the SEC on or prior to 360 days after the closing of the offering of the Initial Notes and to consummate the exchange offer within 30 business days after that 360-day period. We will keep the exchange offer open for at least 30 days (or longer if required by law) after the date notice of the exchange offer is sent to holders of the Initial Notes. In accordance with the registration rights agreement, this prospectus does not qualify the distribution of the New Notes under the securities laws of any province or territory of Canada.

Upon the terms and subject to the conditions set forth in this prospectus and in the letter of transmittal, all Initial Notes validly tendered and not withdrawn prior to 5:00 p.m., New York City time, on the expiration date will be accepted for exchange. New Notes will be issued in exchange for an equivalent aggregate principal amount of outstanding Initial Notes accepted in the exchange offer. This prospectus, together with the letter of transmittal, is being sent to all holders as of the date of this prospectus. The exchange offer is not conditioned upon any minimum principal amount of Initial Notes being tendered for exchange. However, the obligation to accept Initial Notes for exchange pursuant to the exchange offer is subject to certain customary conditions as set forth herein under “—Conditions.”

Initial Notes shall be deemed to have been accepted as validly tendered when, as and if we have given written notice thereof to Computershare Trust Company, N.A., the exchange agent. The exchange agent will act as agent for the tendering holders of Initial Notes for the purposes of receiving the New Notes and delivering New Notes to such holders.

Based on interpretations by the staff of the SEC as set forth in no-action letters issued to third parties (including Exxon Capital Holdings Corporation (available May 13, 1988), Morgan Stanley & Co. Incorporated (available June 5, 1991), K-III Communications Corporation (available May 14, 1993) and Shearman & Sterling (available July 2, 1993)), we believe that the New Notes issued pursuant to the exchange offer may be offered for resale, resold and otherwise transferred by any holder thereof (other than any such holder that is a broker-dealer or an “affiliate” of CGI within the meaning of Rule 405 under the U.S. Securities Act) without compliance with the registration and prospectus delivery provisions of the U.S. Securities Act, provided that:

•	such New Notes are acquired in the ordinary course of business;

•	at the time of the commencement of the exchange offer such holder has no arrangement or understanding with any person to participate in a distribution of such New Notes; and

•	such holder is not engaged in, and does not intend to engage in, a distribution of such New Notes.

We have not sought, and do not intend to seek, a no-action letter from the SEC with respect to the effects of the exchange offer, and we cannot assure you that the staff would make a similar determination with respect to the New Notes as it has in such no-action letters.

By tendering Initial Notes in exchange for New Notes and executing the letter of transmittal, each holder will represent to us that:

•	any New Notes to be received by it will be acquired in the ordinary course of business;

•	it has no arrangements or understandings with any person to participate in the distribution of the Initial Notes or New Notes within the meaning of the U.S. Securities Act; and

•	it is not an “affiliate”, as defined in Rule 405 under the U.S. Securities Act, of CGI.

If such holder is a broker-dealer, it will also be required to represent that the Initial Notes were acquired as a result of market-making activities or other trading activities and that it will deliver a prospectus in connection with any resale of New Notes. See “Plan of Distribution.” Each holder, whether or not it is a broker-dealer, shall also represent that it is not acting on behalf of any person that could not truthfully make any of the foregoing representations contained in this paragraph. If a holder of Initial Notes is unable to make the foregoing representations, such holder may not rely on the applicable interpretations of the staff of the SEC and must comply with the registration and prospectus delivery requirements of the U.S. Securities Act in connection with any secondary resale transaction unless such sale is made pursuant to an exemption from such requirements.

Each broker-dealer that receives New Notes for its own account in exchange for Initial Notes where such Initial Notes were acquired by such broker-dealer as a result of market-making or other trading activities, must acknowledge that it will deliver a prospectus meeting the requirements of the U.S. Securities Act and that it has not entered into any arrangement or understanding with us or an affiliate of ours to distribute the New Notes in connection with any resale of such New Notes. See “Plan of Distribution.”

Upon consummation of the exchange offer, any Initial Notes not tendered will remain outstanding and continue to accrue interest but, subject to certain limited exceptions, holders of Initial Notes who do not exchange their Initial Notes for New Notes in the exchange offer will no longer be entitled to registration rights or certain payments of additional interest. In addition, such holders will not be able to offer or sell their Initial Notes, unless such Initial Notes are subsequently registered under the U.S. Securities Act, except pursuant to an exemption from, or in a transaction not subject to, the U.S. Securities Act and applicable state securities laws. Subject to limited exceptions, we will have no obligation to effect a subsequent registration of the Initial Notes.

Expiration Date; Extensions; Amendments; Termination

The expiration date shall be June 9, 2022 unless we, in our sole discretion, extend the exchange offer, in which case the expiration date shall be the latest date to which the exchange offer is extended. The expiration date of this exchange offer will be at least 30 days after the commencement of the exchange offer in accordance with Rule 14e-1(a) under the Exchange Act.

To extend the expiration date, we will notify the exchange agent of any extension by written notice and will notify the holders of Initial Notes by means of a press release or other public announcement prior to 9:00 a.m., New York City time, on the next business day after the previously scheduled expiration date. Such announcement will state that we are extending the exchange offer for a specified period of time.

We expressly reserve the right:

•

to delay acceptance of any Initial Notes, to extend the exchange offer or to terminate the exchange offer and not permit acceptance of Initial Notes not previously accepted if any of the conditions set forth under “—Conditions” shall have occurred and shall not have been waived prior to the expiration date, by giving written notice of such delay, extension or termination to the exchange agent; or

•	to amend the terms of the exchange offer in any manner deemed by us to be advantageous to the holders of the Initial Notes.

Any such delay in acceptance, extension, termination or amendment will be followed as promptly as practicable by written notice to the exchange agent. If the exchange offer is amended in a manner determined by us to constitute a material change, we will promptly disclose such amendment in a manner reasonably calculated to inform the holders of the Initial Notes of such amendment and we will extend the exchange offer for a period of five to ten business days. Without limiting the manner in which we may choose to make public the announcement of any delay, extension, amendment or termination of the exchange offer, we shall have no obligation to publish, advertise or otherwise communicate any such public announcement, other than by making a timely release to an appropriate news agency.

Interest on the New Notes

The New 2026 Notes will accrue interest at the rate of 1.450% per annum. The New 2026 Notes will accrue interest from and including September 14, 2021, the closing of the offering of the Initial 2026 Notes. Interest on the New 2026 Notes is payable on March 14 and September 14, beginning on March 14, 2022. No additional interest will be paid on Initial Notes tendered and accepted for exchange.

The New 2031 Notes will accrue interest at the rate of 2.300% per annum. The New 2031 Notes will accrue interest from and including September 14, 2021, the closing of the offering of the Initial 2031 Notes. Interest on the New 2031 Notes is payable on March 14 and September 14, beginning on March 14, 2022. No additional interest will be paid on Initial Notes tendered and accepted for exchange.

Absence of Dissenter’s Rights of Appraisal

Holders of the Initial Notes do not have any dissenter’s rights of appraisal in connection with the exchange offer.

Procedures for Tendering

To tender your Initial Notes in this exchange offer, you must use one of the three alternative procedures described below:

(1)

Regular delivery procedure: Complete, sign and date the letter of transmittal, or a facsimile of the letter of transmittal. Have the signatures on the letter of transmittal guaranteed if required by the letter of transmittal. Mail or otherwise deliver the letter of transmittal or the facsimile together with the certificates representing the Initial Notes being tendered and any other required documents to the exchange agent on or before 5:00 p.m., New York City time, on the expiration date.

(2)

Book-entry delivery procedure: Send a timely confirmation of a book-entry transfer of your Initial Notes, if this procedure is available, into the exchange agent’s account at The Depository Trust Company in accordance with the procedures for book-entry transfer described under “—Book-Entry Transfer” below, on or before 5:00 p.m., New York City time, on the expiration date.

(3)

Guaranteed delivery procedure: If time will not permit you to complete your tender by using the procedures described in (1) or (2) above before the expiration date and this procedure is available, comply with the guaranteed delivery procedures described under “—Guaranteed Delivery Procedures” below.

The method of delivery of Initial Notes, letter of transmittal and all other required documents is at the election and risk of the holders. If such delivery is by mail, it is recommended that registered mail, properly insured, with return receipt requested, be used. In all cases, sufficient time should be allowed to assure timely delivery. No Initial Notes, letters of transmittal or other required documents should be sent to us. Delivery of all Initial Notes, if applicable, letters of transmittal and other documents must be made to the exchange agent at its address set forth in the letter of transmittal. Holders may also request their respective brokers, dealers, commercial banks, trust companies or nominees to effect such tender for such holders.

The tender by a holder of Initial Notes will constitute an agreement between such holder and us in accordance with the terms and subject to the conditions set forth herein and in the applicable letter of transmittal. Any beneficial owner whose Initial Notes are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and who wishes to tender should contact such registered holder promptly and instruct such registered holder to tender on its behalf.

Signatures on a letter of transmittal or a notice of withdrawal, as the case may be, must be guaranteed by any member firm of a registered national securities exchange or of the Financial Industry Regulatory Authority, Inc., a commercial bank or trust company having an office or correspondent in the United States or an “eligible guarantor” institution within the meaning of Rule 17Ad-15 under the Exchange Act or an eligible institution unless the Initial Notes tendered pursuant thereto are tendered (1) by a registered holder of Initial Notes who has not completed the box entitled “Special Issuance Instructions” or “Special Delivery Instructions” on the letter of transmittal or (2) for the account of an eligible institution.

If a letter of transmittal is signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, such person should so indicate when signing and, unless waived by us, evidence satisfactory to us of their authority to so act must be submitted with such letter of transmittal.

All questions as to the validity, form, eligibility, time of receipt and withdrawal of the tendered Initial Notes will be determined by us in our sole discretion, which determination will be final and binding. We reserve the absolute right to reject any and all Initial Notes not properly tendered or any Initial Notes which, if accepted, would, in the opinion of counsel for us, be unlawful. We also reserve the absolute right to waive any irregularities or conditions of tender as to particular Initial Notes. We will not waive any condition of the exchange offer with respect to an individual holder unless we waive that condition for all holders. Our interpretation of the terms and conditions of the exchange offer, including the instructions in the letter of transmittal, will be final and binding on all parties. Unless waived, any defects or irregularities in connection with tenders of Initial Notes must be cured within such time as we shall determine. Neither we, the exchange agent nor any other person shall be under any duty to give notification of defects or irregularities with respect to tenders of Initial Notes, nor shall any of them incur any liability for failure to give such notification. Tenders of Initial Notes will not be deemed to have been made until such irregularities have been cured or waived. Any Initial Note received by the exchange agent that is not properly tendered and as to which the defects or irregularities have not been cured or waived will be returned without cost to such holder by the exchange agent, unless otherwise provided in the letter of transmittal, promptly following the expiration date.

In addition, we reserve the right, in our sole discretion, subject to the provisions of the indenture pursuant to which the Initial Notes were issued:

•	to purchase or make offers for any Initial Notes that remain outstanding subsequent to the expiration date or, as described under “—Conditions”, to terminate the exchange offer,

•	to redeem Initial Notes as a whole, or in part, at any time and from time to time, as described under “Description of the New Notes—Optional Redemption”, and

•	to the extent permitted under applicable law, to purchase Initial Notes in the open market, in privately negotiated transactions or otherwise.

The terms of any such purchases or offers could differ from the terms of the exchange offer.

Each broker-dealer that receives New Notes for its own account in exchange for Initial Notes where such Initial Notes were acquired by such broker-dealer as a result of market-making or other trading activities, must acknowledge that it will deliver a prospectus meeting the requirements of the U.S. Securities Act and that it has not entered into any arrangement or understanding with us, or an affiliate of ours, to distribute the New Notes in connection with any resale of such New Notes. See “Plan of Distribution.”

Acceptance of Initial Notes for Exchange; Delivery of New Notes

Upon satisfaction or waiver of all of the conditions to the exchange offer, all Initial Notes properly tendered will be accepted promptly after the expiration date and the New Notes will be issued promptly after acceptance of the Initial Notes. See “—Conditions.” For purposes of the exchange offer, Initial Notes shall be deemed to have been accepted as validly tendered for exchange when, as and if we have given written notice thereof to the exchange agent.

For each Initial Note accepted for exchange, the holder of such Initial Note will receive a New Note having a principal amount equal to that of the surrendered Initial Note.

In all cases, issuance of New Notes for Initial Notes that are accepted for exchange pursuant to the exchange offer will be made only after timely receipt by the exchange agent of:

•	a timely book-entry confirmation of such Initial Notes into the exchange agent’s account at the applicable book-entry transfer facility,

•

a properly completed and duly executed letter of transmittal (or an agent’s message from a participant tendering Initial Notes that such participant has received and agrees to be bound by the terms of the letter of transmittal), and

•	any other required documents.

If any tendered Initial Notes are not accepted for any reason described in the terms and conditions of the exchange offer, such unaccepted or such non-exchanged Initial Notes will be returned promptly without expense to the tendering holder thereof (if in certificated form), or credited to an account maintained with such book-entry transfer facility after the expiration or termination of the exchange offer.

Book-Entry Transfer

The exchange agent has established an account with respect to the Initial Notes at the book-entry transfer facility for purposes of the exchange offer. Any financial institution that is a participant in the book-entry transfer facility’s systems may make book-entry delivery of Initial Notes by causing the book-entry transfer facility to transfer such Initial Notes into the exchange agent’s account at the book-entry transfer facility in accordance with such book-entry transfer facility’s procedures for transfer. However, although delivery of Initial Notes may be effected through book-entry transfer at the book-entry transfer facility, the letter of transmittal or facsimile thereof with any required signature guarantees and any other required documents must, in any case, be transmitted to and received by the exchange agent at the address set forth in the letter of transmittal on or prior to the expiration date or the guaranteed delivery procedures described below must be complied with (or an agent’s message from a participant tendering Initial Notes that such participant has received and agrees to be bound by the terms of the letter of transmittal).

Exchanging Book-Entry Notes

The exchange agent and the book-entry transfer facility have confirmed that any financial institution that is a participant in the book-entry transfer facility may utilize the book-entry transfer facility’s Automated Tender Offer Program (“ATOP”) procedures to tender Initial Notes.

Any participant in the book-entry transfer facility may make book-entry delivery of Initial Notes by causing the book-entry transfer facility to transfer such Initial Notes into the exchange agent’s account in accordance with the book-entry transfer facility’s ATOP procedures for transfer. However, the exchange for the Initial Notes so tendered will only be made after a book-entry confirmation of the book-entry transfer of Initial Notes into the exchange agent’s account and timely receipt by the exchange agent of an agent’s message and any other documents required by the letter of transmittal. The term “agent’s message” means a message, transmitted by the book-entry transfer facility and received by the exchange agent and forming part of a book-entry confirmation, which states that the book-entry transfer facility has received an express acknowledgment from a participant tendering Initial Notes that are the subject of such book-entry confirmation, that such participant has received and agrees to be bound by the terms of the letter of transmittal and that we may enforce such agreement against such participant.

Guaranteed Delivery Procedures

If the procedures for book-entry transfer cannot be completed on a timely basis, a tender may be effected if:

•	the tender is made through an eligible institution;

•

prior to the expiration date, the exchange agent receives by facsimile transmission, mail or hand delivery from such eligible institution a properly completed and duly executed letter of transmittal and notice of guaranteed delivery, substantially in the form provided by us, which:

(1)	sets forth the name and address of the holder of Initial Notes and identifies the Initial Notes tendered, including the principal amount of such Initial Notes;

(2)	states that the tender is being made thereby; and

(3)

guarantees that within two New York Stock Exchange (“NYSE”) trading days after the date of execution of the notice of guaranteed delivery, or a book-entry confirmation, as the case may be, and any other documents required by the letter transmittal will be deposited by the eligible institution with the exchange agent; and

•

a book-entry confirmation and all other documents required by the letter of transmittal are received by the exchange agent within two NYSE trading days after the date of execution of the notice of guaranteed delivery.

Withdrawal of Tenders

Tenders of Initial Notes may be withdrawn at any time prior to 5:00 p.m., New York City time, on the expiration date.

For a withdrawal to be effective, a written notice of withdrawal must be received by the exchange agent prior to 5:00 p.m., New York City time, on the expiration date at the address set forth in the letter of transmittal. Any such notice of withdrawal must:

•	specify the name of the person having tendered the Initial Notes to be withdrawn;

•	identify the Initial Notes to be withdrawn, including the principal amount of such Initial Notes;

•

in the case of Initial Notes tendered by book-entry transfer, specify the number of the account at the book-entry transfer facility from which the Initial Notes were tendered and specify the name and number of the account at the book-entry transfer facility to be credited with the withdrawn Initial Notes and otherwise comply with the procedures of such facility;

•	contain a statement that such holder is withdrawing its election to have such Initial Notes exchanged;

•

be signed by the holder in the same manner as the original signature on the letter of transmittal by which such Initial Notes were tendered including any required signature guarantees, or be accompanied by documents of transfer to have the trustees with respect to the Initial Notes in the name of the person withdrawing the tender; and

•	specify the name in which such Initial Notes are registered, if different from the person who tendered such Initial Notes.

All questions as to the validity, form, eligibility and time of receipt of such notice will be determined by us, which determination shall be final and binding on all parties. Any Initial Notes so withdrawn will be deemed not to have been validly tendered for exchange for purposes of the exchange offer. Any Initial Notes which have been tendered for exchange but which are not exchanged for any reason will be returned to the tendering holder thereof without cost to such holder, in the case of physically tendered Initial Notes, or credited to an account maintained with the book-entry transfer facility for the Initial Notes promptly after withdrawal, rejection of tender or termination of the exchange offer. Properly withdrawn Initial Notes may be re-tendered by following one of the procedures described under “—Procedures for Tendering” and “—Book-Entry Transfer” above at any time prior to 5:00 p.m., New York City time, on the expiration date.

Conditions

We will complete this exchange offer only if:

1.	there is no change in the laws and regulations which would reasonably be expected to impair our ability to proceed with this exchange offer,

2.	there is no change in the current interpretation of the staff of the SEC which permits resales of the New Notes, and

3.

there is no stop order issued by the SEC or any state securities authority suspending the effectiveness of the registration statement which includes this prospectus or the qualification of the indenture for our New Notes under the Trust Indenture Act of 1939 and there are no proceedings initiated or, to our knowledge, threatened for that purpose.

These conditions are for our sole benefit. We may assert any one of these conditions regardless of the circumstances giving rise to it and may also waive any one of them, in whole or in part, at any time and from time to time, if we determine in our reasonable discretion that it has not been satisfied, subject to applicable law. Notwithstanding the foregoing, all conditions to the exchange offer must be satisfied or waived before the expiration of this exchange offer. If we waive a condition to this exchange offer, the waiver will be applied equally to all note holders. Each of these rights will be deemed an ongoing right which we may assert at any time and from time to time.

If we determine that we may terminate this exchange offer because any of these conditions is not satisfied, we may:

1.	refuse to accept and return to their holders any Initial Notes that have been tendered,

2.	extend the exchange offer and retain all notes tendered before the expiration date, subject to the rights of the holders of these notes to withdraw their tenders, or

3.

waive any condition that has not been satisfied and accept all properly tendered notes that have not been withdrawn or otherwise amend the terms of this exchange offer in any respect as provided under the section in this prospectus entitled “—Expiration Date; Extensions; Amendments; Termination.”

Exchange Agent

Computershare Trust Company, N.A. has been appointed as exchange agent for the exchange offer. Questions and requests for assistance and requests for additional copies of this prospectus, or of the letter of transmittal, should be directed to the exchange agent as provided in the letter of transmittal.

Fees and Expenses

The expenses of soliciting tenders pursuant to the exchange offer will be borne by us. The principal solicitation for tenders pursuant to the exchange offer is being made by mail; however, additional solicitations may be made by telephone, telecopy or in person by our officers and regular employees.

We will not make any payments to brokers, dealers or other persons soliciting acceptances of the exchange offer. We will, however, pay the exchange agent reasonable and customary fees for its services and will reimburse the exchange agent for its reasonable out-of-pocket expenses in connection therewith. We may also pay brokerage houses and other custodians, nominees and fiduciaries the reasonable out-of-pocket expenses incurred by them in forwarding copies of the prospectus and related documents to the beneficial owners of the Initial Notes, and in handling or forwarding tenders for exchange.

The expenses to be incurred by us in connection with the exchange offer will be paid by us, including fees and expenses of the exchange agent and trustee and accounting, legal, printing and related fees and expenses.

Subject to the following sentence, we will pay all transfer taxes applicable to the exchange of Initial Notes pursuant to the exchange offer. If, however, (a) New Notes or Initial Notes for principal amounts not tendered or accepted for exchange are to be registered or issued in the name of any person other than the registered holder of the Initial Notes tendered, (b) if tendered Initial Notes are registered in the name of any person other than the person signing the letter of transmittal, or (c) if a transfer tax is imposed for any reason other than the exchange of Initial Notes pursuant to the exchange offer, then the amount of any such transfer taxes imposed will be payable by the tendering holder. If satisfactory evidence of payment of such taxes or exemption therefrom is not submitted with the letter of transmittal, the amount of such transfer taxes will be billed directly to such tendering holder.

Consequences of Failure to Exchange

Holders of Initial Notes who do not exchange their Initial Notes for New Notes pursuant to the exchange offer will continue to be subject to the restrictions on transfer of such Initial Notes as set forth in the legend thereon as a consequence of the issuance of the Initial Notes pursuant to exemptions from, or in transactions not subject to, the registration requirements of the U.S. Securities Act and applicable state securities laws. The Initial Notes may not be offered, sold or otherwise transferred, except in compliance with the registration requirements of the U.S. Securities Act, pursuant to an exemption from registration under the U.S. Securities Act or in a transaction not subject to the registration requirements of the U.S. Securities Act, and in compliance with applicable state securities laws. We do not currently anticipate that we will register the Initial Notes under the U.S. Securities Act. To the extent that Initial Notes are tendered and accepted in the exchange offer, the trading market for untendered and tendered but unaccepted Initial Notes could be adversely affected. See “Risk Factors—If you fail to exchange your Initial Notes, they will continue to be restricted securities and may become less liquid.”

Each broker-dealer that receives New Notes for its own account in exchange for Initial Notes, where such Initial Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such New Notes. See “Plan of Distribution.”

USE OF PROCEEDS

We will not receive any proceeds from the exchange offer. In consideration for issuing New Notes, we will receive in exchange Initial Notes of like principal amount, the terms of which are identical in all material respects to the New Notes. Initial Notes surrendered in exchange for New Notes will be retired and cancelled and cannot be reissued. Accordingly, issuance of the New Notes will not result in any increase in our indebtedness and will evidence the same continuing indebtedness as the Initial Notes and not constitute new indebtedness. We have agreed to bear all fees and expenses related to the exchange offer. No underwriter is being used in connection with the exchange offer.

CAPITALIZATION

There have been no material changes in our share and loan capital, on a consolidated basis, since March 31, 2022, being the date of our most recent financial statements incorporated by reference into this prospectus.

PRIOR SALES

The following table summarizes our issuance of the Initial Notes during the 12 months prior to the date of this prospectus:

Date	Security	Principal Amount per Security		Issue Price per Security	Number of Securities	Aggregate Principal Amount
September 14, 2021	1.450% Notes due 2026	US$	1,000	99.822% of principal amount	600,000	US$	600,000,000
September 14, 2021	2.300% Notes due 2031	US$	1,000	99.583% of principal amount	400,000	US$	400,000,000

EARNINGS COVERAGE

The following consolidated financial ratios are calculated for the twelve-month periods ended September 30, 2021 and March 31, 2022. Such financial ratios do not purport to be indicative of earnings coverage ratios for any future periods.

Twelve Month Period Ended September 30, 2021

The financial ratio for the twelve months ended September 30, 2021 gives pro forma effect to the following adjustments, as if each had occurred at the beginning of the twelve month period ended September 30, 2021:

•	the repayment in December 2021 of the last tranche of Senior U.S. unsecured notes issued in 2011 of US$250 million and the settlement of related interest rate swaps; and

•

the issuance during the three months ended December 31, 2021 of Canadian dollar to euro fixed for fixed cross-currency swap agreements for a notional amount of $600 million, related to $600 million aggregate principal amount of 2.100% notes due 2028.

Those pro forma adjustments were the only ones that were considered material to the ratios.

After giving effect to such pro forma adjustments, our adjusted borrowing costs on all interest bearing financial liabilities amounted to $88.5 million for the twelve-month period ended September 30, 2021. Our consolidated profit attributable to owners of the parent before borrowing costs and income tax for the twelve-month period ended September 30, 2021 was $1,947.9 million, which is 22.0 times our adjusted borrowing costs for the period ended September 30, 2021.

Twelve Month Period Ended March 31, 2022

For the twelve month period ended March 31, 2022, we determined that no adjustments were required as they would not be material to the ratios.

Our borrowing costs on all interest bearing financial liabilities amounted to $103.1 million for the twelve-month period ended March 31, 2022. Our consolidated profit attributable to owners of the parent before borrowing costs and income tax for the twelve-month periods ended March 31, 2022 was $2,010.1 million, which is 19.5 times our adjusted borrowing costs for the period ended March 31, 2022.

Issuance of New Notes

As the issuance of any New Notes under this prospectus is in exchange for an equal aggregate principal amount of outstanding Initial Notes validly tendered and accepted in the exchange offer, for the purposes of our earnings coverage ratios calculated for the twelve month periods ended September 30, 2021 and March 31, 2022, we have not expressly included the issuance of any New Notes under this prospectus in pro forma adjustments as any issuance of New Notes will offset an equivalent amount of the Initial Notes issued on September 14, 2021 that are reflected in our audited consolidated financial statements for the fiscal years ended September 30, 2021 and 2020 and in our unaudited interim financial statements for the three and six months ended March 31, 2022 and 2021.

DESCRIPTION OF THE NEW NOTES

In this section, the words “CGI”, “we”, “us” and “our” refer only to CGI Inc. and not to any of our subsidiaries. The following description of the particular terms of the New Notes is qualified in its entirety by reference to the indenture under which the New Notes are to be issued. Capitalized terms used and not defined in this description have the meanings ascribed to them in the indenture. The following description is meant to be only a summary of the material provisions of the indenture. It does not restate the terms of the indenture in its entirety. We urge that you carefully read the indenture as this document, and not this description, governs your rights as holders of the New Notes. The indenture has been filed as an exhibit to the registration statement of which this prospectus forms a part. A copy of the indenture was filed on SEDAR on April 27, 2022.

General

The Initial 2026 Notes were issued under the indenture in an aggregate principal amount of US$600,000,000. The New 2026 Notes are unsecured, unsubordinated obligations of CGI evidencing the same continuing indebtedness as the Initial 2026 Notes and will mature on September 14, 2026. The Initial 2031 Notes were issued under the indenture in an aggregate principal amount of US$400,000,000. The New 2031 Notes are unsecured, unsubordinated obligations of CGI evidencing the same continuing indebtedness as the Initial 2031 Notes and will mature on September 14, 2031. Payments of principal of, and interest and premium and additional amounts, if any, on the New Notes will be made in U.S. dollars. The New Notes are not subject to any sinking fund provision. The New Notes are available for purchase in denominations of US$2,000 and in integral multiples of US$1,000 in excess thereof.

Subject to the covenants described under “—Certain covenants—Limitation on liens” and “—Certain covenants—Limitation on sale and leaseback transactions”, the indenture does not limit our ability to incur additional indebtedness and does not limit the ability of our subsidiaries or joint ventures to incur additional indebtedness. The New Notes will not have the benefit of any security interest or guarantee.

No service charge will be made for any registration, transfer or exchange of the New Notes, but we may require payment of a sum sufficient to cover any tax, assessment or other governmental charge payable in connection therewith.

Ranking and Other Indebtedness

The New Notes will be our unsecured senior obligations and will rank equally with all our other unsecured senior obligations from time to time outstanding. The New Notes will be effectively subordinated to all Indebtedness and other liabilities of our subsidiaries and to all our secured Indebtedness and other secured liabilities, to the extent of the assets securing such Indebtedness and other liabilities. At March 31, 2022, the aggregate amount of our consolidated debt, as determined consistent with IFRS and reflected on our consolidated balance sheet, was approximately $3,041.9 million, and we had approximately $1,495.9 million of unused commitments under our committed bank credit facilities. As of March 31, 2022, we and our subsidiaries had no secured debt. As of March 31, 2022, our subsidiaries had debt, as determined in accordance with IFRS, including guarantees by certain of our subsidiaries of indebtedness under our credit facilities and our outstanding senior U.S. unsecured notes, of approximately $1,211.0 million and accounts payable and accrued liabilities of approximately $917.0 million.

Interest

The New 2026 Notes will bear interest at 1.450% per annum from September 14, 2021, or from the most recent interest payment date to which interest has been paid or provided for, payable semi-annually in arrears, on March 14 and September 14 of each year, beginning on March 14, 2022, to each person in whose name a note is registered at the close of business on the preceding February 28 or August 31, as the case may be.

The New 2031 Notes will bear interest at 2.300% per annum from September 14, 2021, or from the most recent interest payment date to which interest has been paid or provided for, payable semi-annually in arrears, on March 14 and September 14 of each year, beginning on March 14, 2022, to each person in whose name a note is registered at the close of business on the preceding February 28 or August 31, as the case may be.

The amount of interest payable will be computed on the basis of a 360-day year consisting of twelve 30-day months. If any date on which principal of, premium on or interest on the New Notes is payable is not a business day, then payment of the principal, premium or interest payable on that date will be made on the next succeeding day which is a business day (and without any additional interest or other payment in respect of any delay), with the same force and effect as if made on such date.

Principal of, premium on and interest on the New Notes will be payable, and the transfer of New Notes will be registrable, at the principal corporate trust office of the trustee, which at present is Computershare Trust Company, N.A. 6200 South Quebec Street Greenwood Village, Colorado 80111 Attention: Corporate Trust – CGI Inc. However, payment of interest may, at our option be made by check mailed to the address of the person entitled thereto as it appears in the security register or by wire transfer to an account located in the United States maintained by such person.

Further Issuance

We may from time to time without notice to, or the consent of, the holders of the New 2026 Notes or the New 2031 Notes create and issue additional notes under the indenture equal in rank to the New 2026 Notes or the New 2031 Notes, as the case may be, in all respects (or in all respects except for the payment of interest accruing prior to the issue date of the new notes, or except, in some cases, for the first payment of interest following the issue date of the new notes) so that the new notes may be consolidated and form a single series with the New 2026 Notes or the New 2031 Notes, as the case may be, and have the same terms as to status, redemption and otherwise as the New 2026 Notes or the New 2031 Notes issued pursuant to this prospectus.

Optional Redemption

New 2026 Notes

Prior to August 14, 2026 (the date that is one month prior to the maturity date of the New 2026 Notes) (the “2026 Par Call Date”), we will have the right at our option to redeem the New 2026 Notes in whole or in part, any time or from time to time prior to their maturity, at a redemption price equal to the greater of (i) 100% of the principal amount of the New 2026 Notes being redeemed and (ii) the sum of the present values of the remaining scheduled payments of principal and interest thereon to the 2026 Par Call Date (exclusive of interest accrued to the redemption date), discounted to the redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate, plus 15 basis points (the “2026 Make-Whole Amount”), plus, in each case, accrued and unpaid interest thereon to the redemption date.

At any time and from time to time on or after the 2026 Par Call Date, we may redeem the New 2026 Notes, in whole or in part, at a redemption price equal to 100% of the principal amount of the New 2026 Notes being redeemed plus accrued and unpaid interest to the redemption date.

New 2031 Notes

Prior to June 14, 2031 (the date that is three months prior to the maturity date of the New 2031 Notes) (the “2031 Par Call Date”), we will have the right at our option to redeem the New 2031 Notes in whole or in part, any time or from time to time prior to their maturity, at a redemption price equal to the greater of (i) 100% of the principal amount of the New 2031 Notes being redeemed and (ii) the sum of the present values of the remaining scheduled payments of principal and interest thereon to the 2031 Par Call Date (exclusive of interest accrued to the redemption date), discounted to the redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate, plus 20 basis points (the “2031 Make-Whole Amount”), plus, in each case, accrued and unpaid interest thereon to the redemption date.

At any time and from time to time on or after the 2031 Par Call Date, we may redeem the New 2031 Notes, in whole or in part, at a redemption price equal to 100% of the principal amount of the New 2031 Notes being redeemed plus accrued and unpaid interest to the redemption date.

Redemption Procedures

We will give you at least 10 days (but not more than 60 days) prior notice of any redemption (with notice to the trustee at least 3 business days prior to when notice is due to holders, unless a shorter notice period shall be acceptable to the trustee) . If less than all of a series of New Notes are redeemed, such notes shall be selected in accordance with the procedures of The Depository Trust Company (“DTC”).

On or before the redemption date, we will deposit with a paying agent (or the trustee) money sufficient to pay the redemption price and accrued interest on the New Notes to be redeemed on such date. On and after the redemption date, interest will cease to accrue on any New Notes that have been called for redemption (unless we default in the payment of the redemption price and accrued interest). The redemption price will be calculated by the Independent Investment Banker and we, the trustee and any paying agent for the New Notes will be entitled to rely conclusively on such calculation.

If notice of redemption has been given as provided in the indenture, and funds for the redemption of such notes called for redemption have been made available on the redemption date referred to in such notice, such New Notes will cease to bear interest on the date fixed for such redemption specified in such notice and the only right of the holders of such New Notes will be to receive payment of the redemption price plus accrued interest to, but not including, the date of redemption.

For purposes of the discussion of optional redemption and redemption procedures, the following definitions are applicable:

“Comparable Treasury Issue” means the United States Treasury security or securities selected by an Independent Investment Banker as having an actual or interpolated maturity comparable to the Remaining Term of the New Notes to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of a comparable maturity to the Remaining Term of such notes.

“Comparable Treasury Price” means, with respect to any redemption date, (A) the average of the Reference Treasury Dealer Quotations for such redemption date, after excluding the highest and lowest of such Reference Treasury Dealer Quotations, or (B) if we obtain fewer than three such Reference Treasury Dealer Quotations, the average of all such quotations.

“Independent Investment Banker” means one of the Reference Treasury Dealers appointed by us.

“Reference Treasury Dealer” means each of (i) J.P. Morgan Securities LLC, Scotia Capital (USA) Inc., TD Securities (USA) LLC, or their respective affiliates which are primary U.S. government securities dealers, and their respective successors; provided, however, that if any of the foregoing or their affiliates shall cease to be a primary U.S. government securities dealer in The City of New York (a “Primary Treasury Dealer”), we shall substitute therefor another Primary Treasury Dealer, and (ii) any other Primary Treasury Dealers selected by us.

“Reference Treasury Dealer Quotation” means, with respect to each Reference Treasury Dealer and any redemption date, the average of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to us by such Reference Treasury Dealer at 3:30 p.m. New York time on the third business day preceding such redemption date.

“Treasury Rate” means, with respect to any redemption date, the rate per annum equal to: (1) the weekly average yield to maturity representing the average of the daily yields appearing at 5:00 p.m., New York City time, on the relevant calculation date in the most recently published Data Download Program designated “H.15” or any successor publication which is published weekly by the Board of Governors of the Federal Reserve System and which establishes yields on actively traded United States Treasury securities adjusted to constant maturity under the caption “Treasury Constant Maturities”, for the maturity corresponding to the period from the redemption date of the New Notes to be redeemed to the 2026 Par Call Date or 2031 Par Call Date, as applicable (rounded to the nearest month) (the “Remaining Term”); provided that, if no maturity is within three months before or after the Remaining Term of the New Notes to be redeemed or more than one maturity is within three months before or after the Remaining Term of the New Notes to be redeemed and no maturity exactly corresponds to the Remaining Term, the weekly average yield for (A) the published maturity closest to but shorter than the Remaining Term and (B) the published maturity closest to but longer than the Remaining Term, both to be determined as described above, and the Treasury Rate will be interpolated or extrapolated from those yields on a straight line basis; or (2) if such release (or any successor release) is not published during the week preceding the calculation date or does not contain such yields, the rate per annum equal to the semi-annual equivalent yield to maturity of the applicable Comparable Treasury Issue, calculated using a price for the applicable Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the related Comparable Treasury Price for such redemption date. The Treasury Rate will be determined on the third business day preceding the redemption date.

Change of Control Repurchase Event

If a Change of Control Repurchase Event occurs, unless we have exercised our right to redeem the New Notes as described above, we will be required to make an offer to each holder of the New Notes of the applicable series to repurchase all or any part (in denominations of US$2,000 and integral multiples of US$1,000 in excess thereof) of that holder’s notes of such series at a repurchase price in cash equal to 101% of the aggregate principal amount of the New Notes of such series repurchased plus any accrued and unpaid interest on the New Notes of such series repurchased to, but not including, the date of repurchase. Within 45 days following any Change of Control Repurchase Event or, at our option, prior to any Change of Control but after the public announcement of the Change of Control, we will send a notice to each holder of notes of such series, with a copy to the trustee, describing the transaction or transactions that constitute or may constitute the Change of Control Repurchase Event and offering to repurchase the New Notes of such series on the payment date specified in the notice, which date will be no earlier than 30 days and no later than 60 days from the date such notice is sent other than as may be required by law. The notice shall, if sent prior to the date of consummation of the Change of Control, state that the offer to purchase is conditioned on a Change of Control Repurchase Event occurring on or prior to the payment date specified in the notice. We will comply with the requirements of Rule 14e-1 under the Exchange Act, and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the repurchase of the New Notes of a series as a result of a Change of Control Repurchase Event. To the extent that the provisions of any securities laws or regulations conflict with the Change of Control Repurchase Event provisions of the New Notes of a series, we will comply with the applicable securities laws and regulations and will not be deemed to have breached our obligations under the Change of Control Repurchase Event provisions of the New Notes of such series by virtue of such conflict.

On the repurchase date following a Change of Control Repurchase Event, we will, to the extent lawful:

(1)	accept for payment all New Notes of the applicable series or portions of the New Notes of such series properly tendered pursuant to our offer;

(2)

deposit with the trustee or the paying agent, as applicable, an amount equal to the aggregate purchase price in respect of all New Notes of such series or portions of the New Notes of such series properly tendered; and

(3)

deliver or cause to be delivered to the trustee or the paying agent, as applicable, the New Notes of such series properly accepted, together with an officers’ certificate stating the aggregate principal amount of the New Notes of such series being purchased by us.

We shall authorize and direct the trustee or the paying agent, as applicable, in writing to send to each holder of the New Notes of the applicable series properly tendered the purchase price for the New Notes of such series, and the trustee will promptly authenticate and mail (or cause to be transferred by book-entry) to each holder a new note equal in principal amount to any unpurchased portion of any New Notes of such series surrendered; provided that each New Note will be in a minimum principal amount of US$2,000 and integral multiples of US$1,000.

We will not be required to make an offer to repurchase the New Notes of a series upon a Change of Control Repurchase Event if a third party makes such an offer in the manner, at the times and otherwise in compliance with the requirements for an offer made by us and such third party purchases all notes of such series properly tendered and not withdrawn under its offer.

In the event that holders of not less than 90% of the aggregate principal amount of the outstanding notes of a series accept our offer to repurchase the New Notes of such series upon a Change of Control Repurchase Event and we purchase all of the New Notes of such series held by such holders, we will have the right, upon not less than 10 days’ nor more than 60 days’ prior notice, given not more than 30 days following the purchase pursuant to the offer to purchase described above, to redeem all of the New Notes of such series that remain outstanding following such purchase at a redemption price equal to 101% of the aggregate principal amount of the New Notes redeemed plus any accrued and unpaid interest on the New Notes of such series redeemed to, but not including, the date of redemption.

The provisions under the indenture relative to our obligation to make an offer to repurchase upon a Change of Control Repurchase Event may be waived or modified with the written consent of the holders of a majority in principal amount of the New Notes of the applicable series.

For purposes of the foregoing discussion of a repurchase at the option of holders, the following definitions are applicable:

“Change of Control” means the occurrence of any of the following:

(1)

the direct or indirect sale, lease, transfer, conveyance or other disposition (other than by way of merger, amalgamation or statutory plan of arrangement or consolidation), in one or a series of related transactions, of all or substantially all of our assets and our subsidiaries taken as a whole to any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act) other than to us or one of our subsidiaries;

(2)

the consummation of any transaction (including, without limitation, any merger, amalgamation or statutory plan of arrangement or consolidation) the result of which is that any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act), other than a Permitted Holder, becomes the beneficial owner (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of Voting Stock to which is attached more than 50% of the combined voting power of our Voting Stock (or other Voting Stock into which our Voting Stock is reclassified, consolidated, exchanged or changed) measured by voting power rather than number of shares;

(3)

we consolidate, amalgamate, or enter into a statutory plan of arrangement with, or merge with or into, any “person” (as that term is used in Section 13(d)(3) of the Exchange Act), or any person consolidates, amalgamates, or enters into a statutory plan of arrangement with, or merges with or into, us, in any such event pursuant to a transaction in which any outstanding Voting Stock of us or of such other person is converted into or exchanged for cash, securities or other property, other than any such transaction where the shares of our Voting Stock outstanding immediately prior to such transaction constitute, or are converted into or exchanged for, Voting Stock representing more than 50% of the combined voting power of the surviving person immediately after giving effect to such transaction; or

(4)	the adoption of a plan relating to our liquidation or dissolution.

Notwithstanding the foregoing, any holding company whose only significant asset is capital stock of us or any of our direct or indirect parent companies shall not itself be considered a “person” or “group” for purposes of clause (2) above.

The definition of Change of Control includes a phrase relating to the direct or indirect sale, lease, transfer, conveyance or other disposition of “all or substantially all” of our and our subsidiaries’ properties or assets taken as a whole. Although there is a limited body of case law interpreting the phrase “substantially all”, there is no precise established definition of the phrase under applicable law. Accordingly, the ability of a holder of the New Notes to require us to repurchase such holder’s notes as a result of a sale, lease, transfer, conveyance or other disposition of less than all of our and our subsidiaries’ assets taken as a whole to another person or group may be uncertain.

“Change of Control Repurchase Event” means the occurrence of a Ratings Downgrade on any date during the 60-day period (which period shall be extended so long as the rating of the New Notes of such series is under publicly announced consideration for a possible downgrade by any of the Rating Agencies) (the “trigger period”) after the earlier of (1) the occurrence of a Change of Control; or (2) public notice of the occurrence of a Change of Control or the intention by us to effect a Change of Control. Notwithstanding the foregoing, no Change of Control Repurchase Event will be deemed to have occurred in connection with any particular Change of Control unless and until such Change of Control has actually been consummated.

“Investment Grade” means a rating of Baa3 or better by Moody’s (or its equivalent under any successor rating categories of Moody’s); a rating of BBB- or better by S&P (or its equivalent under any successor rating categories of S&P); and the equivalent investment grade credit rating from any additional Rating Agency or Rating Agencies selected by us.

“Permitted Holder” means (i) Serge Godin; (ii) any of the spouse, children or other lineal descendants (whether adoptive or biological) of the individual named in clause (i) above; (iii) the probate estate or succession of any individuals named in clauses (i) and (ii) above; (iv) any revocable or irrevocable intervivos or testamentary trust created solely for the benefit of (A) any of the foregoing individuals named in clauses (i) and (ii) above, (B) any person all of the voting capital stock or voting capital securities of which is held, directly or indirectly, by, or for the benefit of, any of the foregoing individuals named in clauses (i) and (ii) above, and/or (C) any other revocable or irrevocable intervivos or testamentary trust created solely for the benefit of any of the foregoing individuals names in clauses (i) and (ii) above; and (v) any person all of the voting capital stock or voting capital securities of which is held, directly or indirectly, by, or for the benefit of, any of the foregoing individuals, probate estates, successions or trusts specified in clauses (i), (ii), (iii) and (iv) above.

“Rating Agency” means each of Moody’s and S&P; provided that, if any of Moody’s or S&P ceases to rate a series of New Notes or fails to make a rating of a series of New Notes publicly available for any reason that is beyond our control, we may select (as certified by a resolution of our board of directors) a “nationally recognized statistical rating organization” within the meaning of Rule 15c3-1(c)(2)(vi)(F) under the Exchange Act, as a replacement agency for Moody’s or S&P, or both of them, as the case may be, in respect of such series of New Notes.

“Ratings Downgrade” means the downgrading of a rating of New Notes of the applicable series by each of the Rating Agencies such that, following the downgrades, such notes are not rated Investment Grade by either Rating Agency. If a Rating Agency is not providing a rating for the applicable series of New Notes at the commencement of any trigger period, such notes will be deemed to have ceased to be rated Investment Grade by such Rating Agency during that trigger period.

“Voting Stock” of any specified “person” (as that term is used in Section 13(d)(3) of the Exchange Act) as of any date means the capital stock or capital securities of such person that is at the time entitled to vote generally in the election of the board of directors, managers or other members of the governing body of such person.

For the purposes of the foregoing definitions, the term “capital securities” shall mean, with respect to any person, all shares, interests, participations or other equivalents (however designated, whether voting or non-voting) of or in such person’s capital, whether now outstanding or issued after the date hereof, including common shares, preferred shares, membership interests in a limited liability company, limited or general partnership interests in a partnership or any other equivalent of such ownership interest.

The Change of Control Repurchase Event feature of the New Notes of a series may in certain circumstances make more difficult or discourage a sale or takeover of us and, thus, the removal of incumbent management. Subject to the limitations discussed below, we could, in the future, enter into certain transactions, including acquisitions, refinancings or other recapitalizations, that would not constitute a Change of Control Repurchase Event under the New Notes, but that could substantially increase the amount of indebtedness outstanding at such time or otherwise adversely affect our capital structure or credit ratings on the New Notes of such series.

We may not have sufficient funds to repurchase all the applicable New Notes upon a Change of Control Repurchase Event. See “Risk Factors—Risks Related to the New Notes—We may not be able to finance a change of control offer required by our credit agreements and the indenture governing the New Notes offered hereby, because we may not have sufficient funds at the time of the change of control.”

Certain Definitions

Set forth below is a summary of certain of the defined terms used in the indenture. We urge you to read the indenture for the full definition of all such terms.

“Attributable Debt” in respect of any Sale and Leaseback Transaction means, at the date of determination, the present value (discounted at the rate of interest implicit in the terms of the lease) of the obligation of the lessee for Net Rental Payments during the remaining term of the lease (including any period for which such lease has been extended or may, at the option of the lessor, be extended).

“Consolidated Net Tangible Assets” means the aggregate amount of assets (less applicable reserves and other properly deductible items) after deducting therefrom (1) all current liabilities (excluding any portion thereof constituting Funded Debt) and (2) all goodwill, trade names, trademarks, patents, unamortized debt discount and expense and other like intangibles, all as set forth on the most recent consolidated balance sheet of CGI and computed in accordance with IFRS.

“Exchange Act” means the United States Securities Exchange Act of 1934, as amended, or any successor statute or statutes thereto, and the rules and regulations of the United States Securities and Exchange Commission thereunder.

“Funded Debt” means, as applied to any person, all Indebtedness created or assumed by such person maturing after, or renewable or extendable at the option of such person beyond, 12 months from the date of creation thereof.

“IFRS” means generally accepted accounting principles in Canada in effect from time to time (including, for clarity and as applicable, International Financial Reporting Standards as issued by the International Accounting Standards Board), unless the person’s most recent audited or quarterly financial statements are not prepared in accordance with generally accepted accounting principles in Canada, in which case “IFRS” will mean generally accepted accounting principles in the United States in effect from time to time.

“Indebtedness” means, without duplication, all (i) obligations for borrowed money represented by notes, bonds, debentures or similar evidence of indebtedness, (ii) obligations for borrowed money evidenced by credit, loan or other like agreements, and (iii) obligations under any guarantee or indemnity in respect of the foregoing.

“Lien” means any mortgage, deed of trust, pledge, hypothec, lien, encumbrance, charge or security interest of any kind upon or with respect to any property of any kind, real or personal, moveable or immoveable, now owned or hereafter acquired.

“Material Subsidiary” means any Subsidiary the revenue of which for the 12 months ending at the end of the most recently completed fiscal year of such Subsidiary represent 10% or more of the revenue of CGI on a consolidated basis for the 12 months ending at the end of CGI’s most recently completed fiscal year, or the gross assets of which as at the end of the most recently completed fiscal year of such Subsidiary represent 10% or more of the gross assets of CGI on a consolidated basis as at the end of CGI’s most recently completed fiscal year, calculated in each case in accordance with IFRS.

“Moody’s” means Moody’s Investors Service, Inc. and any successors.

“Net Rental Payments” under any lease for any period means the sum of the rental and other payments required to be paid in such period by the lessee thereunder, excluding any amounts required to be paid by such lessee (whether or not designated as rental or additional rental) on account of maintenance and repairs, insurance, taxes, assessments, water rates or similar charges required to be paid by such lessee thereunder or any amounts required to be paid by such lessee thereunder contingent upon the amount of sales, maintenance and repairs, insurance, taxes, assessments, water rates or similar charges.

“Person” means any individual, corporation, partnership, joint venture, association, limited liability company, joint stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

“Property” means all or any portion of a Person’s property and assets, both immovable (real) and movable (personal), including for greater certainty any capital stock in any other Person.

“S&P” means S&P Global Ratings, a division of S&P Global, Inc., and any successors.

“Sale and Leaseback Transaction” means any arrangement with any Person providing for the leasing by CGI or any Subsidiary of any Property (whether such Property is now owned or hereafter acquired) that has been or is to be sold or transferred by CGI or such Subsidiary to such Person.

“Subsidiary” means, at any relevant time, any Person of which the voting shares or other interests carrying more than 50% of the outstanding voting rights attached to all outstanding voting shares or other interests are owned, directly or indirectly, by or for CGI and/or one or more Subsidiaries of CGI.

Certain Covenants

Limitation on liens

The indenture provides that we will not, and will not suffer or permit any of our Material Subsidiaries to, enter into or grant, create, assume or suffer to exist any Indebtedness secured by any Lien on any of their Property (other than Permitted Liens) without effectively providing that the New Notes will be secured equally and ratably with (or prior to) such secured Indebtedness, so long as such Indebtedness shall be so secured.

For purposes of the indenture, “Permitted Liens” shall mean the following:

(1)

Liens on Property or Indebtedness of any Person existing at the time such Person becomes our Material Subsidiary or created, incurred, issued or assumed in connection with the acquisition of any such Person;

(2)

Liens on any Property existing at the time of acquisition of such Property by CGI or any of its Material Subsidiaries, whether or not assumed by CGI or such Material Subsidiary; provided that no such Lien will extend to any other Property of CGI or any of its Material Subsidiaries;

(3)

Liens on all or any part of any Property (including any improvements or additions to improvements on a Property) hereafter acquired, developed, expanded or constructed by CGI or any of its Material Subsidiaries to secure the payment of all or any part of the purchase price, cost of acquisition or cost of development, expansion or construction of such Property or of improvements or additions to improvements thereon (or to secure any Indebtedness incurred by CGI or any of its Material Subsidiaries for the purpose of financing all or any part of the purchase price, cost of acquisition or cost of development, expansion or construction thereof or of improvements or additions to improvements thereon) created prior to, at the time of, or within 360 days after the later of, the acquisition, development, expansion or completion of construction (including construction of improvements or additions to improvements thereon), or commencement of full operation of such Property; provided that no such Lien will extend to any other Property of CGI or any of its Material Subsidiaries other than, in the case of any such construction, improvement, development, expansion or addition to improvement, all or any part of any other Property on which the Property so constructed, developed or expanded, or the improvement or addition to improvement, is located;

(4)	Liens on any Property of any of our Material Subsidiaries to secure Indebtedness owing by it to CGI or to another of our Material Subsidiaries;

(5)	Liens securing Indebtedness of CGI or any of its Material Subsidiaries outstanding on the initial issue date of the New Notes;

(6)

the extension, renewal or refinancing of any Permitted Lien, provided that the amount of Indebtedness so secured does not exceed the original amount of Indebtedness secured immediately prior to such extension, renewal or refinancing, plus an amount necessary to pay fees and expenses, including premiums, related to such extension, renewal or refinancing, and the Lien is not extended to any additional Property of CGI or its Material Subsidiaries;

(7)

Liens on the capital securities of Subsidiaries formed outside of the United States and Canada that may be designated by us as restricted subsidiaries under the terms of our existing or future Indebtedness and which may be granted in lieu of a guarantee by such Subsidiary in circumstances where such Subsidiary is either prevented from or limited in its ability to guarantee such Indebtedness; and

(8)

any transaction or series of transactions pursuant to which CGI or any of its Material Subsidiaries sells, transfers, disposes of, securitizes or enters into any other asset-backed financing of trade accounts receivable of or owing to CGI or any of its Subsidiaries, and any contract rights related thereto, in each case on customary terms for fair value as determined at the time of consummation in good faith by CGI.

In addition, we or any of our Material Subsidiaries may enter into or grant, create, assume or suffer to exist Indebtedness secured by a Lien without equally and ratably securing the New Notes if, when such secured Indebtedness is entered into or granted, created, assumed or exists and after giving effect thereto, the total amount of all outstanding secured Indebtedness (excluding Permitted Liens) plus the aggregate Attributable Debt relating to Sale and Leaseback Transactions incurred pursuant to clause (2) of the second paragraph of the covenant described under “—Limitation on sale and leaseback transactions” below does not exceed 20% of our Consolidated Net Tangible Assets.

Limitation on sale and leaseback transactions

The indenture provides that neither we nor any of our Material Subsidiaries may enter into any Sale and Leaseback Transactions involving any of our Property, unless either:

(1)	we or such Material Subsidiary would be entitled to incur Indebtedness secured by a Permitted Lien on such Property, or

(2)

within 180 days, we apply to the purchase of property or to the retirement of our Funded Debt an amount not less than the greater of (a) the net proceeds of the sale of the Property leased pursuant to the arrangement and (b) the fair market value of the Property so leased.

The above restriction on Sale and Leaseback Transactions does not apply to the following:

(1)

a Sale and Leaseback Transaction between us and a Material Subsidiary of CGI or between Material Subsidiaries of CGI, or that involves the taking back of a lease for a period of less than three years; or

(2)

if, at the time of the Sale and Leaseback Transactions, after giving effect to such transaction, the aggregate Attributable Debt relating to such transaction and all other Sale and Leaseback Transactions incurred pursuant to this clause (2) plus all outstanding secured Indebtedness (excluding Permitted Liens) does not exceed 20% of our Consolidated Net Tangible Assets.

Consolidation, amalgamation and merger and sale of assets

The indenture provides that we may not consolidate or amalgamate with or merge into or enter into any statutory arrangement with any other person, or, directly or indirectly, convey, transfer or lease all or substantially all our properties and assets to any person, unless:

•

the person formed by or continuing from such consolidation or amalgamation or into which we are merged or with which we enter into such statutory arrangement or the person which acquires or leases all or substantially all of our properties and assets is organized and existing under the laws of the United States, any state thereof or the District of Columbia or the laws of Canada or any province or territory thereof, or, if such consolidation, amalgamation, merger, statutory arrangement or other transaction would not impair the rights of the holders of the New Notes, in any other country, provided that if such successor person is organized under the laws of a jurisdiction other than the United States, any state thereof or the District of Columbia, or the laws of Canada or any province or territory thereof, the successor person assumes our obligations under the New Notes and the indenture to pay Additional Amounts, and, in connection therewith, for purposes of the provisions described in “—Payment of Additional Amounts” and “—Tax Redemption” below, the reference to such successor jurisdiction is added with “Canada” and “Canadian” in each place that “Canada” or “Canadian” appears therein;

•	the successor person expressly assumes or assumes by operation of law all of our obligations under the New Notes and under the indenture;

•

immediately before and after giving effect to such transaction, no event of default and no event which, after notice or lapse of time or both, would become an event of default, will have happened and be continuing; and

•	certain other conditions are met.

If, as a result of any such transaction, any of our Property becomes subject to a Lien, then, unless such Lien could be created pursuant to the indenture provisions described under “—Limitation on liens” above without equally and ratably securing the New Notes, we, simultaneously with (or prior to) such transaction, will cause the New Notes to be secured equally and ratably with (or prior to) the Indebtedness secured by such Lien.

In connection with such consolidation, amalgamation or merger or sale of assets in respect of the indenture or the New Notes, we shall deliver to the trustee an officers’ certificate and an opinion of counsel, each stating (i) that such consolidation, amalgamation or merger or sale of assets is authorized or permitted pursuant to the terms of the indenture or the New Notes, as applicable, and (ii) that all related conditions precedent to such consolidation, amalgamation or merger or sale of assets have been complied with.

Payment of Additional Amounts

All payments made by or on behalf of us under or with respect to the New Notes will be made free and clear of and without withholding or deduction for or on account of any present or future tax, duty, levy, impost, assessment or other governmental charge (including penalties, interest and other liabilities related thereto) imposed or levied by or on behalf of the Government of Canada or any province or territory thereof or by or on behalf of any other jurisdiction from or through which payment on any such notes is made or by any authority or agency therein or thereof having power to tax (hereinafter “Indemnified Taxes”), unless we are required to withhold or deduct Indemnified Taxes by law or by the interpretation or administration thereof by the relevant government authority or agency. If we are so required to withhold or deduct any amount for or on account of Indemnified Taxes from any payment made under or with respect to the New Notes, we will pay to each holder of notes as additional interest such additional amounts (“Additional Amounts”) as may be necessary so that the net amount received by each such holder after such withholding or deduction (and after deducting any Indemnified Taxes on such Additional Amounts) will not be less than the amount such holder would have received if such Indemnified Taxes had not been withheld or deducted. However, no Additional Amounts will be payable with respect to a payment made to a holder of notes (such holder, an “Excluded Holder”):

•

with which we do not deal at arm’s length (for the purposes of the Income Tax Act (Canada) (“Canadian Tax Act”)) at the time of the making of such payment, or where the holder is, or does not deal at arm’s length with any person that is, a “specified shareholder” of us for purposes of the thin capitalization rules in the Canadian Tax Act;

•

which is subject to such Indemnified Taxes by reason of the holder being a resident, domicile or national of, or engaged in business or maintaining a permanent establishment or other physical presence in or otherwise having some connection with Canada or any province or territory thereof or other applicable taxing jurisdiction or other applicable taxing jurisdiction otherwise than by the mere holding of the New Notes or the receipt of payments thereunder; or

•

which is subject to such Indemnified Taxes by reason of the holder’s failure to comply with any certification, identification, documentation or other reporting requirements if compliance is required by law, regulation, administrative practice or an applicable treaty as a precondition to exemption from, or a reduction in the rate of deduction or withholding of, such Indemnified Taxes; or

•

for or on account of any withholding or deduction imposed on a payment to a holder or beneficial owner pursuant to Sections 1471 to 1474 of the U.S. Internal Revenue Code of 1986, as amended (“FATCA”), or any successor version thereof, or any similar legislation imposed by any other governmental authority or any taxes or penalties that arise from the holder or beneficial owner’s failure to properly comply with its obligations under the Canada-United States Enhanced Tax Information Exchange Agreement Implementation Act (Canada) or any treaty, law or regulation or other official guidance enacted by Canada implementing FATCA or an intergovernmental agreement with respect to FATCA or any similar legislation imposed by any other governmental authority, including, for greater certainty, Part XVIII and Part XIX of the Canadian Tax Act.

We will also:

•	make such withholding or deduction; and

•	remit the full amount deducted or withheld to the relevant authority in accordance with applicable law.

We will furnish to the holders, within 60 days after the date the payment of any Indemnified Taxes is due pursuant to applicable law, certified copies of tax receipts or other documents evidencing such payment by us.

We will indemnify and hold harmless each holder (other than an Excluded Holder) and upon written request reimburse each such holder for the amount (excluding any Additional Amounts that have previously been paid by us) of:

•	any Indemnified Taxes so levied or imposed and paid by such holder as a result of payments made under or with respect to the New Notes;

•	any liability (including penalties, interest and expenses) arising therefrom or with respect thereto; and

•	any Indemnified Taxes imposed with respect to any reimbursement under the preceding two bullet points, but excluding any such Indemnified Taxes on such holder’s net income.

Wherever in the indenture there is mentioned, in any context, the payment of principal (and premium, if any), interest, if any, or any other amount payable under or with respect to a note, such mention will be deemed to include mention of the payment of Additional Amounts to the extent that, in such context, Additional Amounts are, were or would be payable in respect thereof.

Tax Redemption

The New Notes of a series will be subject to redemption at any time, in whole but not in part, at a redemption price equal to the principal amount thereof together with accrued and unpaid interest to, but not including, the date fixed for redemption, upon the giving of a notice as described below, if we determine that:

•

as a result of (A) any change in or amendment to the laws (or any regulations or rulings promulgated thereunder) of Canada (or the jurisdiction of organization of our successor) or of any political subdivision or taxing authority thereof or therein affecting taxation, or (B) any change in the official position regarding the application or interpretation of such laws, regulations or rulings by any legislative body, court, governmental agency or regulatory authority (including a holding by a court of competent jurisdiction), which change or amendment is announced or becomes effective on or after (i) September 9, 2021, or (ii) the date a party organized in a jurisdiction other than Canada or the United States becomes our successor, we or such successor, as applicable, have or will become obligated to pay, on the next succeeding date on which interest is due, Additional Amounts with respect to any New Notes of such series; or

•

on or after (i) September 9, 2021, or (ii) the date a party organized in a jurisdiction other than Canada or the United States becomes our successor, any action has been taken by any taxing authority of, or any decision has been rendered by a court of competent jurisdiction in, Canada (or the jurisdiction of organization of our successor) or any political subdivision or taxing authority thereof or therein, including any of those actions specified in the first bullet, whether or not such action was taken or such decision was rendered with respect to us or such successor, as applicable, or any change, amendment, application or interpretation will be officially proposed, which, in any such case, in the written opinion of our legal counsel, will result in our, or the successor, as applicable, becoming obligated to pay, on the next succeeding date on which interest is due, Additional Amounts with respect to any New Note of such series, and, in any such case, we, in our business judgment, determine that such obligation cannot be avoided by the use of reasonable measures available to us.

In the event that we elect to redeem the New Notes of a series pursuant to the provisions set forth in the preceding paragraph, we will deliver to the trustee an officers’ certificate, signed by two authorized officers, stating that we are entitled to redeem the New Notes of such series pursuant to their terms.

Notice of intention to redeem the New Notes of such series will be given not more than 60 nor less than 30 days prior to the date fixed for redemption and will specify the date fixed for redemption.

Provision of Financial Information

We will file with the trustee, within 15 days after we file them with the SEC, copies, which may be in electronic format, of our annual report and of the information, documents and other reports (or copies of such portions of any of the foregoing as the SEC may by rules and regulations prescribe) which we are required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act. Notwithstanding that we may not be required to remain subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act or otherwise report on an annual and quarterly basis on forms provided for such annual and quarterly reporting pursuant to rules and regulations promulgated by the SEC, we will continue to provide the trustee:

•	within 140 days after the end of each fiscal year, the information required to be contained in annual reports on Form 20-F, Form 40-F or Form 10-K, as applicable (or any successor form); and

•

within 60 days after the end of each of the first three fiscal quarters of each fiscal year, the information required to be contained in reports on Form 6-K or Form 10-Q, as applicable (or any successor form), which, in each case, regardless of applicable requirements will, at a minimum, contain such information required to be provided in annual or quarterly (as applicable) reports under the applicable laws of Canada or any province thereof to security holders of a corporation that is a reporting issuer domiciled in Quebec with securities listed on the Toronto Stock Exchange, whether or not we have any of our securities listed on such exchange.

Such information will be prepared in accordance with Canadian disclosure requirements and IFRS as applicable; provided, however, that we will not be obligated to file such reports with the SEC if the SEC does not permit such filings.

Delivery of such reports, information and documents to the trustee shall be for informational purposes only and the trustee’s receipt of such reports, information and documents shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including our compliance with any of our covenants under the indenture (as to which the trustee is entitled to rely exclusively on officers’ certificates). The trustee shall not be obligated to monitor or confirm, on a continuing basis or otherwise, our compliance with the covenants or with respect to any reports or other documents filed with the SEC.

Events of Default

The following are summaries of events of default under the indenture with respect to a series of New Notes:

(1)	default in the payment of any interest or Additional Amounts on any New Note of such series when such interest becomes due and payable, and such default is continued for 30 days;

(2)	default in the payment of the principal of (or premium, if any, on) any New Note of such series when it becomes due and payable;

(3)

default in the performance, or breach, of any of the covenants of the company in the indenture in respect of the New Notes of such series and described above under “—Consolidation, Amalgamation and Merger and Sale of Assets”;

(4)

default in the performance, or breach, of any other covenant of the company in the indenture in respect of the New Notes of such series, and such default or breach is continued for 60 days after written notice to us as provided in the indenture;

(5)

if an event of default (as defined in any indenture or instrument under which we or one of our Subsidiaries has at the time of the indenture or will thereafter have outstanding any Indebtedness) has occurred and is continuing, or CGI or any Subsidiary has failed to pay principal amounts with respect to such Indebtedness at maturity and such event of default or failure to pay has resulted in Indebtedness under such indentures or instruments being declared due, payable or otherwise being accelerated, in either event so that an amount in excess of US$100,000,000 will be or become due, payable and accelerated upon such declaration or prior to the date on which the same would otherwise have become due, payable and accelerated (the “accelerated indebtedness”), and such acceleration will not be rescinded or annulled, or such event of default or failure to pay under such indenture or instrument will not be remedied or cured, whether by payment or otherwise, or waived by the holders of such accelerated indebtedness, then (i) if the accelerated indebtedness will be as a result of an event of default which is not related to the failure to pay principal or interest on the terms, at the times, and on the conditions set out in any such indenture or instrument, it will not be considered an event of default for purposes of the indenture until 30 days after such Indebtedness has been accelerated, or (ii) if the accelerated indebtedness will occur as a result of such failure to pay principal or interest or as a result of an event of default which is related to the failure to pay principal or interest on the terms, at the times, and on the conditions set out in any such indenture or instrument, then (A) if such accelerated indebtedness is, by its terms, non-recourse to us or our Subsidiaries, it will not be considered an event of default for purposes of the indenture; or (B) if such accelerated indebtedness is recourse to us or our Subsidiaries, any requirement in connection with such failure to pay or event of default for the giving of notice or the lapse of time or the happening of any further condition, event or act under such other indenture or instrument in connection with such failure to pay principal or an event of default will be applicable together with an additional seven days before being considered an event of default for purposes of the indenture;

(6)

failure by CGI or any Subsidiary to pay final judgments entered by a court or courts of competent jurisdiction aggregating in excess of US$100,000,000, which judgments are not paid, discharged or stayed for a period of 60 days or more after such judgment becomes final and non-appealable; and

(7)	certain events of bankruptcy, insolvency or reorganization of CGI occur.

If an event of default with respect to a series of New Notes occurs and is continuing, unless the principal amount of all notes of such series will have already become due and payable, the trustee may, in its discretion, and will upon request in writing made by the holders of not less than 25% in aggregate principal amount of the outstanding notes of such series, declare by written notice to us as provided in the indenture, the principal amount of all notes of such series and all accrued interest thereon to be immediately due and payable. However, at any time after a declaration of acceleration with respect to the New Notes of such series has been made and before a judgment or decree for payment of the money due has been obtained, the holders of a majority in aggregate principal amount of the outstanding notes of such series may, under certain circumstances, rescind and annul such declaration.

In cases of default, the trustee is required to exercise those rights and powers vested in it by the indenture as a prudent person would exercise or use under the circumstances in the conduct of his own affairs. The trustee is not required to take any action under the indenture at the request of any holders of a series of notes unless the holders offer the trustee protection from expenses and liability satisfactory to the trustee (called an “indemnity”). If such indemnity is provided, the holders of a majority in aggregate principal amount of the outstanding notes of such series may direct the time, method and place of conducting any lawsuit or other formal legal action seeking any remedy available to the trustee and these majority holders may also direct the trustee to perform or exercise any trust or power granted to the trustee under the indenture with respect to the New Notes of such series.

No holder of notes of any series will have any right to institute any proceeding with respect to the indenture, or for the appointment of a receiver or a trustee or for any other remedy thereunder, unless:

(1)	such holder has previously given to the trustee written notice that an event of default has occurred with respect to the New Notes of such series;

(2)

the holders of at least 25% in aggregate principal amount of the outstanding notes of such series make a written request that the trustee take action because of the default, and such holder or holders offer an indemnity satisfactory to the trustee against the cost and other liabilities of taking that action; and

(3)

the trustee has not received from the holders of a majority in aggregate principal amount of the outstanding notes of such series a direction inconsistent with such request and has failed to take any action for 60 days after receipt of the above notice, request and direction.

However, such above-mentioned limitations do not apply to a suit instituted by the holder of a note for the enforcement of payment of the principal of, or any premium, if any, or interest on such note on or after the applicable due date specified in such note.

The trustee shall not be deemed to have knowledge or notice of the occurrence of any default or event of default, unless a responsible trust officer of the trustee shall have received written notice from us or a holder describing such default or event of default, and stating that such notice is a notice of default or event of default. The trustee may withhold notice of any continuing default from the holders of an applicable series notes (except a default in the payment of principal (or premium, if any) or interest, if any), if it determines in good faith that withholding notice is in the interest of the holders.

Every year we will furnish to the trustee a written statement of certain of our officers certifying that to their knowledge we are in compliance with the indenture and notes or, if not, specifying any known default.

Modification and Waiver

Modifications and amendments of the indenture may be made by us and the trustee with the consent of the holders of a majority in principal amount of the outstanding notes of each series issued under the indenture affected by such modification or amendment; provided, however, that no such modification or amendment may, without the consent of the holder of each outstanding note of such affected series:

•	change the stated maturity of the principal of (or premium, if any) or any installment of interest, if any, on such note;

•	change any of our obligations to pay Additional Amounts (except under certain circumstances provided in the indenture);

•	reduce the principal amount of (or premium, if any), or rate of interest, if any, on any such note;

•

reduce the amount of principal of any such note payable upon acceleration of the maturity thereof or the amount thereof provable in bankruptcy or adversely affect any right of repayment at the option of any holder of any such note;

•	change the place of payment;

•	change the currency of payment of principal of (or premium, if any) or interest, if any, on any such note;

•	adversely affect any right to convert or exchange any such note;

•

impair the contractual right of any holder to receive payment of principal of, premium, if any, and interest on such holder’s note on or after the due dates thereof or to institute suit for the enforcement of any payment on or with respect to such holder’s note;

•

reduce the percentage of aggregate principal amount of outstanding notes of such series, the consent of the holders of which is required for modification or amendment of the applicable indenture provisions or for waiver of compliance with certain provisions of the indenture or for waiver of certain defaults; or

•	modify any provisions of the indenture relating to the modification and amendment of the indenture or the waiver of past defaults of covenants except as otherwise specified in the indenture.

The holders of a majority in principal amount of the outstanding notes of a series may on behalf of the holders of all notes of such series waive, insofar as that series is concerned, compliance by us with certain restrictive provisions of the indenture. The holders of a majority in principal amount of outstanding notes of a series may waive any past default under the indenture with respect to such series, except a default in the payment of the principal of (or premium, if any) and interest, if any, on any New Note of such series or in respect of a provision which under the indenture cannot be modified or amended without the consent of the holder of each outstanding note of such series. The indenture or the New Notes of a series may be amended or supplemented, without the consent of any holder of such notes, in order to, among other things, cure any ambiguity or inconsistency or to make any change, in any case, that would not adversely affect any holder of such notes.

In connection with any modification, amendment, supplement or waiver in respect of the indenture or the New Notes, we shall deliver to the trustee an officers’ certificate and an opinion of counsel, each stating (i) that such modification, amendment, supplement or waiver is authorized or permitted pursuant to the terms of the indenture or the New Notes, as applicable, and (ii) that all related conditions precedent to such modification, amendment, supplement or waiver have been complied with.

Defeasance and Covenant Defeasance

The indenture provides that, at our option, we will be discharged from any and all obligations in respect of the outstanding notes of a series upon irrevocable deposit with the trustee, in trust, of money and/or U.S. government securities which will provide money in an amount sufficient in the opinion of a nationally recognized firm of financial advisers or independent chartered professional accountants as evidenced by a certificate of officers of the company delivered to the trustee to pay the principal of (and premium, if any) and interest, if any, on the outstanding notes of such series (hereinafter referred to as a “defeasance”) (except with respect to the authentication, transfer, exchange or replacement of notes or the maintenance of a place of payment and certain other obligations set forth in the indenture). Such trust may only be established if, among other things:

•

we have delivered to the trustee an opinion of counsel in the United States stating that (i) we have received from, or there has been published by, the United States Internal Revenue Service a ruling, or (ii) since the date of execution of the indenture, there has been a change in the applicable United States federal income tax law, in either case to the effect that the holders of the outstanding notes of such series will not recognize income, gain or loss for United States federal income tax purposes as a result of such defeasance and will be subject to United States federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance had not occurred;

•

we have delivered to the trustee an opinion of counsel in Canada or a ruling from the Canada Revenue Agency to the effect that the holders of the outstanding notes of such series will not recognize income, gain or loss for Canadian federal, provincial or territorial income or other Canadian tax purposes as a result of such defeasance and will be subject to Canadian federal, provincial or territorial income and other Canadian tax on the same amounts, in the same manner and at the same times as would have been the case had such defeasance not occurred (and for the purposes of such opinion, such Canadian counsel will assume that holders of the outstanding notes include holders who are not resident in Canada);

•	no event of default or event that, with the passing of time or the giving of notice, or both, will constitute an event of default will have occurred and be continuing on the date of such deposit;

•

we are not an “insolvent person” within the meaning of the Bankruptcy and Insolvency Act (Canada) on the date of such deposit and after the 91st day following the deposit, the trust funds will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally;

•	other customary conditions precedent are satisfied; and

•	we have delivered to the trustee an officer’s certificate and opinion of counsel in New York stating that all related conditions precedent to such discharge or defeasance have been complied with.

We may exercise our defeasance option notwithstanding our prior exercise of our covenant defeasance option described in the following paragraph if we meet the conditions described in the preceding paragraph at the time we exercise the defeasance option.

The indenture provides that, at our option, unless and until we have exercised our defeasance option described above with respect to the New Notes of the same series, we may omit to comply with the covenants described under “—Limitation on liens” and “—Limitation on sale and leaseback transactions”, and certain aspects of the covenant described under “—Consolidation, Amalgamation, Merger and Sale of Assets” and certain other covenants and such omission will not be deemed to be an event of default under the indenture and the outstanding notes upon irrevocable deposit with the trustee, in trust, of money and/or U.S. government securities which will provide money in an amount sufficient in the opinion of a nationally recognized firm of financial advisers or independent chartered professional accountants as evidenced by a certificate of officers of the company delivered to the trustee to pay the principal of (and premium, if any) and interest, if any, on the outstanding notes (hereinafter referred to as “covenant defeasance”). If we exercise our covenant defeasance option, the obligations under the indenture other than with respect to such covenants and the events of default other than with respect to such covenants will remain in full force and effect. Such trust may only be established if, among other things:

•

we have delivered to the trustee an opinion of counsel in the United States to the effect that the holders of the outstanding notes will not recognize income, gain or loss for United States federal income tax purposes as a result of such covenant defeasance and will be subject to United States federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such covenant defeasance had not occurred;

•

we have delivered to the trustee an opinion of counsel in Canada or a ruling from the Canada Revenue Agency to the effect that the holders of the outstanding notes will not recognize income, gain or loss for Canadian federal, provincial or territorial income or other Canadian tax purposes as a result of such covenant defeasance and will be subject to Canadian federal, provincial or territorial income and other Canadian tax on the same amounts, in the same manner and at the same times as would have been the case had such covenant defeasance not occurred (and for the purposes of such opinion, such Canadian counsel will assume that holders of the outstanding notes include holders who are not resident in Canada);

•	no event of default or event that, with the passing of time or the giving of notice, or both, will constitute an event of default will have occurred and be continuing on the date of such deposit;

•

we are not an “insolvent person” within the meaning of the Bankruptcy and Insolvency Act (Canada) on the date of such deposit and after the 91st day following the deposit, the trust funds will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally; and

•	other customary conditions precedent are satisfied.

Consent to Service

Under the indenture, CGI has irrevocably appointed CGI Technologies and Solutions Inc., 11325 Random Hills, Fairfax, VA 22030, as its authorized agent upon which process may be served in any suit or proceeding arising out of or relating to the indenture or the New Notes that may be instituted in any federal or New York state court located in the Borough of Manhattan, in the City of New York, or brought by the trustee (whether in its individual capacity or in its capacity as trustee under the indenture), and will irrevocably submit to the non-exclusive jurisdiction of such courts.

Discharge of the Indenture

We may satisfy and discharge our obligations under the indenture with respect to a series of notes by delivering to the trustee for cancellation all such outstanding notes or by depositing with the trustee or the paying agent, after such notes have become due and payable, whether at stated maturity, on any redemption date or otherwise, cash sufficient to pay all of the outstanding notes of such series and pay all other sums payable under the indenture by us with respect to such notes.

Governing Law

The indenture is and the New Notes will be governed by and construed in accordance with the laws of the State of New York.

Book-Entry Procedures for the Global Notes

Except as described below, we will initially issue the New Notes in the form of two or more registered New Notes in global form without coupons. We will deposit each global note on the date of the closing of this exchange offer with, or on behalf of, DTC in New York, New York, and register the New Notes in the name of DTC or its nominee, or will leave these notes in the custody of the trustee.

DTC Procedures

For your convenience, we are providing you with a description of the operations and procedures of DTC, the Euroclear System (“Euroclear”) and Clearstream Banking, S.A. (“Clearstream”). These operations and procedures are solely within the control of the respective settlement systems and are subject to changes by them.

We are not responsible for these operations and procedures and urge you to contact the system or its participants directly to discuss these matters.

DTC has advised us that it is a limited-purpose trust company created to hold securities for its participating organizations and to facilitate the clearance and settlement of transactions in those securities between its participants through electronic book-entry changes in the accounts of these participants. These direct participants include securities brokers and dealers, banks, trust companies, clearing corporations and other organizations. Access to DTC’s system is also indirectly available to other entities that clear through or maintain a direct or indirect custodial relationship with a direct participant. DTC may hold securities beneficially owned by other persons only through its participants and the ownership interests and transfers of ownership interests of these other persons will be recorded only on the records of the participants and not on the records of DTC.

DTC has also advised us that, in accordance with its procedures, upon deposit of the global notes, it will credit the accounts of the direct participants with an interest in the global notes, and it will maintain records of the ownership interests of these direct participants in the global notes and the transfer of ownership interests by and between direct participants.

DTC will not maintain records of the ownership interests of, or the transfer of ownership interests by and between, indirect participants or other owners of beneficial interests in the global notes. Both direct and indirect participants must maintain their own records of ownership interests of, and the transfer of ownership interests by and between, indirect participants and other owners of beneficial interests in the global notes.

Investors in the global notes may hold their interests in the New Notes directly through DTC if they are direct participants in DTC or indirectly through organizations that are direct participants in DTC. Investors in the global notes may also hold their interests in the New Notes through Euroclear and Clearstream if they are direct participants in those systems or indirectly through organizations that are participants in those systems. Euroclear and Clearstream will hold omnibus positions in the global notes on behalf of the Euroclear participants and the Clearstream participants, respectively, through customers’ securities accounts in Euroclear’s and Clearstream’s names on the books of their respective depositories. These depositories, in turn, will hold these positions in their names on the books of DTC. All interests in a global note, including those held through Euroclear or Clearstream, may be subject to the procedures and requirements of DTC. Those interests held through Euroclear or Clearstream may also be subject to the procedures and requirements of those systems.

The laws of some states require that some persons take physical delivery in definitive certificated form of the securities that they own. This may limit or curtail the ability to transfer beneficial interests in a global note to these persons. Because DTC can act only on behalf of direct participants, which in turn act on behalf of indirect participants and others, the ability of a person having a beneficial interest in a global note to pledge its interest to persons or entities that are not direct participants in DTC or to otherwise take actions in respect of its interest, may be affected by the lack of physical certificates evidencing the interests.

Except as described below, owners of interests in the global notes will not have New Notes registered in their names, will not receive physical delivery of New Notes in certificated form and will not be considered the registered owners or holders of these New Notes under the indenture for any purpose.

Payments with respect to the principal of and interest on any New Notes represented by a global note registered in the name of DTC or its nominee on the applicable record date will be payable by the trustee to or at the direction of DTC or its nominee in its capacity as the registered holder of the global note representing these notes under the indenture. Under the terms of the indenture, we and the trustee will treat the persons in whose names the New Notes are registered, including New Notes represented by global notes, as the owners of the New Notes for the purpose of receiving payments and for any and all other purposes whatsoever. Payments in respect of the principal and interest on global notes registered in the name of DTC or its nominee will be payable by the trustee to DTC or its nominee as the registered holder under the indenture. Consequently, none of CGI, the trustee or any of our agents or the trustee’s agents has or will have any responsibility or liability for:

(1)

any aspect of DTC’s records or any direct or indirect participant’s records relating to, or payments made on account of, beneficial ownership interests in the global notes or for maintaining, supervising or reviewing any of DTC’s records or any direct or indirect participant’s records relating to the beneficial ownership interests in any global note; or

(2)	any other matter relating to the actions and practices of DTC or any of its direct or indirect participants.

DTC has advised us that its current practice, upon receipt of any payment in respect of securities such as the New Notes, including principal and interest, is to credit the accounts of the relevant participants with the payment on the payment date, in amounts proportionate to their respective holdings in the principal amount of beneficial interest in the security as shown on its records, unless it has reason to believe that it will not receive payment on the payment date. Payments by the direct and indirect participants to the beneficial owners of interests in the global note will be governed by standing instructions and customary practice and will be the responsibility of the direct or indirect participants and will not be the responsibility of DTC, the trustee or us.

Neither we nor the trustee will be liable for any delay by DTC or any direct or indirect participant in identifying the beneficial owners of the New Notes, and both we and the trustee may conclusively rely on, and will be protected in relying on, instructions from DTC or its nominee for all purposes, including with respect to the registration and delivery, and the respective principal amounts, of the New Notes.

Transfers between participants in DTC will be effected in accordance with DTC’s procedures, and will be settled in same day funds, and transfers between participants in Euroclear and Clearstream will be effected in accordance with their respective rules and operating procedures.

Cross-market transfers between the participants in DTC, on the one hand, and Euroclear or Clearstream participants, on the other hand, will be effected through DTC in accordance with DTC’s rules on behalf of Euroclear or Clearstream, as the case may be, by its respective depositary; however, such cross-market transactions will require delivery of instructions to Euroclear or Clearstream, as the case may be, by the counterparty in such system in accordance with the rules and procedures and within the established deadlines (Brussels time) of such system. Euroclear or Clearstream, as the case may be, will, if the transaction meets its settlement requirements, deliver instructions to its respective depositary to take action to effect final settlement on its behalf by delivering or receiving interests in the relevant global note in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Euroclear participants and Clearstream participants may not deliver instructions directly to the depositories for Euroclear or Clearstream.

DTC has advised us that it will take any action permitted to be taken by a holder of New Notes only at the direction of one or more participants to whose account DTC has credited the interests in the global notes and only in respect of the portion of the aggregate principal amount of the New Notes as to which the participant or participants has or have given that direction. However, if there is an event of default with respect to the New Notes, DTC reserves the right to exchange the global notes for legended notes in certificated form and to distribute them to its participants.

Although DTC, Euroclear and Clearstream have agreed to these procedures to facilitate transfers of interests in the global notes among participants in DTC, Euroclear and Clearstream, they are under no obligation to perform or to continue to perform these procedures and may discontinue them at any time. None of CGI, the trustee or any of our or the trustee’s agents will have any responsibility for the performance by DTC, Euroclear or Clearstream or their direct or indirect participants of their respective obligations under the rules and procedures governing their operations.

Exchanges of Book-Entry Notes for Certificated Notes

A global note will be exchangeable for definitive notes in registered certificated form if:

(1)

DTC notifies us that it is unwilling or unable to continue as depository for the global notes or has ceased to be a clearing agency registered under the Exchange Act and, in each case, we fail to appoint a successor depository within 120 days;

(2)	we are required by law to exchange global notes for definitive notes and we deliver a written notice to the trustee to such effect; or

(3)	there shall have occurred and be continuing an event of default with respect to the New Notes.

In all cases, certificated notes delivered in exchange for any global note or beneficial interests in a global note will be registered in the name, and issued in any approved denominations, requested by or on behalf of DTC, in accordance with its customary procedures.

Exchange of Certificated Notes for Book-Entry Notes

Initial Notes issued in certificated form may be exchanged for beneficial interests in the global note.

Same Day Settlement

We expect that the interests in the global notes will be eligible to trade in DTC’s Same-Day Funds Settlement System. As a result, secondary market trading activity in these interests will settle in immediately available funds, subject in all cases to the rules and procedures of DTC and its participants. We expect that secondary trading in any certificated notes will also be settled in immediately available funds.

Because of time zone differences, the securities account of a Euroclear or Clearstream participant purchasing an interest in a global note from a participant in DTC will be credited, and any such crediting will be reported to the relevant Euroclear or Clearstream participant, during the securities settlement processing day (which must be a business day for Euroclear and Clearstream) immediately following the settlement date of DTC. DTC has advised us that cash received in Euroclear or Clearstream as a result of sales of interests in a global note by or through a Euroclear or Clearstream participant to a participant in DTC will be received with value on the settlement date of DTC but will be available in the relevant Euroclear or Clearstream cash account only as of the business day for Euroclear or Clearstream following DTC’s settlement date.

Payment

Payment of principal, interest and premium, if any, shall be made to the Holders of global notes through DTC in accordance with DTC’s applicable procedures, as described above. Payment of principal, interest and premium, if any, shall be made to Holders of certificated notes by wire transfer of immediately available funds to the accounts specified by the Holders of the certificated notes or, if no such account is specified, by mailing a check to each such Holder’s registered address.

PLAN OF DISTRIBUTION

Each broker-dealer who holds Initial Notes that are transfer restricted securities that were acquired for its own account as a result of market-making activities or other trading activities (other than transfer restricted securities acquired directly from us or any of our affiliates), may exchange such transfer restricted securities under the exchange offer.

Each broker-dealer that receives New Notes for its own account pursuant to the exchange offer in exchange for Initial Notes acquired by such broker-dealer as a result of market making or other trading activities may be deemed to be an “underwriter” within the meaning of the U.S. Securities Act and, therefore, must deliver a prospectus meeting the requirements of the U.S. Securities Act in connection with any resales, offers to resell or other transfers of the New Notes received by it in connection with the exchange offer. Accordingly, each such broker-dealer must acknowledge that it will deliver a prospectus meeting the requirements of the U.S. Securities Act in connection with any resale of such New Notes. By acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the U.S. Securities Act. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of New Notes received in exchange for Initial Notes where such Initial Notes were acquired as a result of market-making activities or other trading activities. We have agreed that, for a period of 180 days after the expiration of this exchange offer, we will make this prospectus, as amended or supplemented, available to any broker-dealer for use in connection with any such resale.

We will not receive any proceeds from any sale of New Notes by broker-dealers. New Notes received by broker-dealers for their own account pursuant to the exchange offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the New Notes or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer and/or the purchasers of any such New Notes. Any broker-dealer that resells New Notes that were received by it for its own account pursuant to the exchange offer and any broker or dealer that participates in a distribution of such New Notes may be deemed to be an “underwriter” within the meaning of the U.S. Securities Act and any profit of any such resale of New Notes and any commissions or concessions received by any such persons may be deemed to be underwriting compensation under the U.S. Securities Act. The letter of transmittal states that, by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the U.S. Securities Act.

This prospectus does not qualify the New Notes for public distribution under the securities laws of any province or territory of Canada.

The New Notes will constitute a new issue of securities with no established trading market. We do not intend to apply to list any New Notes on any securities exchange or any automated quotation system.

U.S. FEDERAL INCOME TAX CONSIDERATIONS

The following is a general discussion of certain material U.S. federal income tax consequences relevant to the exchange of Initial Notes for New Notes pursuant to the exchange offer and the ownership and disposition of the New Notes by certain U.S. Holders, as defined below. This discussion is not a complete analysis or listing of all of the possible tax consequences of such transactions and does not address all tax considerations that might be relevant to you in light of your personal circumstances.

This discussion is limited to the U.S. federal income tax consequences to persons who are beneficial owners of the Initial Notes or New Notes and who hold the Initial Notes, and will hold the New Notes, as capital assets within the meaning of Section 1221 of the U.S. Internal Revenue Code of 1986, as amended (the “Code”). This discussion does not address the U.S. federal income tax consequences to investors subject to special treatment under the U.S. federal income tax laws, such as: dealers in securities or foreign currency; brokers; traders that mark-to-market their securities; tax-exempt entities; qualified retirement plans, individual retirement accounts and other tax-deferred accounts; banks; financial institutions; thrifts; insurance companies; persons that hold the Initial Notes and will hold the New Notes as part of a “straddle”, as part of a “hedge” against currency risk, or as part of a “conversion transaction;” U.S. Holders that have a “functional currency” other than the U.S. dollar; regulated investment companies; real estate investment trusts; expatriates and former long-term residents of the United States; persons subject to the alternative minimum tax; partnerships; other pass-through entities; investors in pass-through entities that hold the Initial Notes and will hold New Notes; and persons required for U.S. federal income tax purposes to conform the timing of income accruals with respect to their notes to their financial statements under Section 451 of the Code.

This discussion does not describe any tax consequences arising out of the tax laws of any state, local or non-U.S. jurisdiction, or any possible applicability of the U.S. federal gift or estate tax law.

If an entity or arrangement that is treated as a partnership or other pass-through entity for U.S. federal income tax purposes is a beneficial owner of the Initial Notes or New Notes, the tax treatment of an equity owner of such entity will generally depend upon the status of such owner and the activities of the entity. If you are an equity owner of a partnership or other pass-through entity for U.S. federal income tax purposes that will acquire the New Notes, you are urged to consult your own tax advisors regarding the U.S. federal income tax consequences of acquiring, owning, and disposing of the New Notes.

This summary is based upon existing provisions of the Code, final, temporary, and proposed Treasury Regulations thereunder, and current administrative rulings and practice, judicial decisions, and interpretations of the foregoing, all as in effect on the date hereof. All of the foregoing are subject to change, possibly on a retroactive basis, and any such change could affect the continuing validity of this discussion. This discussion is not binding on the U.S. Internal Revenue Service (the “Service”) and we have not sought and will not seek any rulings from the Service regarding the matters discussed below. There can be no assurance that the Service will not take positions that are different from those discussed below or that a U.S. court will not sustain such a challenge.

The following discussion is for general information only and is not intended to be, nor should it be construed to be, legal or tax advice to any holder or prospective holder of the Initial Notes or New Notes and no opinion or representation with respect to the U.S. federal income tax consequences to any such holder or prospective holder is made.

YOU ARE URGED TO CONSULT YOUR OWN TAX ADVISORS CONCERNING THE APPLICATION OF U.S. FEDERAL INCOME, MEDICARE, ESTATE AND GIFT TAX LAWS, TO YOUR PARTICULAR CIRCUMSTANCES AS WELL AS ANY TAX CONSEQUENCES ARISING UNDER THE LAWS OF ANY STATE, LOCAL, NON-U.S. OR OTHER TAXING JURISDICTION OR UNDER ANY APPLICABLE TAX TREATY.

U.S. Holders

For purposes of the following discussion, a “U.S. Holder” is a beneficial owner of an Initial Note or New Note that is, for U.S. federal income tax purposes:

•	an individual who is a citizen or resident of the United States;

•	a corporation (or other entity treated as a corporation for U.S. federal income tax purposes) created or organized under the laws of the United States, any state thereof, or the District of Columbia;

•	an estate whose income is includible in gross income for U.S. federal income tax purposes regardless of its source; or

•

a trust, if (i) a U.S. court is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust or (ii) it has a valid election in effect under applicable Treasury Regulations to be treated as a U.S. person.

The Exchange Offer

The exchange of Initial Notes for New Notes pursuant to the exchange offer should not constitute a taxable exchange for U.S. federal income tax purposes because the New Notes should not be considered to differ materially from the Initial Notes. Accordingly, U.S. Holders who exchange their Initial Notes for New Notes in connection with the exchange offer should not recognize any taxable gain or loss as a result of such exchange and any such U.S. Holder will have the same tax basis and holding period in the New Notes as it had in the Initial Notes immediately before the exchange. You are urged to consult your own tax advisors regarding the particular U.S. federal, state, local, non-U.S. and other tax law consequences of exchanging your Initial Notes for New Notes in connection with the exchange offer.

Contingent payments

As described under the headings “Description of the New Notes—Change of Control Repurchase Event” and “Description of the New Notes—Optional Redemption” in certain circumstances, additional payments may be made with respect to the New Notes in excess of the stated principal and interest. It is possible that our obligation to make additional payments on the New Notes could implicate the provisions of Treasury Regulations relating to “contingent payment debt instruments.” If the New Notes were characterized as contingent payment debt instruments, you might, among other things, be required to accrue interest income at a higher rate than the stated interest rate on the New Notes and to treat any gain recognized on the sale or other disposition of a note as ordinary income rather than as capital gain.

We intend to take the position that the likelihood of additional payments on the New Notes is remote or incidental, and thus, that the New Notes should not be treated as contingent payment debt instruments. Our determination that these contingencies are remote or incidental is binding on you unless you disclose your contrary position in the manner required by applicable Treasury Regulations. Our determination, however, is not binding on the Service, and if the Service were to challenge this determination, you might be required to treat income realized on the taxable disposition of a note before the resolution of the contingencies as ordinary income rather than capital gain. If a contingency occurs, it would affect the amount and timing of the income that you recognize. If any contingent amounts are in fact paid, you will be required to recognize such amounts as income.

The remainder of this disclosure assumes that our determination that the contingencies are remote or incidental is correct. The Treasury Regulations applicable to contingent payment debt instruments have not been the subject of authoritative interpretation, however, and the scope of the regulations is not certain. You are urged to consult your own tax advisors regarding the possible application of the contingent payment debt instrument rules to the New Notes.

Payments of interest

You will be taxed on qualified stated interest (as defined below) on your note as ordinary income at the time it accrues or is received, in accordance with your method of accounting for U.S. federal income tax purposes. In addition to interest on the New Notes, you will be required to include in income any additional amounts we may pay to cover any Canadian taxes withheld from interest payments. As a result, you may be required to include more interest in gross income than the amount of cash you actually receive.

The term “qualified stated interest” generally means stated interest that is unconditionally payable at least annually at a single fixed rate (or at certain qualifying floating rates). Stated interest on the Notes will be treated as qualified stated interest.

Interest paid on the New Notes will generally constitute foreign source income and, for purposes of computing the U.S. foreign tax credit, generally will be considered either “passive category income.” You may be entitled to deduct or claim a U.S. foreign tax credit for Canadian withholding taxes (if any) withheld from interest payments on the New Notes, subject to applicable limitations in the Code. The rules governing the U.S. foreign tax credit are complex, and you are urged to consult your tax advisor regarding the availability of claiming a U.S. foreign tax credit under your particular circumstances.

Original issue discount

It is not expected that the New Notes will be issued with original issue discount (“OID”). If, however, the stated redemption price at maturity of a note exceeds its issue price by more than a de minimis amount, you will be required to treat such excess amount as OID, which is treated for U.S. federal income tax purposes as accruing over the term of the note as interest income to you in accordance with a constant yield method based on a compounding of interest before the receipt of cash payments attributable to this income. Your adjusted tax basis in a note would be increased by the amount of any OID included in your gross income. In compliance with Treasury Regulations, if we determine that the New Notes have OID, we will provide certain information to the Service and/or you that is relevant to determining the amount of OID in each accrual period.

Sale, exchange, redemption, retirement or other taxable disposition of the New Notes

Upon the sale, exchange, redemption, retirement or other taxable disposition of a note, you generally will recognize gain or loss in an amount equal to the difference between (i) the sum of cash plus the fair market value of any property received on such disposition (other than any amount received that is attributable to accrued but unpaid interest not previously included in income, which will be taxable as ordinary interest income), and (ii) your adjusted tax basis in the note at the time of sale, exchange, redemption, retirement or other taxable disposition. Your adjusted tax basis in a note generally will be the amount that you paid for the note. Gain or loss recognized on the sale, exchange, redemption, retirement or other taxable disposition of a note generally will constitute capital gain or loss and will be long-term capital gain or loss if you have held the note for more than one year. Non-corporate U.S. Holders may be entitled to reduced rates of U.S. federal income taxation on net long-term capital gains. The deductibility of capital losses is subject to limitations.

Gain or loss on the sale, exchange, redemption, retirement or other taxable disposition of a note generally will be treated as U.S. source income or loss for U.S. federal income tax purposes and for purposes of computing the U.S. foreign tax credit allowable to you, unless such gain or loss is attributable to an office or other fixed place of business outside of the United States and certain other conditions are met.

Additional tax on unearned income

Certain U.S. Holders that are individuals, estates and trusts are required to pay 3.8 percent tax on “net investment income” (or in the case of an estate or trust, “undistributed net investment income”), which generally includes, among other things, interest on, and capital gains from the sale or other disposition of the New Notes, subject to certain limitations and exceptions. You are urged to consult your own tax advisors regarding the applicability of this additional tax to your ownership and disposition of the New Notes.

Information reporting and backup withholding

Payments of interest on a note made within the United States (including payments made by wire transfer from outside the United States to an account you maintain in the United States) and a payment of the proceeds from the sale, exchange, redemption, retirement or other taxable disposition of a note effected at a U.S. office of a broker generally will be subject to information reporting. Backup withholding, currently at the rate of 24%, will generally apply if you (a) fail to furnish your correct taxpayer identification number (generally on an IRS Form W-9), (b) furnish an incorrect taxpayer identification number, (c) are notified by the Service that you have previously failed to report properly items subject to backup withholding, (d) fail to certify, under penalty of perjury, that you have furnished your correct taxpayer identification number and that the Service has not notified you that you are subject to backup withholding, or (e) otherwise fail to comply with the applicable requirements of the backup withholding rules. If you are a corporation or a person that is not a U.S. person, you may be exempt from information reporting and backup withholding requirements, provided that you establish your exemption by certifying your status on the appropriate IRS Form W-8 or IRS Form W-9 (or a successor form), as applicable.

Backup withholding is not an additional U.S. federal income tax. Any amounts withheld under the U.S. backup withholding rules will be allowed as a credit against your U.S. federal income tax liability, if any, or will be refunded to the extent it exceeds such liability, if you furnish required information to the Service in a timely manner.

THE U.S. FEDERAL INCOME TAX DISCUSSION SET FORTH ABOVE IS INCLUDED FOR GENERAL INFORMATION ONLY AND MAY NOT BE APPLICABLE DEPENDING UPON YOUR PARTICULAR SITUATION. YOU ARE URGED TO CONSULT YOUR OWN TAX ADVISOR WITH RESPECT TO THE TAX CONSEQUENCES TO YOU OF THE EXCHANGE OF INITIAL NOTES FOR NEW NOTES INCLUDING THE TAX CONSEQUENCES UNDER STATE, LOCAL, NON-U.S. AND OTHER TAX LAWS AND THE POSSIBLE EFFECTS OF CHANGES IN U.S. OR OTHER TAX LAWS.

CANADIAN FEDERAL INCOME TAX CONSIDERATIONS

In this summary of Canadian federal income tax considerations, a reference to “notes” includes Initial Notes and New Notes by reference unless the context otherwise requires.

The following is, as of the date hereof, a summary of certain material Canadian federal income tax considerations generally applicable to holders of Initial Notes who, as beneficial owners, exchange Initial Notes for New Notes pursuant to the exchange offer and who, at all relevant times, for the purposes of the Income Tax Act (Canada) (the “Canadian Tax Act”) and any applicable income tax treaty or convention (i) are not, and are not deemed to be, resident in Canada, (ii) hold the notes as capital property, (iii) are entitled, as beneficial owners, to receive all payments made in respect of the notes (including all principal and interest), (iv) deal at arm’s length with CGI, any subsidiary or successor thereof, the initial purchasers, and with any transferees resident in Canada to whom the holders dispose of notes, (v) are neither “specified shareholders” of CGI nor persons who do not deal at arm’s length with “specified shareholders” of CGI for purposes of the “thin capitalization” rules contained in the Canadian Tax Act, (vi) do not use or hold, and are not deemed to use or hold, the notes in, or in connection with, a trade or business carried on, or deemed to be carried on, in Canada, (vii) are not insurers that carry on an insurance business in Canada and elsewhere within the meaning of the Canadian Tax Act and (viii) are not “authorized foreign banks” as defined in the Canadian Tax Act. Holders who satisfy all of the foregoing requirements are referred to as “Holder” or “Holders” in this summary of Canadian federal income tax considerations, and this summary only addresses such Holders.

This summary is based upon the current provisions of the Canadian Tax Act and the regulations thereunder and on our understanding of the current published administrative and assessing practices and policies of the Canada Revenue Agency. This summary takes into account all specific proposals to amend the Canadian Tax Act and the regulations thereunder publicly announced by or on behalf of the Minister of Finance (Canada) prior to the date hereof (the “Proposed Amendments”). However, no assurance can be given that the Proposed Amendments will be enacted as proposed or at all. This summary is not exhaustive of all Canadian federal income tax considerations and, except as mentioned above, does not take into account or anticipate any change in the law or any change in the administrative or assessing practices and policies of the Canada Revenue Agency whether by legislative, regulatory, administrative or judicial action. This summary does not take into account foreign (i.e. non-Canadian) tax considerations or Canadian local, provincial or territorial tax considerations, which may vary significantly from the Canadian federal income tax considerations described herein.

The exchange of the Initial Notes for the New Notes by a Holder pursuant to the exchange offer should not, in and of itself, give rise to capital gain or loss for the purposes of the Canadian Tax Act as the New Notes will have terms substantially identical to the terms of the Initial Notes (with certain exceptions as noted under “Summary of Terms of the New Notes” under “Summary of Terms of the Exchange Offer” in the prospectus summary), evidence the same continuing indebtedness as the Initial Notes and not constitute new indebtedness.

Under the Canadian Tax Act, interest, principal or premium, if any, paid or credited, or deemed to be paid or credited, by the Company to a Holder on the notes, and any proceeds of disposition received by a Holder on the disposition of a note including on redemption or repayment at maturity, will be exempt from Canadian withholding tax. No other taxes on income (including taxable capital gains) will be payable under the Canadian Tax Act by a Holder on interest, principal, discount or premium, or on the proceeds received by a Holder on the disposition of a note including on redemption or payment on maturity, solely as a consequence of the acquisition, holding or disposition (including on redemption or repayment at maturity) of the notes.

Each of these summaries under the sections “U.S. Federal Income Tax Considerations” and “Canadian Federal Income Tax Considerations” is of a general nature only and is not intended to be, and should not be construed to be, legal or tax advice to any particular holder, (including a “Holder” as defined above), and no representation is made with respect to the tax consequences to any particular holder. Accordingly, all holders should consult their own tax advisors for advice with respect to the tax considerations relevant to them having regard to their particular circumstances.

EXPERTS

The consolidated financial statements of the Company as at September 30, 2021 and 2020 and for each of the years then ended and management’s assessment of the effectiveness of internal control over financial reporting (which is included in management’s report on internal control over financial reporting) as of September 30, 2021 included in this prospectus have been so included in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

LEGAL MATTERS

Certain legal matters relating to U.S. law will be passed upon for us by Paul, Weiss, Rifkind, Wharton & Garrison LLP, New York, NY. Certain legal matters relating to Canadian law will be passed upon for us by Fasken Martineau DuMoulin LLP, Montréal, Quebec.

As of the date of this prospectus, the partners and associates of Fasken Martineau DuMoulin LLP, as a group, own directly or indirectly, less than 1% of each class of outstanding securities of the Company.

DOCUMENTS FILED AS PART OF THE REGISTRATION STATEMENT

The following documents have been filed with the SEC as part of the registration statement of which this prospectus is a part:

•	The documents listed as being incorporated by reference in this prospectus under the heading “Incorporation of Certain Documents by Reference”;

•	The indenture relating to the Notes;

•	The registration rights agreement relating to the Initial Notes;

•	Consent of counsel;

•	Consent of auditors of CGI;

•	Powers of attorney (included on the signature pages of the registration statement);

•	The statement of eligibility of the trustee on Form T-1;

•	The form of letter of transmittal; and

•	The form of notice of guaranteed delivery.

PART II

INFORMATION NOT REQUIRED TO BE DELIVERED TO

OFFEREES OR PURCHASERS

Indemnification of Directors and Officers

Under the Business Corporations Act (Quebec) (the “QBCA”), the Registrant must indemnify a director or officer of the Registrant, a former director or officer of the Registrant, a mandatary, or any other person who acts or acted at the Registrant’s request as a director or officer of another group, against all costs, charges and expenses reasonably incurred in the exercise of their functions, including an amount paid to settle an action or satisfy a judgment, or arising from any investigative or other proceeding in which the person is involved if (1) the person acted with honesty and loyalty in the interest of the Registrant or, as the case may be, in the interest of the other group for which the person acted as director or officer or in a similar capacity at the Registrant’s request; and (2) in the case of a proceeding that is enforced by a monetary penalty, the person had reasonable grounds for believing that his or her conduct was lawful. The Registrant must also advance moneys to such a person for the costs, charges and expenses of a proceeding referred to above. In the event that a court or any other competent authority judges that the conditions set out in (1) and (2) are not fulfilled, the Registrant may not indemnify the person and the person must repay to the Registrant any moneys advanced for such purposes. Furthermore, the Registrant may not indemnify such person if the court determines that the person has committed an intentional or gross fault. In such a case, the person must repay to the Registrant any moneys advanced. The Registrant may also, with the approval of the court, in respect of an action by or on behalf of it or any other group as referred to above, against such a person, advance the necessary moneys to the person or indemnify the person against all costs, charges and expenses reasonably incurred by the person in connection with the action, if the person fulfills the conditions set out in this paragraph.

In addition to the provisions of the QBCA, pursuant to the Registrant’s by-laws it may subscribe, for the benefit of its current or former directors or officers or any other person who has assumed or shall assume any liability on behalf of the Registrant or any corporation controlled by the Registrant, to insurance covering the liability such persons incur for having acted in such capacity, with the exception of liability arising out of such persons’ own negligence or personal fault separable from the performance of such persons’ duties.

The Registrant maintains insurance policies relating to certain liabilities that its directors and officers may incur in such capacity.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the Registrant pursuant to the foregoing provisions, the Registrant has been informed that in the opinion of the U.S. Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

II-1

EXHIBITS

Exhibit No.	Description

1.1*	Form of Letter of Transmittal.

1.2*	Form of Notice of Guaranteed Delivery.

2.1*	Registration Rights Agreement dated as of September 14, 2021 among CGI Inc. and J.P. Morgan Securities LLC, Scotia Capital (USA) Inc., TD Securities (USA) LLC, HSBC Securities (USA) Inc., PNC Capital Markets LLC, CIBC World Markets Corp., National Bank of Canada Financial Inc., RBC Capital Markets, LLC, BMO Capital Markets Corp., Citigroup Global Markets Inc., SG Americas Securities, LLC, BNP Paribas Securities Corp. and Credit Agricole Securities (USA) Inc.

4.1	Annual information form of the Registrant for the fiscal year ended September 30, 2021 (incorporated by reference to Exhibit 99.1 of the Registrant’s Form 40-F filed with the Securities and Exchange Commission on December 17, 2021 (Commission File No. 000-29716, the “Form 40-F”)).

4.2	Management’s discussion and analysis of the Registrant for the fiscal years ended September 30, 2021 and 2020, dated November 10, 2021 (incorporated by reference to Exhibit 99.3 of the Form 40-F).

4.3	Audited annual consolidated financial statements, and the related notes thereto, of the Registrant for the fiscal years ended September 30, 2021 and 2020, the related management’s report on internal control over financial reporting, and the report of independent registered public accounting firm thereon (incorporated by reference to Exhibit 99.2 of the Form 40-F).

4.4	Management’s discussion and analysis of the Registrant for the three and six months ended March 31, 2022 and 2021 (incorporated by reference to Exhibit 99.1 of the Registrant’s Form 6-K, furnished to the Commission on April 27, 2022).

4.5	Interim condensed consolidated financial statements (unaudited), and the related notes thereto, of the Registrant for the three and six months ended March 31, 2022 and 2021 (incorporated by reference to Exhibit 99.2 of the Registrant’s Form 6-K, furnished to the Commission on April 27, 2022).

4.6	Management proxy circular of the Registrant dated December 7, 2021 for the annual meeting of shareholders held on February 2, 2022 (incorporated by reference to Exhibit 99.2 of the Registrant’s Form 6-K, furnished to the Commission on December 17, 2021).

5.1**	Consent of PricewaterhouseCoopers LLP.

5.2*	Consent of Fasken Martineau DuMoulin LLP, Canadian counsel to the Registrant.

6.1*	Powers of Attorney (included on the signature pages of this Registration Statement on Form F-10).

7.1*	Indenture, dated as of September 14, 2021 between CGI Inc., as issuer, and Computershare Trust Company, N.A., as trustee.

7.2*	Statement of Eligibility of the Trustee of Form T-1.

107*	Filing Fee Table.

*	Previously filed
**	Filed herewith

II-2

PART III

UNDERTAKING AND CONSENT TO SERVICE OF PROCESS

Item 1. Undertaking

The Registrant undertakes to make available, in person or by telephone, representatives to respond to inquiries made by the Commission staff, and to furnish promptly, when requested to do so by the Commission staff, information relating to the securities registered pursuant to this Form F-10 or to transactions in said securities.

Item 2. Consent to Service of Process

(a) Concurrently with the initial filing of this Registration Statement on Form F-10, the Registrant filed with the Commission a written irrevocable consent and power of attorney on Form F-X.

(b) Any change to the name or address of the agent for service of the Registrant shall be communicated promptly to the Commission by amendment to Form F-X referencing the file number of the Registration Statement.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on this Amendment No. 1 to the Registration Statement and has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Montreal, Province of Quebec, Country of Canada on this 4th day of May, 2022.

CGI INC.

By:	/s/ George D. Schindler
Name: George D. Schindler
Title: President and Chief Executive Officer

POWERS OF ATTORNEY

Pursuant to the requirements of the Securities Act, this Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ George D. Schindler George D. Schindler	President and Chief Executive Officer and Director (Principal Executive Officer)	May 4, 2022

/s/ François Boulanger François Boulanger	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	May 4, 2022

* Steve Perron	Senior Vice President and Corporate Controller (Principal Accounting Officer)	May 4, 2022

* Serge Godin	Founder and Executive Chairman of the Board and Director	May 4, 2022

* Julie Godin	Co-Chair of the Board, Executive Vice-President, Strategic Planning and Corporate Development and Director	May 4, 2022

* André Imbeau	Founder and Advisor to the Executive Chairman of the Board and Director	May 4, 2022

Signature	Title	Date

* Alain Bouchard	Director	May 4, 2022

* George A. Cope	Director	May 4, 2022

* Paule Doré	Director	May 4, 2022

* Gilles Labbé	Director	May 4, 2022

* Michael B. Pedersen	Director	May 4, 2022

* Stephen S. Poloz	Director	May 4, 2022

* Mary G. Powell	Director	May 4, 2022

* Alison C. Reed	Director	May 4, 2022

* Michael E. Roach	Director	May 4, 2022

* Kathy N. Waller	Director	May 4, 2022

* Joakim Westh	Director	May 4, 2022

* Frank Witter	Director	May 4, 2022

*By: /s/ George D. Schindler Name: George D. Schindler Title: Attorney-in-fact

AUTHORIZED REPRESENTATIVE

Pursuant to the requirements of Section 6(a) of the Securities Act, the undersigned has signed this Amendment No. 1 to the Registration Statement, solely in the capacity of the duly authorized representative of CGI Inc. in the United States, on this 4th day of May, 2022.

CGI TECHNOLOGIES AND SOLUTIONS INC.

By:	/s/ Benoit Dubé
Name: Benoit Dubé
Title: Executive Vice-President, Legal and Economic Affairs, and Corporate Secretary